SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to Rule 14a-12

    WESBANCO, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WESBANCO, INC.

One Bank Plaza

Wheeling, West Virginia 26003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held

April 21, 2010

TO THE STOCKHOLDERS OF WESBANCO, INC.:

The Annual Meeting of the Stockholders of Wesbanco, Inc. will be held in the Glessner Auditorium at Wilson Lodge, Oglebay Resort and Conference Center, Wheeling, West Virginia, 26003, on Wednesday, April 21, 2010, at 12:00 Noon E.D.T.

The purposes of the meeting are as follows:

(1) To elect six persons to the Board of Directors to serve for a term of three years.

(2) To consider and vote upon the proposal to amend the Wesbanco, Inc. Incentive Bonus, Option and Restricted Stock Plan and to increase the authorized shares for issuance under the Plan.

(3) To consider and vote upon the shareholder proposal described in the attached Proxy Statement.

(4) To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends a vote in favor of the director nominees, for the proposal to amend the incentive plan and increase the authorized shares for issuance under the plan and against the shareholder proposal listed as Item (3) in this Notice. The holders of the common stock of Wesbanco as of the close of business on March 8, 2010 are entitled to vote at the meeting.

You are requested to sign and date the enclosed form of Proxy and return it in the enclosed postage-paid envelope at your earliest convenience. As indicated in the accompanying Proxy Statement, proxies may be revoked at any time prior to the voting thereof. Alternatively, if you hold shares of Wesbanco common stock directly in your name, you may vote over the Internet or by telephone by following the instructions set forth in the Proxy Card.

By order of the Board of Directors.

LARRY G. JOHNSON

Secretary

Wheeling, West Virginia

March 16, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 21, 2010.

THIS PROXY STATEMENT AND THE 2009 ANNUAL REPORT TO STOCKHOLDERS

ARE AVAILABLE AT

www.wesbanco.com

INDEX

PROXY STATEMENT

i

PROXY STATEMENT

OF

WESBANCO, INC.

One Bank Plaza

Wheeling, West Virginia 26003

ANNUAL MEETING OF STOCKHOLDERS

APRIL 21, 2010

This statement is furnished to the stockholders of Wesbanco, Inc. (the “Corporation”) in connection with the solicitation of proxies to be used in voting at the annual meeting of the stockholders of the Corporation (the “Annual Meeting”), which will be held in the Glessner Auditorium at Wilson Lodge, Oglebay Resort and Conference Center, Wheeling, West Virginia, 26003, at 12:00 Noon E.D.T. on Wednesday, April 21, 2010. This statement is first being mailed to the stockholders on or about March 16, 2010.

The Corporation is the parent company and the holder of all of the outstanding shares of the capital stock of Wesbanco Bank, Inc. (the “Bank”), Wheeling, West Virginia. The Corporation also maintains two other operating subsidiaries, namely, Wesbanco Securities, Inc., St. Clairsville, Ohio, and Wesbanco Insurance Services, Inc., Shinnston, West Virginia.

Proxies

The proxies are solicited by the Board of Directors of the Corporation, and the cost thereof is being borne by the Corporation. Employees and Directors of the Corporation and its subsidiaries may follow up on this written solicitation by telephone or other methods of communication.

Proxies may be revoked by the stockholders who execute them at any time prior to the exercise thereof by a later dated proxy, by written notice to the Corporation, or by appearing in person and voting at the Annual Meeting. Unless so revoked, the shares represented by all proxies will be voted, by the persons named in the proxies, at the Annual Meeting and all adjournments thereof, in accordance with the specifications set forth therein, or, absent such specifications, in accordance with the discretion of the holders of such proxies.

As an alternative to submitting the enclosed proxy, stockholders who hold shares directly in their name may vote over the Internet or by telephone by following the instructions set forth on the Proxy Card.

Delivery of Proxy Materials to Households

Annually, the Corporation mails to each registered stockholder at a shared address, not previously notified, a separate notice of its intention to household proxy materials. Beneficial stockholders (those who hold common shares through a financial institution, broker or other record holder) are notified of the householding process by the record holder. Those registered and beneficial stockholders who are eligible and have not opted-out (as defined below) of the householding process will receive one copy of the Corporation’s Annual Report to Stockholders for the year 2009 and one copy of this Proxy Statement. A separate proxy card and a separate notice of the meeting of stockholders will continue to be included for each account at the shared address.

Registered stockholders who reside at a shared household and who would like to receive a separate Annual Report and/or a separate Proxy Statement (to “opt-out”), or have questions regarding the householding process, may contact the Corporation’s transfer agent and registrar by calling (888) 294-8217 or forwarding a written request addressed to Computershare Investor Services LLC, P.O. Box 2388, Chicago, IL 60690. Promptly upon request, a separate Annual Report and/or separate Proxy Statement will be sent. By contacting the transfer agent, registered stockholders sharing an address can also request delivery of a single copy of annual reports or proxy statements if they are receiving multiple copies. Beneficial stockholders should contact their brokers, financial institutions, or other record holder for specific information on the householding process as it applies to those accounts.

Stock Outstanding and Voting Rights

The authorized capital stock of the Corporation consists of 50,000,000 shares of common stock with a par value of $2.0833 per share (the “Common Stock”), and 1,000,000 shares of preferred stock without par value. Of the 50,000,000 shares of authorized Common Stock, as of March 8, 2010, there were 26,567,653 shares issued and outstanding.

On December 5, 2008, the Corporation entered into a Letter Agreement (the “Purchase Agreement”) with the United States Department of the Treasury (the “Treasury”), pursuant to which the Corporation agreed to issue and sell (i) 75,000 shares of the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 439,282 shares of the Corporation’s Common Stock for an aggregate purchase price of $75,000,000 in cash. The Series A Preferred Stock has a liquidation preference of $1,000 per share. The Series A Preferred Stock was repurchased by the Corporation from the Treasury on September 9, 2009 and is no longer outstanding. The Warrant was likewise repurchased by the Corporation from the Treasury on December 23, 2009 and is no longer outstanding.

The authorized shares of preferred stock of the Corporation may be issued in one or more classes or series with such preferences and voting rights as the Board of Directors may fix in the resolution providing for the issuance of such shares. The issuance of shares of preferred stock could affect the relative rights of the Common Stock. Depending upon the exact terms, limitations and relative rights and preferences, if any, of the shares of preferred stock as determined by the Board of Directors of the Corporation at the time of issuance, the holders of preferred stock may be entitled to a higher dividend rate than that paid on the Common Stock, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation and dissolution of the Corporation, redemption rights, rights to convert their preferred stock into shares of Common Stock, and voting rights which would tend to dilute the voting control of the Corporation by the holders of the Corporation’s Common Stock.

A quorum is required to conduct business at the Annual Meeting. A majority of the outstanding shares of the Corporation present in person or represented by proxy constitutes a quorum. Abstentions, votes withheld and shares represented by broker non-votes are counted in determining whether a quorum is present.

Stockholders of record as of the close of business on March 8, 2010, will be entitled to vote at the Annual Meeting. Each stockholder will be entitled to one vote for each share of Common Stock held as of the record date, as shown by the records of the transfer agent. Cumulative voting in the election of Directors is permitted by West Virginia statutory provisions, and the exercise of that right is not subject to any condition precedent. Each stockholder is entitled to as many votes as shall equal the number of his shares of Common Stock multiplied by the number of Directors to be elected within each class, and the stockholder may cast all of such votes for a single Director or distribute them among two or more Directors. The nominees receiving the highest number of votes in each class – six in the class of 2013 – will be elected as Directors of the Corporation. Proxies marked as abstaining (including proxies containing broker non-votes) will not be counted as votes either “for” or “against” any matters coming before the Annual Meeting. Cumulative voting is not permitted with respect to the shareholder proposal, approval of which would require that the number of votes favoring the proposal exceed the votes cast opposing the proposal.

Beneficial Owners of More than 5% of the Common Stock of the Corporation

WesBanco Trust and Investment Services, the Trust Department of the Bank, Bank Plaza, Wheeling, West Virginia, 26003, is a holder or beneficial owner of more than 5% of the Common Stock of the Corporation. As of March 8, 2010, 1,678,648 shares of the Common Stock of the Corporation, representing 6.32% of the total shares outstanding, were held in various capacities in the Trust Department. Of these shares, the Bank does not have voting control of 937,511 shares, representing 3.53% of the shares outstanding, has partial voting control of 15,151 shares, representing 0.06% of the shares outstanding, and has sole voting control of 725,986 shares, representing 2.73% of the shares outstanding.

Based solely on a Schedule 13G filed on February 10, 2010, Dimensional Fund Advisors, LP (“Dimensional”) has indicated that it may be the beneficial owner of 7.48% of the shares outstanding of the Corporation’s Common Stock in light of its furnishing investment advice to four investment companies and serving as investment manager to certain other commingled group trusts and separate accounts which own the shares since it possesses investment and/or voting power over the shares. Dimensional, however, disclaimed beneficial ownership of the shares.

Based solely on a Schedule 13G filed on January 20, 2010, BlackRock, Inc. (“BlackRock”) has indicated that it may be the beneficial owner of 5.33% of the shares outstanding of the Corporation’s Common Stock held in various affiliated funds and trust accounts for the economic benefit of the beneficiaries of those accounts.

The following table lists each stockholder known to the Corporation to be the beneficial owner of more than 5% of the Corporation’s Common Stock as of March 8, 2010, as more fully described above:

Title of Class	Name & Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common	Wesbanco Trust and Investment Services One Bank Plaza Wheeling, WV 26003	1,678,648	*	6.32%

Common	Dimensional Fund Advisors, LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	1,986,214	*	7.48%

Common	BlackRock Inc. 40 East 52nd Street New York, NY 10022	1,415,218	*	5.33%

*	Nature of beneficial ownership more fully described in text immediately preceding table.

Ownership of Securities by Directors, Nominees and Officers

The following table sets forth the number of shares of the Corporation’s Common Stock beneficially owned by each nominee, each continuing director and each named executive officer of the Corporation, and all of its executive officers and directors as a group as of March 8, 2010. There is no other class of voting securities issued and outstanding.

Name of Beneficial Owner	Sole Voting and Investment Authority		Shared Voting and/or Investment Authority		Percent of Class
James E. Altmeyer	10,007				*
Ray A. Byrd (Nominee)	10,991	(1)			*
R. Peterson Chalfant	51,785		46,489	(2)	*
R. E. Coffman, Jr. (Former Executive Officer)	9,542	(3)			*
Christopher V. Criss (Nominee)	52,634	(4)	117,669	(5)	*
Robert M. D’Alessandri (Nominee)	1,476				*
Abigail M. Feinknopf	16,500		129,601	(6)	*
John W. Fisher, II	1,882	(7)			*
Ernest S. Fragale	68,841	(8)			*
James C. Gardill (Nominee)	46,761	(9)	600	(10)	*
John D. Kidd	181,583	(11)			*
Vaughn L. Kiger (Nominee)	24,016	(12)	1,365	(13)	*
Robert E. Kirkbride	4,866	(14)			*
D. Bruce Knox	65,389	(15)	262,619	(16)	1.23%
Paul M. Limbert (Executive Officer)	91,177	(17)			*
Jay T. McCamic	15,082	(18)	129,601	(19)	*
F. Eric Nelson, Jr.	23,364	(20)	5,661	(21)	*
Dennis G. Powell (Executive Officer)	9,338	(22)			*
Jerome B. Schmitt (Executive Officer)	37,875	(23)			*
Henry L. Schulhoff (Nominee)	96,101	(24)	5,721	(25)	*
Joan C. Stamp	19,825	(26)			*
Neil S. Strawser (Nominee)	25,134	(27)	42,175	(28)	*
Reed J. Tanner (Nominee)	8,574	(29)	2,622	(30)	*
Bernard P. Twigg (Executive Officer)	7,537	(31)			*
Donald P. Wood	16,242	(32)			*
Robert H. Young (Executive Officer)	20,267	(33)			*
All Directors and Officers as a group (30 persons)	1,080,680		744,123		6.87%

*	Beneficial ownership does not exceed one percent (1%).
(1)	Includes 8,452 shares held for Mr. Byrd’s benefit in a Rabbi Trust established under the WesBanco, Inc. Deferred Compensation Plan.
(2)	Includes 23,000 shares held in the Clyde Chalfant GST Trust for the benefit of R. Peterson Chalfant and 23,489 shares held in the Mary Peterson Chalfant GST Trust for the benefit of R. Peterson Chalfant.
(3)	Includes options to purchase 2,000 shares which are vested in the WesBanco Key Executive Incentive Bonus & Option Plan, and 4,056 shares held in the WesBanco KSOP.
(4)	Includes 6,933 shares held for Mr. Criss’ benefit in a Rabbi Trust established under the WesBanco, Inc. Deferred Compensation Plan.
(5)	Shares held by Atlas Towing Company, in which Mr. Criss owns a substantial interest and serves as an officer and director.
(6)	Shares held in trust for the benefit of Ms. Feinknopf.
(7)	Includes 339 shares held by Mr. Fisher’s wife, Susan V. Fisher.
(8)	Includes 3,555 shares held for Mr. Fragale’s benefit in a Rabbi Trust established under the WesBanco, Inc. Deferred Compensation Plan and 1,941 shares held in the WesBanco KSOP.

(9)	Includes 17,706 shares held in an IRA account for Mr. Gardill. Also includes 12,957 shares held by Mr. Gardill’s wife, Linda T. Gardill, and 4,276 shares held in her IRA account.
(10)	Shares held in a Profit Sharing Plan for Phillips, Gardill, Kaiser & Altmeyer, PLLC for the benefit of Mr. Gardill.
(11)	Includes 155,122 shares in Trust A and 22,287 shares in Trust B of the John D. Kidd Trust dated October 14, 2007.
(12)	Includes 12,420 shares held in an IRA account for Mr. Kiger. Mr. Kiger’s wife, Meredith Kiger, is the owner of an additional 1,592 shares for which Mr. Kiger disclaims beneficial ownership.
(13)	Shares held by Mr. Kiger as custodian for his children.
(14)	Includes 4,378 shares held for Mr. Kirkbride’s benefit in a Rabbi Trust established under the WesBanco, Inc. Deferred Compensation Plan.
(15)	Includes 1,982 shares held in an IRA account for Mr. Knox’s benefit.
(16)	Shares held in the G. L. Knox Irrevocable Life Insurance Trust in which Mr. Knox serves as Trustee.
(17)	Includes options to purchase 68,000 shares which are vested in the WesBanco Key Executive Incentive Bonus & Option Plan, and 6,350 shares held in the WesBanco KSOP.
(18)	Includes 4,791 shares held in trust by Mr. McCamic’s wife, Jimmie Ann McCamic.
(19)	Shares held in trust for the benefit of Mr. McCamic.
(20)	Includes 300 shares held by Mr. Nelson’s children.
(21)	Shares held by O & G, Inc., in which Mr. Nelson is a partner.
(22)	Includes options to purchase 6,500 shares which are vested in the WesBanco Key Executive Incentive Bonus & Option Plan, and 138 shares held in the WesBanco KSOP.
(23)	Includes options to purchase 26,133 shares which are vested n the WesBanco Key Executive Incentive Bonus & Option Plan, and 5,921 shares held in the WesBanco KSOP.
(24)	Includes 8,991 shares held by Mr. Schulhoff’s wife, Cathleen C. Schulhoff, and 510 shares held for Mr. Schulhoff’s benefit in a Rabbi Trust established under the WesBanco, Inc. Deferred Compensation Plan. Also included are options to purchase 7,600 shares.
(25)	Shares held by Schulhoff & Co., in which Mr. Schulhoff serves as an officer.
(26)	Includes 10,696 shares held in Mrs. Stamp’s trust at WesBanco Bank, Inc.
(27)	Shares held in a custodial IRA over which Mr. Strawser exercises voting authority.
(28)	Shares held in the Linda L. Strawser Trust for which Mr. Strawser is Trustee.
(29)	Includes 5,054 shares held for Mr. Tanner’s benefit in a Rabbi Trust established under the WesBanco, Inc. Deferred Compensation Plan.
(30)	Includes 477 shares held in trust in which Mr. Tanner has a beneficial interest. He is also Co-Trustee of his brother’s family trust which holds 2,145 shares for which Mr. Tanner disclaims beneficial ownership.
(31)	Includes options to purchase 6,833 shares which are vested in the WesBanco Key Executive Incentive Bonus & Option Plan, and 294 shares held in the WesBanco KSOP.
(32)	Includes options to purchase 2,512 shares.
(33)	Includes options to purchase 18,225 shares which are vested in the WesBanco Key Executive Incentive Bonus & Option Plan, and 2,042 shares held in the WesBanco KSOP.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Act”) requires the Corporation’s officers, directors, and persons who own more than 10% of a registered class of the Corporation’s equity securities, to file reports of ownership and changes in ownership with the Securities & Exchange Commission (the “SEC”). Officers, directors and greater than 10% stockholders are required to furnish the Corporation with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of Forms 3, 4 and 5 received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that, during the calendar year 2009, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were fulfilled, except for one transaction by Vaughn L. Kiger who bought 74 shares on January 30, 2009, and failed to timely file a Form 4.

The Corporation is required to report late filings.

Transactions With Directors and Officers

Transactions with Related Persons

The Corporation generally considers credit relationships with directors and/or their affiliates to be immaterial and as not impairing the director’s independence so long as the terms of the credit relationship are similar to other comparable borrowers. The Corporation uses the following guidelines to determine the impact of a credit relationship on a director’s independence. The Corporation presumes that extensions of credit which comply with Federal Reserve Regulation O to be consistent with director independence. In other words, the Corporation does not consider normal, arms’ length credit relationships entered into in the ordinary course of business to negate a director’s independence.

Regulation O requires such loans to be made on substantially the same terms, including interest rates and collateral, and following credit-underwriting procedures that are no less stringent than those prevailing at the time for comparable transactions by the Bank with other persons. Such loans also may not involve more than the normal risk of repayment or present other unfavorable features. Additionally, no event of default may have occurred (that is, such loans are not disclosed as non-accrual, past due, restructured, or potential problems). The Board of Directors must review any credit to a director or his or her related interests that has become criticized in order to determine the impact that such classification has on the director’s independence. In addition, the Corporation does not consider independent any director who is also an executive officer of a company to which the Corporation has extended credit unless such credit meets the substantive requirements of Regulation O.

Vaughn L. Kiger, a Director of the Corporation, leases two parcels of real estate to the banking subsidiary of the Corporation on which the Bank operates a drive-in facility. The leases predate Mr. Kiger’s election to the Board and were executed by a predecessor bank acquired by the Corporation. The rental income payable annually on the two parcels combined is approximately $37,232.

James C. Gardill, Director and Chairman of the Corporation, is a member of Phillips, Gardill, Kaiser & Altmeyer, PLLC, which serves as the Corporation’s primary outside legal counsel. H. Brann Altmeyer is also a member of Phillips, Gardill, Kaiser & Altmeyer, PLLC. Mr. Altmeyer is the brother of James E. Altmeyer, a Director of the Corporation. Fees aggregating $1,032,455 were paid to the law firm for legal services rendered to the Corporation and its affiliates during the year. From time to time, the firm of Schrader, Byrd & Companion, PLLC, of which Ray A. Byrd, a Director of the Corporation, is a member, performs services for the Corporation. From time to time, the law firm of McCamic, Sacco, Pizzuti & McCoid, PLLC, of which Jay T. McCamic, a Director of the Corporation, is a member, performs services for the Corporation. It is contemplated that these firms will be retained to perform legal services during the current year.

Several directors have been appointed to the Board and subsequently nominated for election pursuant to acquisition and merger related agreements. Ms. Feinknopf and Mr. McCamic were appointed to the Board pursuant to the merger agreement with American Bancorporation. Under the terms of the agreement, the Corporation has agreed to include Ms. Feinknopf and Mr. McCamic as recommended nominees until each has served at least a full three year term, which obligation has been satisfied as to both. Mr. Schulhoff was appointed to the Board pursuant to the merger agreement with Winton Financial Corporation. Under the terms of the Winton agreement, the Corporation has agreed to include Mr. Schulhoff as a recommended nominee until he has served at least a full three year term, which obligation has been satisfied. Nominees and incumbent directors, John D. Kidd, D. Bruce Knox, Donald P. Wood and Neil S. Strawser, were appointed to the Board pursuant to the merger agreement with Oak Hill Financial, Inc. Under the terms of the agreement, the Corporation has agreed to include them as recommended nominees until they have each served at least a full three year term.

Policies and Procedures for Approval of Related Party Transactions

The Corporation recognizes that related party transactions can present potential or actual conflicts of interest and create the appearance that corporate decisions are based on considerations other than the best interests of the Corporation and its shareholders. Therefore, the Board of Directors has adopted a formal, written policy with respect to related party transactions.

For the purpose of the policy, a “related party transaction” is a transaction in which the Corporation participates and in which any related party has a direct or indirect material interest, other than (i) transactions available to all employees or customers generally, (ii) transactions involving less than $120,000 when aggregated with all similar transactions, or (iii) loans made by the Bank in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and not involving more than the normal risk of collectability or presenting other unfavorable features.

Under the policy, any related party transaction must be reported to the Audit Committee and may be consummated or may continue only (i) if the Audit Committee, or Chairman thereof acting between meetings, approves or ratifies such transaction and if the transaction is on terms comparable to those that could be obtained in arm’s length dealing with an unrelated third party, (ii) if the transaction involves compensation that has been approved by the Compensation Committee, or (iii) if the transaction has been approved by the disinterested members of the Board of Directors. The Audit Committee may approve or ratify the related party transaction only if the Committee determines that, under all of the circumstances, the transaction is in the best interests of the Corporation.

The current policy was formalized and adopted in February, 2007, and subsequently revised on August 7, 2008. All related party transactions since January 1, 2009, which were required to be reported in this Proxy Statement, were approved by either the Audit Committee or the Compensation Committee of the Board of Directors.

Election of Directors

The Board of Directors of the Corporation is divided into three classes, as nearly equal in number as the numerical membership of the Board will permit the members of such classes to serve staggered terms of three years each. The Bylaws permit the Board to determine each year the number of Directors up to a maximum of thirty-five, and the Board of Directors has determined that the Board shall consist of nineteen members, and has fixed the number of Directors to be elected to the Board of Directors at the forthcoming meeting at six persons to serve for a term of three years which will expire at the annual stockholders meeting in 2013.

The Corporation and its banking subsidiary, the Bank, maintain separate boards but the directors of the Corporation also serve as directors of the banking subsidiary.

There are no family relationships among the directors, nominees or executive officers of the Corporation, except that Abigail M. Feinknopf is the sister of Jay T. McCamic. A majority of the Corporation’s directors are independent as defined in Nasdaq listing standards. The Board has determined that all of the directors and nominees are independent as that term is defined under the Nasdaq definition, except for Abigail M. Feinknopf, Jay T. McCamic, Paul M. Limbert, James C. Gardill, John D. Kidd and D. Bruce Knox.

Accordingly, the following persons have been nominated for election to the Board:

Nominees

A. Directors Whose Term of Office Will Expire at the Annual Stockholders Meeting in 2013

Name	Age	Year First Elected Director	Position
Christopher V. Criss	53	1992	Director
Robert M. D’Alessandri, MD	64	2007	Director
James C. Gardill	63	2007	Chairman of the Board
Vaughn L. Kiger	65	2004	Director
Henry L. Schulhoff (1)	66	2005	Director
Neil S. Strawser (2)	67	2007	Director

(1)	Mr. Schulhoff was appointed to the Board pursuant to the provisions of the Corporation’s merger agreement with Winton Financial Corporation which agreement required the election of one director to serve at least a full three year term on the Board of Directors, which obligation has been met.
(2)	Mr. Strawser was appointed to the Board pursuant to the provisions of the Corporation’s merger agreement with Oak Hill Financial, which agreement required the nomination of four directors to serve at least a full three year term on the Board of Directors of the Corporation.

Additional Information

For each director named above, the particular experience, qualification, attributes or skills that led the Board to conclude that he or she should serve as a director:

CHRISTOPHER V. CRISS has served on the Board of Directors of the Corporation since July 17, 1992. He currently serves as a member and Chairman of the Audit Committee, a member of the Executive Committee, the Nominating Committee and the Compensation Committee of the Board of Directors. Mr. Criss has been President and Chief Executive Officer of Atlas Towing Co since 1984. Mr. Criss has previous bank board experience, having served on the Board of Directors of Mountain State Bank. He formerly served on the Board of Directors of a regional hospital and an insurance company and has served in an executive capacity with several family owned businesses. Mr. Criss has an accounting background and has extensive business management experience. He also represents significant shareholder interests and the geographical market of Parkersburg which is a significant market for the Corporation. His diversified business and accounting background, management experience and long term active participation on the Board make him a valuable member of the Board and qualify him to serve.

ROBERT M. D’ALESSANDRI, M.D. has served on the Board of Directors of the Corporation since April 18, 2007 and has extensive experience as an executive officer in the health care industry. He is a graduate of Fordham University and New York Medical College, a Fellow of the American College of Physicians and a diplomat of the American Board of Internal Medicine. He has served as the CEO, President and Dean of the Commonwealth Medical College in Scranton, Pennsylvania since 2007. He was formerly Vice President for Health Services at West Virginia University and President of the Blanchette Rockefeller Neurosciences Institute from 2004 until 2007. Previously, he served as Dean of the School of Medicine from 1989 to 2004. Dr. D’Alessandri is a frequent speaker, lecturer and author. He also serves on various councils and committees, including the Association of American Medical Colleges and the American Hospital Association. Dr. D’Alessandri has extensive experience as an executive officer, experience in the public sector, having worked for a public educational institution and, thus, brings a varied and diverse background to the Board. In addition, Dr. D’Alessandri has prior experience as a bank board director, having served on the Board of Directors of Vandalia National Corporation and its wholly owned subsidiary, The National Bank of West Virginia. His experience in a highly regulated industry and his years of experience in administration in the public sector make him a valuable member of our Board in helping establish policy in a highly regulated environment such as banking and qualifies him to serve.

JAMES C. GARDILL currently serves as Chairman of the Corporation and is a member of the Executive Committee and he has served in his current term as a member of the Board of Directors since April 18, 2007. Mr. Gardill previously served on the Board of Directors from April of 1980 until April of 2003, during which time he served as Chairman of the Corporation from April of 1990 until April of 2003. Mr. Gardill is a lawyer and the managing member of Phillips, Gardill, Kaiser & Altmeyer, PLLC. Mr. Gardill has represented the Corporation since 1973 and has served as general counsel to the Corporation since 1984. Mr. Gardill has also represented the Corporation in all of its acquisitions over the years and has extensive experience in corporate, commercial and fiduciary matters. Mr. Gardill has also served as an adjunct lecturer at the College of Law of West Virginia University in banking law courses and he has lectured and written on numerous commercial law matters. Mr. Gardill has also served on the boards of directors of profit and nonprofit corporations in several industries, including health care and manufacturing. Mr. Gardill has also served as Chairman of a number of boards, committees and commissions, both in the for-profit and non-profit sector. Mr. Gardill’s extensive experience in corporate governance, commercial law, trust and fiduciary matters and customer relationships through his private practice positions him to be able to provide valuable advice and counsel to the Corporation. His long tenure with the Corporation gives him an excellent regulatory background and historical perspective in advising the Corporation and in serving as an outside chairman and qualifies him to serve.

VAUGHN L. KIGER has served on the Board of Directors of the Corporation since February 19, 2004 and currently serves on the Executive Committee, the Compensation Committee, the Nominating Committee and the Loan Review Committee and Personnel Committee of the Bank. Mr. Kiger is President of Old Colony Realtors, Morgantown, West Virginia, where he has worked in the real estate business in excess of 40 years. He is a member of the West Virginia Real Estate Commission, and a former member and past Chairman of the West Virginia University Board of Governors. Mr. Kiger is a graduate of West Virginia University and the Realtors Institute at the University of Virginia. Mr. Kiger also has prior bank board experience, having served on the Board of Directors and as Chairman of Vandalia National Corporation and its subsidiary, The National Bank of West Virginia. Mr. Kiger has extensive business experience, is knowledgeable and active in the real estate market in the North Central Region of West Virginia and brings extensive experience in commercial real estate matters to the Board. He provides valuable insight into one of the key markets for the Corporation in North Central, West Virginia. His extensive business experience in the public and private sector offer perspective and informed advice. We believe Mr. Kiger’s real estate background and experience, his combination of experience in the public and private sectors, his knowledge of the commercial and residential real estate markets in one of the key markets of the Corporation and his public service make him a valuable addition to our Board and qualify him to serve.

HENRY L. SCHULHOFF has served as a member of the Board of Directors of the Corporation since January 3, 2005. Mr. Schulhoff is a member of the Executive Committee, the Compensation Committee and the Insurance Committee of the Board. He has served as President of Schulhoff & Co., Inc., a registered investment advisory firm in Cincinnati, OH, since 1976. Mr. Schulhoff is a graduate of Xavier University and he has in excess of 40 years experience in security analysis and portfolio management. Mr. Schulhoff also has prior bank board experience, having served on the Board of Directors of Winton Financial Corporation and its wholly owned subsidiary, The Winton Savings and Loan Company, from 1986 until its acquisition by WesBanco. He also served as Chairman of that entity from 2003 until its acquisition by WesBanco in 2005. Mr. Schulhoff is active in the financial markets and has extensive director experience. Mr. Schulhoff is also active in the business community in Cincinnati which represents a key geographic market for the Corporation. Mr. Schulhoff’s extensive business and financial experience, share ownership and prior banking experience qualifies him for service as a member of our Board and makes him a valuable addition to the Board of Directors.

NEIL S. STRAWSER has served as a member of the Board of Directors of the Corporation since November 30, 2007 and currently serves as a member of the Loan Review Committee of the Bank. Mr. Strawser is co-founder and President of Land Pro Consulting, formerly Parrott & Strawser Properties, Inc., which has been in business since 1980, and is a residential development firm located in Cincinnati, Ohio. He has been active in the commercial real estate market in Cincinnati since the early 1980s. Mr. Strawser has prior bank board experience and has served on various bank boards since 1976. Included in this time period, he served as Chairman of the Board of the former Towne Bank and as a member of the Board of Directors of Oak Hill Financial and Oak Hill Banks and was Chairman of the Compensation Committee of Oak Hill Banks. Mr. Strawser’s extensive experience in residential real estate in a key geographic market for the Corporation and his prior bank director experience qualify him to serve as a member of our Board and also make him a valuable addition to the Board of Directors.

In the absence of instructions to the contrary, the enclosed form of proxy, if executed and returned to the Corporation, will be voted in the manner determined by the holder or holders thereof. Discretionary authority to cumulate votes in the election of Directors is solicited, and unless otherwise directed, the holder or holders of such proxies shall have the authority to cumulate votes represented thereby and to distribute the same among the nominees in such manner and numbers as such holder or holders, in his or their discretion, may determine. This authority will be exercised by the holder or holders of the proxies in the event that any person or persons, other than the nominees named above, should be nominated for election to the Board of Directors.

All of the foregoing six nominees presently are serving as members of the Board. In the event that, at any time prior to the Annual Meeting, any of the foregoing nominees should become unavailable for election to the Board of Directors, the shares of stock represented by the proxies will be voted for such other nominee or nominees as the holders of the proxies, in their judgment, may determine.

Continuing Directors

In addition to the foregoing nominees, the following persons presently are serving as members of the Board of Directors:

A. Directors Whose Term of Office Will Expire at the Annual Stockholders Meeting in 2012.

Name	Age	Year First Elected Director	Position
Ray A. Byrd	65	1977	Director
John W. Fisher, II	67	2007	Director
Ernest S. Fragale	62	1996	Director
D. Bruce Knox (1)	49	2007	Director
Reed J. Tanner	56	1996	Director
Donald P. Wood (1)	65	2007	Director

(1)	Messrs. Knox and Wood were appointed to the Board pursuant to the provisions of the Corporation’s merger agreement with Oak Hill Financial, Inc., which agreement required the nomination of four directors to serve at least a full three year term on the Board of Directors of the Corporation.

Additional Information

For each director named above, the particular experience, qualification, attributes or skills that led the Board to conclude that he or she should serve as a director:

RAY A. BYRD has served as a member of the Board of Directors since June 9, 1977. Mr. Byrd is a member of the Trust Committee and Loan Review Committee of the Bank and is a member of the Pension/KSOP Committee and Insurance Committee of the Corporation. Mr. Byrd is a lawyer, and manager/member of Schrader Byrd & Companion, PLLC. Mr. Byrd is a graduate of West Virginia University and received his Doctorate of Jurisprudence from West Virginia University. Mr. Byrd has practiced principally in the areas of business and commercial law, estate and trust for over 40 years and has extensive experience in trust and fiduciary matters. Mr. Byrd’s long tenure on the Board, together with his background in trust, fiduciary and commercial law, provide valuable insight and counsel to the Board and the various committees on which he actively serves.

Mr. Byrd is also active in numerous non-profit and professional organizations which provides valuable insight to the extensive wealth management services provided by the Corporation. His long tenure with the Corporation and his extensive experience in dealing with the regulatory environment make him a valuable member of the Board and qualify him to serve as a member of our Board of Directors.

JOHN W. FISHER, II has served a member of the Board of Directors since April 18, 2007. He currently serves as a member and Chairman of the Compensation Committee of the Corporation and the Personnel Committee of the Bank. Mr. Fisher has served as a Professor of Law at the College of Law of West Virginia University since 1971, and served as the Dean of the College of Law of West Virginia University from 1998 through 2008. Mr. Fisher is a graduate of West Virginia University and also is a graduate of the College of Law of West Virginia University. Mr. Fisher has extensive experience in the public sector and in his tenure as Dean of the College of Law he also had budgetary responsibility and supervision of all College of Law personnel. He also served as an executive officer of West Virginia University from 1982 to 1986 and as Associate Dean for Academic Affairs from 1979 through 1981 and from 1990 through 1992. He has published numerous Law Review articles and has been publicly recognized by the Supreme Court of Appeals of West Virginia as one of the foremost authorities on West Virginia Property Law. He also was instrumental in recodifying the law of intestate succession and elective shares and corporation laws of the State of West Virginia and is a Fellow of the American and West Virginia Bar Foundations. Mr. Fisher also has prior bank board experience, having served on the Board of Directors of Vandalia National Corporation and its wholly owned subsidiary, The National Bank of West Virginia. Mr. Fisher had extensive experience in compensation matters during his years as an executive officer of West Virginia University and during his tenure as Dean of the College of Law where he had responsibilities in establishing salary and compensation practices and in negotiating letters of appointment. His recognized expertise in property and corporation law make him uniquely suited for service on our Board of Directors and his extensive background in lecturing in laws, rules and regulations for a period in excess of 38 years make him a valuable member of our Board of Directors.

ERNEST S. FRAGALE has served as a member of the Board of Directors of the Corporation since August 20, 1996. Mr. Fragale is a member of the Audit Committee of the Corporation and the Loan Review Committee of the Bank. He has been Vice President of Daisy Development Co. of Bridgeport, West Virginia, which is a privately owned real estate development company, since 1987. Mr. Fragale is a graduate of Fairmont State College and is the former President and CEO of two mortgage banking companies, one of which was sold to the Corporation. Mr. Fragale has extensive experience in residential and commercial real estate and his mortgage company specialized in packaging and selling mortgages in the secondary market. Mr. Fragale is also active in the North Central, West Virginia, market, a key market for the Corporation and, therefore, provides valuable insight and advice on economic activity and trends in that market. His mortgage background and financial experience make him a valuable member of the Board of Directors and qualifies him to serve on our Board.

D. BRUCE KNOX has served as a member of the Board of Directors of the Corporation since November 30, 2007. He currently serves as a member of the Insurance Committee of the Corporation and the Personnel Committee of the Bank. Mr. Knox formerly served as Executive Vice President of Oak Hill Banks from December 2007 to May 2008. He also previously served as Executive Vice President of Oak Hill Financial, Inc. from January 2005 to December 2007 and Chief Information Officer from January 2000 to December 2007. Mr. Knox has approximately 20 years of banking experience centered principally in operations, data processing and asset liability management. His extensive experience in information technology and service as a chief information officer for a regional banking corporation make him uniquely suited to offer advice and counsel on strategic direction in information technology. He has been instrumental in providing advice to the Corporation on its technology initiatives and in expanding its internet banking products. Mr. Knox also represents significant share ownership and, thus, provides valuable insight and perspective. Mr. Knox’s extensive experience in banking and information technology make him a valuable member of our Board of Directors and qualify him to serve.

REED J. TANNER has served as a member of the Board of Directors of the Corporation since December 30, 1996. Mr. Tanner is a member of our Audit Committee. Mr. Tanner is a Certified Public Accountant and is our designated financial expert on the Audit Committee. He has been a member of RTannerAssociates, PLLC, since 2009, and was previously with the firm Dixon Hughes, PLLC and several predecessor accounting firms. Mr. Tanner is a graduate of West Virginia University and is a licensed Certified Public Accountant actively practicing in Morgantown, West Virginia. Mr. Tanner has prior bank board experience having served on the Board of Vandalia National Corporation and its wholly owned subsidiary, The National Bank of West Virginia. Mr. Tanner provides significant expertise and experience to the Audit Committee and his familiarity with accounting principles and standards provide valuable insight and advice to the Board of Directors and its Audit Committee. Mr. Tanner also has considerable business experience, having worked in the public accounting profession for a significant number of years and, therefore, serves in an important advisory role to the Board. Given Mr. Tanner’s financial expertise and background and his ability to navigate a strict regulatory environment, Mr. Tanner is a valuable member of our Board of Directors and qualified to serve.

DONALD P. WOOD has served as a member of the Board of Directors of the Corporation since November 30, 2007. He currently serves on the Audit Committee of the Board. He has been Chairman and CEO of Don Wood, Inc., Don Wood Ford-Lincoln-Mercury, Inc. and Don Wood Automotive, LLC and other related automobile dealerships in Athens and Hocking Counties, Ohio since 1985. Mr. Wood previously served as interim President of the University of Rio Grande and is currently its Board Chairman. Mr. Wood has prior bank board experience, having served on the Board of Directors of Oak Hill Financial, Inc. and its wholly owned subsidiary, Oak Hill Banks. Mr. Wood also has prior experience as an executive officer in the banking industry and has served as a commercial lending officer. Mr. Wood’s extensive business background, his experience in managing small businesses and in serving as an executive officer in an educational institution and in banking provide him with a wealth of business background and experience which he brings to our Board of Directors. Mr. Wood is active in his service on the Audit Committee of the Corporation and is a valuable member of our Board and qualified to serve.

B. Directors Whose Term of Office Will Expire at the Annual Stockholders Meeting in 2011

Name	Age	Year First Elected Director	Position
R. Peterson Chalfant	69	1996	Director
Abigail M. Feinknopf	42	2002	Director
John D. Kidd (1)	70	2007	Director & Vice Chairman
Paul M. Limbert	63	2003	Director & President & CEO
Jay T. McCamic	54	2003	Director
F. Eric Nelson, Jr.	49	2007	Director
Joan C. Stamp	58	1996	Director

(1)	Mr. Kidd was appointed to the Board pursuant to the provisions of the Corporation’s merger agreement with Oak Hill Financial, which agreement required the nomination of four directors to serve at least a full three year term on the Board of Directors of the Corporation.

Additional Information

For each director named above, the particular experience, qualification, attributes or skills that led the Board to conclude that he or she should serve as a director:

R. PETERSON CHALFANT has served as a member of the Board of Directors of the Corporation since August 30, 1996. He currently serves on the Executive Committee, the Compensation Committee and as a member and Chairman of the Nominating Committee. Mr. Chalfant is a lawyer and practices in Steubenville, Ohio. He has a Doctorate of Jurisprudence Degree from The Ohio State University College of Law and a MBA from the Ohio State University School of Business. Mr. Chalfant has prior bank board experience having served on the Board of Directors of the Bank of Weirton and other financial institutions during his career. Mr. Chalfant represents significant share ownership, has been actively involved in business and commercial law, and provides valuable perspective and advice to the Board of Directors. Mr. Chalfant also has extensive experience in trust and fiduciary matters and provides insight into the wealth management business of the Corporation. Given his extensive experience as a practicing attorney, his prior bank board experience and his shareholder interest, Mr. Chalfant is a valuable member of our Board and qualified to serve.

ABIGAIL M. FEINKNOPF has served as a member of the Board of Directors of the Corporation since March 1, 2002. She currently serves on the Marketing Committee of the Corporation. Ms. Feinknopf has been a marketing representative with Feinknopf Photography of Columbus, Ohio, since 2003, and is a freelance writer and artist. She is currently a Board member of D.A.R.N. – Developmental Assets Resource Network – based in Columbus, Ohio, which utilizes community assets to fulfill community needs. She graduated from West Virginia University with a B.A. in English and also attended Capital University in Columbus, Ohio. She also represents significant share ownership and has prior bank board experience, having served on the Board of American Bancorporation and its wholly owned subsidiary, Wheeling National Bank. Her marketing background and experience, together with her shareholder interest and her knowledge of a key market in which the Corporation operates, Columbus, Ohio, make her a valuable member of our Board of Directors and qualified to serve.

JOHN D. KIDD has served as a member of the Board of Directors of the Corporation since November 30, 2007. He currently serves as Vice Chairman of the Board of WesBanco and is on the Executive Committee of the Corporation. He is the former Chairman of Oak Hill Financial, Inc. where he served in that capacity from December 2002 to December 2007. Formerly, he served as the President and CEO of Oak Hill Financial, Inc. from 1981 through December, 2003. Mr. Kidd has a business degree from Miami University, Oxford, Ohio, and is a Certified Public Accountant. Mr. Kidd also serves on the Board of Trustees of the University of Rio Grande and he is a past director of the Ohio Banking Board for the Ohio Division of Banks. Mr. Kidd also served on the Board of Trustees of the Community Bankers Association of Ohio where he also served a term as President. Mr. Kidd has an extensive banking background and a long tenure in serving in an executive capacity in the financial industry. In addition, he represents significant share ownership and, thus, provides the perspective of both an executive officer and an investor. His extensive experience in the financial industry provides valuable insight and background for the Board and make him qualified to serve on our Board and a valuable member of the Board.

PAUL M. LIMBERT has served as a member of the Board of Directors of the Corporation since December 18, 2003. Mr. Limbert is a member of the Executive Committee of the Board. Mr. Limbert is President and Chief Executive Officer of WesBanco, Inc. and President and Chief Executive Officer of Wesbanco Bank, Inc. He is the former Executive Vice President and CFO of WesBanco, Inc. Mr. Limbert has been associated with the Corporation for a period in excess of 33 years, having joined the Corporation in 1977. Mr. Limbert is a Certified Public Accountant and has an extensive financial and accounting background. He has an extensive history with the Corporation and has assisted in all of its acquisition transactions. Mr. Limbert also serves as a member of the West Virginia Board of Banking and Financial Institutions and is a member of the Board of Directors of the West Virginia Bankers Association and the Ohio Bankers League. Mr. Limbert also has served on accounting advisory boards and committees through the American Bankers Association, including the American Bankers Association Accounting Administrative Committee. Mr. Limbert was recently appointed to a “Blue Ribbon Panel” to address standards for private companies jointly formed by The American Institute of Certified Public Accountants, the Financial Accounting Foundation and the National Association of State Boards of Accountancy. Mr. Limbert has served as President and Chief Executive Officer since 2003. Mr. Limbert brings a wealth of banking experience and a strong financial background and perspective to the Board which qualifies him to serve as a member of the Board.

JAY T. McCAMIC has served as a member of the Board of Directors of the Corporation since January 1, 2003. He is a lawyer and President of McCamic, Sacco, Pizzuti & McCoid, PLLC. Mr. McCamic is a graduate of the University of North Carolina and obtained his Doctor of Jurisprudence from West Virginia University College of Law. He is a member of numerous professional organizations and has actively practiced law for approximately 25 years. He has focused primarily on litigation and currently serves as Federal Criminal Justice Act District Representative for the Northern District of West Virginia. Although he has had a wide variety of experience in both civil and criminal legal matters, since 1999 he has devoted the bulk of his practice to the defense of capital cases. Mr. McCamic has prior bank board experience, having served on the Board of Directors of American Bancorporation and its wholly owned subsidiary, Wheeling National Bank. Mr. McCamic represents significant share ownership and his legal background and training provide him with an excellent framework within which to offer advice and counsel in a highly regulated industry. Mr. McCamic’s work, which is national in scope, causes him to travel extensively in representing clients in multiple jurisdictions; therefore, providing valuable insight in economic trends and conditions in numerous markets. Mr. McCamic brings a shareholder perspective based on his representation of significant share ownership interests, a professional practitioner’s perspective on the regulatory environment within which the Corporation operates and numerous years of bank board experience which make him a valuable member of our Board of Directors and qualified to serve.

F. ERIC NELSON, JR. has served as a member of the Board of Directors of the Corporation since April 18, 2007. He also serves as a member of the Loan Review Committee of the Bank. Mr. Nelson has been President of Nelson Enterprises, Inc., a privately owned investment company in Charleston, West Virginia since 2005, and was general partner of Mountaineer Capital, LP, a venture capital firm from 2000 to 2005. Mr. Nelson has a degree in Business Administration and Accounting from Washington and Lee University and is the former Treasurer of City Holding Company and a former member of the executive management team of City Holding Company where he exercised direct responsibility for asset liability management, investment portfolio management and a broker/dealer subsidiary. In addition, the closely held family company which he currently operates, Nelson Enterprises is a diversified investment company focusing on real estate, natural resources, money management and entrepreneurial activity in the Appalachian Region. Mr. Nelson brings experience as a former executive officer with another financial institution, extensive experience in investment management and analysis and a current perspective on economic activity in Charleston and in West Virginia in general, a key market within which the Corporation operates. Given his extensive banking background, his financial analytical skills and the perspective on economic development initiatives in West Virginia, Mr. Nelson is a valuable member of our Board and qualified to serve.

JOAN C. STAMP has served as a member of the Board of Directors of the Corporation since February 15, 1996. She currently serves on the Marketing Committee of the Corporation. She is a member of the Board of Directors of the West Virginia University Foundation, Inc. She is also the owner of BeadJeweled, a jewelry design and creation firm, which is a sole proprietorship. She serves as a member of the Board of Directors of a number of nonprofit and family scholarship funds where she has developed an understanding of financial statement analysis and budgetary processes. She also served for a number of years as President of the Wheeling Symphony Board where she dealt with management, recruitment and personnel issues. Her experience and background as the owner of her own business has given her a personal perspective of accounting and tax issues. Ms. Stamp has wealth management and fiduciary experience in working with family trusts and foundations which gives her a particular insight into the customer side of the wealth management business. Ms. Stamp has considerable experience in marketing, both through her own sole proprietorship and in her service on various nonprofit boards and as President of the Wheeling Symphony Board and, therefore, provides valuable insight and perspective on the marketing initiatives of the Corporation. Given her diverse background, active involvement in community organizations and investment management oversight as a member of the Board of the West Virginia University Foundation, Ms. Stamp offers valuable perspective and experience which make her qualified to serve as a member of our Board of Directors.

Executive Officers of the Corporation

The executive officers of the Corporation are listed below. Each listing includes a statement of the business experience of each executive officer during at least the last five years. Executive officers are elected annually by the Board of Directors and serve at the pleasure of the Board.

PAUL M. LIMBERT, age 63, has served as the President and Chief Executive Officer of Wesbanco, Inc., and President and Chief Executive Officer of Wesbanco Bank, Inc. since 2001. Mr. Limbert previously served as Executive Vice President and Chief Financial Officer for Wesbanco, Inc. and was Vice Chairman and Chief Financial Officer of Wesbanco Bank, Inc. Mr. Limbert joined the Corporation in April, 1977.

DENNIS G. POWELL, age 60, is the Executive Vice President and Chief Operating Officer of Wesbanco, Inc. Mr. Powell joined the Corporation in November, 2004 after having served as Executive Vice President and Director of Consumer Services for UMB Financial Corp., Kansas City, MO from March, 2001 to October, 2004. Prior to that time, Mr. Powell was a Senior Vice President with Bank One Corp. in Columbus, OH.

ROBERT H. YOUNG, age 53, is the Executive Vice President and Chief Financial Officer of Wesbanco, Inc. Mr. Young joined the Corporation in July, 2001 after having served as Senior Vice President and Chief Financial Officer of PNC Bank, FSB and its National Affinity Program division in Pittsburgh, PA. Mr. Young is a licensed certified public accountant.

JEROME B. SCHMITT, age 60, has served as Executive Vice President—Trust & Investments, Wesbanco, Inc. since March, 1999. He joined the Corporation in 1972. Mr. Schmitt is a Chartered Financial Analyst.

JOHN W. MOORE, JR., age 62, has served as Executive Vice President—Human Resources of Wesbanco, Inc. since May, 2002. Prior to that Mr. Moore was Senior Vice-President-Human Resources. Mr. Moore joined the Corporation in 1976.

LARRY G. JOHNSON, age 62, has served as Corporate Secretary since March, 1998. Mr. Johnson also serves as Market President of the Parkersburg Region of Wesbanco Bank, Inc. Mr. Johnson served as Executive Vice President of the Parkersburg Region until November 2003. Mr. Johnson has been with Wesbanco since 1998 as a result of the acquisition of Commercial BancShares, Inc.

PETER W. JAWORSKI, age 54, has served as Executive Vice President—Chief Credit Officer of Wesbanco, Inc. since May, 2002. Prior to that, he was Senior Vice President—Credit Administration of Wesbanco, Inc., as well as Chief Credit Officer. Mr. Jaworski joined the Corporation in 1995. Mr. Jaworski is Credit Risk Certified by the Risk Management Association.

BRENT E. RICHMOND, age 46, is currently Executive Vice President—Treasury of Wesbanco, Inc. Mr. Richmond served as Executive Vice President-Operations from March, 2002, until December, 2003. Mr. Richmond was the President and Chief Operating Officer of American Bancorporation until its merger with Wesbanco, Inc. on March 1, 2002, as well as Chief Executive Officer of Wheeling National Bank. Mr. Richmond previously held the positions of Executive Vice President, Chief Financial Officer and Corporate Secretary of American Bancorporation.

BERNARD P. TWIGG, age 55, is currently Executive Vice President—Commercial Lending of Wesbanco, Inc. and formerly President of the East Region of Wesbanco Bank, Inc. Mr. Twigg served as President and Senior Lender of the Upper Ohio Valley Region of Wesbanco Bank, Inc. from July 2003 to July 2005 and East Region President from July 2005 to January 2007.

Compensation Discussion and Analysis

Introduction

The following discussion and analysis explains the Corporation’s compensation program as it applies to the executive officers named in the Summary Compensation Table on page 32, who we refer collectively to as the “named executive officers.” This discussion and analysis should be read in conjunction with the Summary Compensation Table, its accompanying footnotes and the additional tables and narrative disclosure that follows the Summary Compensation Table. The named executive officers of the Corporation presently are serving without compensation from the Corporation. They are, however, compensated by the Bank for services rendered as officers of that corporation.

Compensation Philosophy and Objectives

The Corporation’s Compensation Committee has adopted a philosophy statement on executive compensation. The philosophy statement expresses the Corporation’s desire to become the employer of choice and to be viewed as a model of best practices for executive compensation. Applying that philosophy, our compensation programs are designed to provide the appropriate mix of compensation and benefits in order to promote the interests of the Corporation and its shareholders while enabling us to attract and retain top-quality executive talent. The primary objectives of the compensation policies for executive officers are to:

•

Attract and retain executive officers by offering base salary that is competitive with that offered by similarly situated banks in the markets in which we compete and by rewarding outstanding individual performance;

•	Promote and reward the achievement of short-term and long-term objectives set by the Board and management without encouraging unnecessary and excessive risk taken by our executive officers; and

•	Align the interests of executive officers with those of our shareholders by making incentive compensation an important aspect of our executive’s compensation.

The philosophy statement delineates the following four fundamental principles in establishing executive compensation: (i) the Corporation’s performance both in terms of the attainment of short-term and long-term goals; (ii) the competitiveness of the Corporation’s executive officers’ salaries to that of similarly qualified and situated officers in markets in which it competes; (iii) the individual performance of each executive officer and (iv) the recommendations of the Chief Executive Officer regarding all executive officers other than himself.

Administration of the Executive Compensation Program

Compensation Committee Process. Our Compensation Committee meets as often as necessary to perform its duties and responsibilities. The Compensation Committee met three times during calendar year 2009 and has met twice so far during calendar year 2010. Mr. Fisher, Chairman of our Compensation Committee, works with our Chief Executive Officer to establish the meeting agenda. The Compensation Committee typically meets with the Chief Executive Officer and, where appropriate, with legal counsel and with outside compensation advisors. The Compensation Committee also regularly meets in executive session without management.

The Compensation Committee receives and reviews materials in advance of each meeting. These materials include information that management believes will be helpful to the Compensation Committee, as well as materials that the Committee has specifically requested. Depending on the agenda for the particular meeting, these materials may include:

•	Financial reports on year-to-date performance versus budget and compared to prior year performance;

•	Calculations and reports on levels of achievement of individual and corporate performance objectives;

•	Reports on the Corporation’s strategic objectives and budget for future periods;

•	Reports on the Corporation’s year over year performance and current year performance versus a peer group of companies;

•	Information on the executive officers’ stock ownership and option holdings;

•	Information regarding equity compensation plan dilution;

•	Estimated grant date values of stock options (using the Black-Scholes valuation methodology);

•

Tally sheets setting forth the total compensation of the named executive officers, including base salary, cash incentives, equity awards, perquisites and other compensation and any amounts payable to the executives upon voluntary or involuntary termination, early or normal retirement or following a change in control of the Corporation; and

•

Information regarding compensation programs and compensation levels at study groups of companies identified by independent compensation consultants or through statistical comparisons compiled by management using third party source information such as SNL Financial Executive Compensation Review.

Use of Peer Group. The philosophy statement adopts the position that annual compensation for all executive officers should be targeted to be at or above the 50th percentile of companies in our peer group and should provide for performance bonuses based on performance metrics established at the discretion of the Compensation Committee. Our management compiled peer group reports for 2009 reviewed by our Compensation Committee which consisted of 13 banks of comparable size in total assets. The peer group used for our executive compensation review differs from the indices used in the performance graph contained in our annual report on Form 10-K. Our peer group for 2009 compensation purposes was comprised of the 13 banks listed below:

1st Source Corp.	First Commonwealth	Old National Bancorp

City Holding Company	First Financial Bancorp	Park National Corp.

First Merchants Corporation	Peoples Bancorp	S&T Bancorp, Inc.

F.N.B. Corporation	Integra Bank Corp	United Bankshares, Inc.

Main Source Financial

Our 2009 peer group was the same as our 2008 peer group with the exception of the elimination of Irwin Financial which was acquired by another institution during the year.

In the fourth quarter of calendar year 2008, our Compensation Committee engaged a compensation consultant, Cowden Associates, Inc., to review the total compensation of our named executive officers and to compare their compensation with the compensation paid to executive officers of the foregoing peer group and a national peer group of similarly sized financial institutions. The consultant also reviewed the historical financial performance of the Corporation compared to the peer group and to the national group on return on average assets (“ROAA”) and return on average equity (“ROAE”) for the most recent annual period as well as a three year and five year period.

The consultant concluded that the Corporation’s ROAA results compared favorably with the 50th percentile of all banks studied with the one-year ROAA ending December 31, 2007, approaching the 75th percentile of all banks and for the three- and five-year period its performance equaled the 50th percentile. Additionally, its ROAE for the one-year period ending December 31, 2007, was well above the 50th percentile of all banks studied, the three- year period nearly equaled the 50th percentile and for the five-year period was slightly better than the 50th percentile.

The consultant also addressed total compensation compared to the peer group banks. The consultant concluded that the Corporation’s overall program for total compensation was reasonable when compared to the peer group of banks and industry practices of similarly situated entities. The Corporation did not update that report during 2009, as it generally updates such information every two years and relies on the prior report in the interim.

Management’s Role in the Compensation-Setting Process. Management plays a significant role in the compensation setting process. The most significant aspects of management’s role are:

•	Evaluating employee performance;

•	Establishing business performance targets and objectives for individual executives other than the named executive officers; and

•	Recommending salary levels and option awards.

Our Chief Executive Officer works with the Compensation Committee Chair in establishing the agenda for Compensation Committee meetings. Our management also prepares meeting information for each Compensation Committee meeting.

The Chief Executive Officer also participates in Compensation Committee meetings at the Committee’s request to provide:

•	Background information regarding the Corporation’s strategic objectives;

•	His evaluation of the performance of the senior executive officers; and

•	Compensation recommendations as to senior executive officers (other than himself).

Annual Evaluation. Our Compensation Committee meets in an executive session each year to evaluate the performance of the named executive officers, to determine their annual bonuses for the prior fiscal year, to establish their performance objectives for the current fiscal year, to set their base salaries for the next calendar year, and to consider and approve any grants to them of equity incentive compensation.

The Compensation Committee’s process begins with establishing individual and corporate performance objectives for senior executive officers, including all of our named executive officers, in the second quarter of each calendar year. Our Compensation Committee engages in an active dialogue with the Chief Executive Officer concerning strategic objectives and performance targets. The Compensation Committee reviews the appropriateness of the financial measures used in incentive plans and the degree of difficulty in achieving specific performance targets. Corporate performance objectives typically are established on the basis of a targeted return on assets and return on equity, as well as growth in earnings per share and individual goals for particular business units within the Corporation.

Components of Executive Compensation

The principal components of our executive compensation program are:

•	Base salary;

•	Annual incentive awards; and

•	Long-term incentives.

In addition to these principal components, our compensation program also includes employment contracts, change in control agreements, deferred compensation opportunities, retirement plans, a bank owned life insurance program and other perquisites and benefits, each of which are discussed in this Compensation Discussion & Analysis with respect to the named executive officers.

Annual Compensation

Our executive officers receive two forms of annual compensation, base salary and annual incentive awards. The levels of base salary and annual incentive awards for our executive officers are established annually under a program intended to maintain parity with the competitive market for executives in comparable positions.

The annual compensation program, as espoused by our Compensation Committee through its philosophy statement, is intended to target Corporation performance, both in terms of the attainment of short-term and long-term goals, and to consider principally return on equity, growth in earnings per share, and return on assets.

Base Salary. Base salary is a critical element of executive compensation because it provides executives with a base level of monthly income. In determining base salaries, our Compensation Committee considers the executive’s qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive’s past performance, competitive salary practices at companies in the study groups, internal pay equity and the tax deductibility of base salary.

Based on compensation data provided by our compensation consultant, Cowden Associates, Inc., peer group comparisons, individual evaluations and internal equities, Paul Limbert, our Chief Executive Officer, recommends base salaries for all executive officers to the Compensation Committee for their consideration, except with respect to his own salary. Based on the Compensation Committee’s review of the applicable compensation data, as discussed above and including Mr. Limbert’s recommendations, base salaries for all executives for the 2009 fiscal year were frozen at their 2008 levels except for changes due to title or position changes. No increases were granted during 2009. See the Summary Compensation Table on page 32 for more information about the 2009 base salaries of our named executive officers.

Annual Cash Incentive Awards. Annual incentive awards, in the form of annual cash bonuses, are made to our named executive officers under the WesBanco, Inc. Key Executive Incentive Bonus and Option Plan, which we refer to as the Incentive Plan and which was approved by our shareholders. For additional information regarding our Incentive Plan, see the section entitled “Key Executive Incentive Bonus and Option Plan” on page 34. The Compensation Committee makes awards and determines the amount, terms and conditions of each such award as well as the respective performance goals to be achieved in each period by the participants under the Incentive Plan. The Compensation Committee believes that annual cash incentive awards for our executives, which are the variable and at-risk portion of annual compensation, should be generally targeted at a maximum of 50% of base salary for the Chief Executive Officer and a somewhat lesser range for our other executive officers.

Eligibility for Annual Incentive Awards. In general, the following thresholds must be satisfied for an executive to be eligible to receive an annual incentive award: (i) the executive must receive a “fully competent” performance rating; and (ii) the Corporation must meet 85% of its “overall corporate goal.”

Performance Rating. Our Chief Executive Officer annually rates the performance of each of our other named executive officers and assigns a performance rating to the executives based on the executive’s performance during the fiscal year. The Chair of our Compensation Committee evaluates the performance of our Chief Executive Officer and assigns his performance rating. For 2009, all of our named executive officers received “fully competent” performance ratings.

Overall Corporate Goal. The Corporation’s “overall corporate goal” is targeted earnings per share (“EPS”) for a given fiscal year. The Committee set target performance measures based in part upon management’s confidential business plan and budget. The Committee set the earnings per share target at target levels deemed appropriate based on industry expectation, market opportunities and other factors the Committee believes are relevant.

The Corporation’s GAAP earnings per share for the 2009 fiscal year did not meet the minimum overall corporate goal. The Committee used GAAP earnings in its analysis and determination. The Committee determined that the use of GAAP earnings was the appropriate benchmark for incentive bonuses for the year. The earnings per share goal may be adjusted by the Committee, in its sole discretion, for items attributed to non-core operating events impacting the Corporation’s core operating results, such as mergers and acquisitions, unusual gains or losses, significant asset sales or other out-of-the ordinary or one-time events which significantly impact the normal operations. No adjustments were made for the year 2009 analysis. The target EPS for the “overall corporate goal” in 2009 was $0.94, which the Corporation did not meet.

If the minimum overall corporate goal is not satisfied in a fiscal year, the Compensation Committee has the discretion to grant annual incentive awards for named executive officers and may adjust individual performance targets, which are discussed below and determine the amount of an incentive award, accordingly. The Compensation Committee did not make any adjustments in the individual performance targets, but did elect to make certain discretionary awards based on a number of factors discussed below under the heading “Discretionary Bonus Payments for 2009.”

Determination of Incentive Award Amounts. If the eligibility thresholds discussed above have been satisfied, the Compensation Committee determines the amount of an executive’s annual cash incentive award based on the executive’s target incentive award and the satisfaction of individual performance targets.

Target Annual Incentive Awards. The table below sets forth certain information regarding the target, maximum and actual annual incentive awards for each named executive officer for the fiscal year ended December 31, 2009.

ANNUAL INCENTIVE AWARDS

Name	Maximum Incentive Award - % of Base Salary	Maximum Incentive Award - $	Target Incentive Award - $	Actual 2009 Incentive Award - $*
Paul M. Limbert President & Chief Executive Officer	50%	$184,500	$184,500	$-0-
Robert H. Young Executive Vice President & Chief Financial Officer	45%	$104,845	$104,845	$-0-
Dennis G. Powell Executive Vice President & Chief Operating Officer	45%	$118,578	$118,578	$-0-
Jerome B. Schmitt Executive Vice President—Trust & Investments	45%	$100,350	$100,350	$27,723
Bernard P. Twigg Executive Vice President—Commercial Lending	25%	$50,007	$50,007	$25,000
Ralph E. Coffman President West Region	N/A	N/A	N/A	$-0-

*	Actual awards shown in this column were made on a discretionary basis by the Compensation Committee. The Corporation did not meet its minimum overall corporate goal in 2009.

As shown in the table above, the maximum annual incentive award that a named executive officer may receive is based on a percentage of the executive’s annual base salary. The maximum annual incentive award an executive may receive is 115% of the executive’s individual metric for any one measurement category but the overall bonus cannot exceed the maximum percentage of base salary established for such officer. The Compensation Committee sets target annual incentive awards to approximate annual cash incentive awards in the 50th percentile range for comparable positions at banks within the peer group and considers the different accountabilities and responsibilities for the CEO and the other named executive officers. For 2009, the Compensation Committee determined that the target annual incentive award for our CEO would be equal to 50%

of his base salary, which was $184,500. The Compensation Committee determined that the 2009 target annual incentive award for our CFO would be 45% of his base salary, or $104,845. In addition, the Compensation Committee set the target annual incentive awards for Dennis G. Powell, Jerome B. Schmitt and Bernard P. Twigg at 45%, 45% and 25%, respectively, of each officer’s base salary. Mr. Coffman was not included in the Incentive Plan for 2009 as his minimum bonus was fixed under the terms of an employment contract dated July 17, 2007 and he agreed to a voluntary separation on the 6th day of November, 2009. See the table above for a comparison of the annual incentive award actually paid to each named executive officer in 2009 compared to the target and maximum awards that each executive could have received.

Individual Performance Targets. The Compensation Committee sets individual performance targets for each of the named executive officers. For all of our named executive officers, annual incentive awards are based on the following measures of Corporation performance: return on assets (“ROA”), return on equity (“ROE”), and EPS. In addition, Bernard W. Twigg and Jerome B. Schmitt’s annual incentive awards are also based on certain specific business unit performance targets. These goals are established through the business planning process which develops an annual budget and are then recommended to the Compensation Committee by our Chief Executive Officer. The Compensation Committee then establishes the individual performance targets based in part on such recommendations. The Compensation Committee also retains some discretion to determine annual incentive awards outside of the relevant performance targets, as described below. The Corporation did not achieve its target level in ROE and its target level in ROA. Target levels for 2009 for ROA were 0.54% and for ROE 4.36%. Actual results were a ROA of 0.43% and ROE of 3.73%.

For each named executive officer, their specific performance targets are weighted according to the extent to which the executive will be evaluated for delivering the results on the targets. The targets are set so that they are attainable if the Corporation meets its budgeted goals for the year. Since the Corporation did not meet its budgeted goals for 2009, there was a corresponding impact on the bonuses paid for each of the named executive officers.

The Committee discretion portion is determined by the Committee utilizing a number of factors, including: (i) attainment of goals, (ii) opportunities for attainment, (iii) marketplace impact, (iv) competition, (v) effectiveness in performance and (vi) individual performance.

The following chart contains a detailed schedule of the individual performance targets for 2009:

Name	Base Salary	Target Bonus %	Performance Targets	Incentive Weighting	2009 Threshold 85%	2009 Target 100%	2009 Maximum 115%	Actual Results 12/31/09	Calculated Incentive	Committee Incentive Award
Limbert	$369,000	50%	ROA	20%	0.46%	0.54%	0.62%	0.43%	$0
			ROE	30%	3.71%	4.36%	5.01%	3.73%	47,352
			E.P.S.	30%	$0.80	$0.94	$1.08	$0.70	0
			Committee Discretion	20%				0%	0

				100%					$47,352	$0

Powell	$263,508	45%	ROA	20%	0.46%	0.54%	0.62%	0.43%	$0
			ROE	30%	3.71%	4.36%	5.01%	3.73%	30,433
			E.P.S.	30%	$0.80	$0.94	$1.08	$0.70	0
			Committee Discretion	20%				0%	0

				100%					$30,433	$0

Young	$232,990	45%	ROA	20%	0.46%	0.54%	0.62%	0.43%	$0
			ROE	30%	3.71%	4.36%	5.01%	3.73%	26,909
			E.P.S.	30%	$0.80	$0.94	$1.08	$0.70	0
			Committee Discretion	20%				0%	0

				100%					$26,909	$0

Schmitt	$223,000	45%	ROA	10%	0.46%	0.54%	0.62%	0.43%	$0
			ROE	10%	3.71%	4.36%	5.01%	3.73%	8,585
			E.P.S.	10%	$0.80	$0.94	1.08%	$0.70	0
			Gross trust revenue	10%	$13,302,500	$15,650,000	$17,997,500	$13,746,071	8,814
			WesMark WV Muni	5%	2	2	1	4	0
			WesMark Gov’t.	5%	2	2	1	1	5,770
			WesMark-Balanced	10%	2	2	1	4	0
			WesMark-Small Cap	10%	2	2	1	2	10,035
			WesMark-Growth	10%	2	2	1	2	10,035
			Committee Discretion	20%				0%	0

				100%					$43,239	$27,723

Twigg (1)	$200,026	25%	Average Commercial Delinquency	5%	1.15%	1.00%	0.85%	1.07%	$2,337
			Reduce Non Performing Loans	10%	$14,950,000	$13,000,000	$11,050,000	$14,964,000	0
			Net Commercial Loan Charge Offs	10%	0.40%	0.35%	0.30%	0.79%	0
			Classified Loans	5%	2.88%	2.50%	2.13%	3.47%	0
			Increase Average
			Commercial Deposits	15%	$19,550,000	$23,000,000	$26,450,000	$27,823,337	8,626
			Retail Demand Deposit Growth	15%	$8,809,264	$10,363,840	$11,918,416	$27,582,479	8,626
			New Commercial Loan Originations	5%	$263,500,000	$310,000,000	$356,500,000	$220,518,518	0
			Increase Average Commercial
			Loans Outstanding	10%	$18,487,500	$21,750,000	$25,012,500	$16,959,897	0
			Commercial Fee Income	10%	$935,000	$1,100,000	$1,265,000	$867,545	0
			Increase Retail Consumer
			Loans Outstanding	5%	$5,132,671	$6,038,437	$6,944,203	$7,186,741	2,875
			Reduce Retail Full Time Equivalents Per Plan	5%	85%	100%	115%	100%	2,500
			Referrals to Other Business Lines	5%	3,661	4,307	4,953	5,916	2,875

				100%					$27,839	$25,000

(1)	Performance targets for B. Twigg were based upon goals for the East Region of WesBanco Bank, Inc.

Payment of Annual Incentive Awards. Annual incentive awards for each named executive officer are calculated by multiplying the weighting assigned to a performance target by the target incentive award for the executive. The resulting product is then multiplied by the actual percentage achieved for that performance target. The Compensation Committee does this for each performance target, with the sum of all performance targets for a named executive officer generally being the annual incentive award for the executive. For 2009, the Corporation did not satisfy its minimum overall corporate goal, so this formula yielded no incentive award for each named executive officer. Instead the Compensation Committee utilized its discretion to award discretionary bonuses to certain of the named executive officers. See “Discretionary Bonus Payments for 2009” below.

The Compensation Committee, at its discretion, may allocate a portion of the annual cash bonus awarded to a deferred payout period. The deferred payout portion is then spread ratably over a three-year period beginning in the third year following the award of compensation. Thus, the annual bonus may include both a currently paid portion and a deferred portion. The Committee believes the deferral serves as an executive retention incentive in that an executive terminating his or her employment before deferred amounts are paid out forfeits such unpaid amounts. In light of the reduced awards made for 2009, the Committee did not allocate any portion to a deferred payment period for 2009.

Discretionary Bonus Payments for 2009. In evaluating the payment of a discretionary award under the Incentive Plan, the Committee evaluated the performance of the executive officers during the year 2009 and awarded certain discretionary bonuses to recognize each individual’s significant and numerous contributions to the Corporation and leadership provided during 2009. The Committee also considered a number of factors, including: (i) a number of executive officers with business line goals met their individual goals in 2009; (ii) market and economic considerations outside the control of management significantly impacted the Corporation’s performance for the year 2009; (iii) the Corporation was favorably positioned by its management to avoid many of the problems encountered by other banks and financial institutions in 2009; (iv) core performance in non-interest income and in net interest margin continued to improve; (v) the annual bonus is a key component of total compensation and some payment was necessary to make total compensation competitive with its peers; (vi) even with the recommended bonus payments all executive officers were well below the Section 162(m) limits so that performance based compensation requirements were not an issue, and (vii) total compensation, including the recommended bonuses for all executive officers, was below the TARP cap on deductible compensation.

The Committee considered the decline in net income, the decline in the price of its common stock for the year and the 50% reduction in dividends made effective in the third quarter and declined to award discretionary bonuses to the three senior executive officers. It did, however, award discretionary bonuses to certain officers, including Mr. Schmitt and Mr. Twigg, two of the named executive officers.

The amount of each award was based primarily on the executive officer’s performance, the level of his or her responsibilities and internal equity considerations. The Committee also considered the bonus amount paid to each officer for 2008, and competitive market data from compensation surveys provided by the consultant. In assessing each officer’s performance and determining award amounts, the Committee noted the following achievements:

•

In declining to make any awards to Messrs. Limbert, Powell and Young, the Committee noted their considerable efforts during the year to control expenses, maintain core earnings, repay TARP, address credit losses and manage effectively in a recessionary economy, but noted that such efforts were offset by declining overall earnings, a reduced stock price and a reduction in the dividend and such senior officers should share the impact felt by the shareholders.

•	In determining Mr. Schmitt’s award, the Committee noted the strong performance of the WesMark Fund family, the excellent results achieved by the bank’s investment portfolio for 2009 as compared to its peers and the overall performance of managed assets given the market challenges of 2009. It also noted that he had met a number of his business line goals for 2009. The award was reduced from prior years based largely on declining overall earnings, a reduced stock price and a reduction in the dividend and the Committee’s belief that such senior officers should share the impact felt by the shareholders.

•

In determining Mr. Twigg’s award, the Committee noted that he achieved certain business line goals in loan delinquency, growth deposits, increases in consumer loans and reductions in staffing. The award was also reduced from prior years.

The Committee did not make an award for Mr. Coffman noting that his compensation for the year had been addressed completely in a separate agreement which precluded any consideration of a separate annual bonus through his separation from employment on November 3, 2009.

Long-Term Incentive Compensation

Our Compensation Committee believes that long-term incentive compensation is an important component of our compensation program because it has the affect of retaining and motivating executives, aligning executives’ financial interests with the interests of shareholders, and rewarding the achievement of the Corporation’s long-term strategic goals. Two types of long-term incentive awards are available to grant to executive officers under the Corporation’s Incentive Plan:

•	Stock options; and

•	Long-term cash bonuses.

Stock Options. Stock options provide our executive officers with the opportunity to purchase and maintain an equity interest in the Corporation and to share in the appreciation of the value of our stock. The Compensation Committee utilizes stock options as a compensation tool because they focus executives on the Corporation’s long-term performance, including stock appreciation. The Compensation Committee awards stock options in amounts and subject to terms and conditions intended to be competitive with those awarded for comparable positions at banks within the peer group. The Compensation Committee receives recommendations from our Chief Executive Officer for executive officers other than himself and provides overall compensation expense calculations for such awards. No stock options were granted to executive officers in 2009. Some features of our stock option program include:

•

Options are structured as either performance-based or time-based vesting and vest ratably over a designated period, assuming pre-established earnings per share targets are met for performance-based options and the lapse of the designated period for time-based options. They are exercisable as they vest over the vesting period.

•	If earnings per share targets for a given year are not met, options are forfeited;

•	The term of each grant does not exceed 10 years;

•	As defined in our Incentive Plan, the exercise price is equal to the closing market price on the day prior to the grant date (we do not grant discounted stock options);

•	Grants do not include “reload” or “restored” provisions; and

•	Repricing of stock options is prohibited.

Please see the Outstanding Equity Awards at Fiscal Year End table on page 35, for a description of the outstanding options of our named executive officers.

Long-Term Cash Bonuses

Under the long-term bonus portion of our Incentive Plan, participating key employees have an opportunity to earn incentive compensation, if any, based on the actual achievement of performance goals set for that key employee over several fiscal years. The Compensation Committee has not utilized this optional benefit feature of our Incentive Plan and has elected to simply defer payment of a portion of the annual bonus award each year to create a deferred payment feature subject to future service. No deferred payments were awarded in 2009 in light of the reduced amount of bonuses paid.

Troubled Asset Relief Program

Introduction. In December 2008, the Corporation became a participating institution in the Capital Purchase Program (“CPP”) under the Troubled Asset Relief Program (“TARP”) authorized by the Emergency Economic Stabilization Act of 2008 (“EESA”). As a condition to the Corporation’s participation in the CPP, the Corporation was required to modify or terminate certain benefit plans, arrangements and agreements to the extent necessary to be in compliance with certain executive compensation rules. These executive compensation rules apply to the Corporation’s senior executive officers, which for 2009 were all of the Corporation’s named executive officers (the “Senior Executive Officers”), and must be complied with until such time as the U.S. Department of Treasury (“Treasury”) ceased to hold a debt or equity position in the Corporation that was acquired under the CPP. To comply with the CPP executive compensation mandates, the Corporation entered into an omnibus amendment agreement with all of its Senior Executive Officers (the “SEO Amendments”) that amended their existing employment and compensation benefit agreements. Below is a brief summary of those amendments and other actions taken by the Compensation Committee to comply with the CPP mandates.

As noted previously, on September 9, 2009 the Corporation entered into a Letter Agreement with the Treasury pursuant to which the Corporation completed the repurchase of the preferred stock from the Treasury. On December 23, 2009, the Corporation entered into a Warrant Repurchase Letter Agreement with the Treasury pursuant to which the Corporation repurchased the Warrant from the Treasury. The Corporation is no longer in the TARP program, but certain of the compensation rules apply to the period during which it was in the TARP program (the “TARP Period”).

Unnecessary and Excessive Risk. As noted in the Compensation Committee Report, the Compensation Committee met with the Corporation’s senior risk officers and conducted an analysis of the Corporation’s Incentive Plan, with assistance from the compensation consultant utilized by the Committee, and concluded that the Incentive Plan does not encourage unnecessary and excessive risks by the Senior Executive Officers. The Committee also reviewed all other incentive plans maintained by the Corporation and concluded that they do not encourage unnecessary and excessive risks.

Incentive Compensation Clawbacks. The SEO Amendments obligate the Senior Executive Officers to re-pay to the Corporation any incentive compensation paid to the executive if and to the extent such incentive compensation was based on materially inaccurate financial statements or other materially inaccurate financial performance metric during the TARP Period.

Golden Parachute Payment Prohibition. The SEO Amendments prohibit payments to the Senior Executive Officers to the extent such payments would constitute a “parachute payment” under Section 280G(e) of the Internal Revenue Code of 1986, as amended (the “Code”), and the related rules and regulations of the Treasury and Internal Revenue Service during the TARP Period.

$500,000 Deduction Limitation. The EESA added Section 162(m)(5) to the Code. Under new Section 162(m)(5), the deduction limit for remuneration paid to the Senior Executive Officers was reduced from $1 million to $500,000. The Corporation has agreed not to take any deduction in excess of this reduced $500,000 limit. The $500,000 deduction limit is computed without regard to “performance-based compensation” and certain deferrals of income. Based on the compensation levels of its Senior Executive Officers, the Compensation Committee has determined that for 2009 the Corporation will not be required to forego any deduction because of the $500,000 deduction limitation.

American Recovery and Reinvestment Act of 2009. In February 2009, the American Recovery and Reinvestment Act of 2009 (the “ARRA”) was enacted. The ARRA amends certain aspects of the EESA, including, among others, expanding the EESA executive compensation requirements. The Corporation did modify or amend certain of the executive compensation policies and arrangements discussed above in this section titled “Troubled Asset Relief Program” to meet the new requirements of the AARA.

Retirement Plans

The Corporation maintains a defined benefit pension plan, which we refer to as the Defined Benefit Plan, and an Employee Stock Ownership and 401(k) Plan, for all employees and a Supplemental Employee Retirement Plan, which we refer to as the SERP, for certain executive officers.

Defined Benefit Plan

Under the Defined Benefit Plan, which is compulsory and noncontributory, the compensation covered is the salary of a participant as limited by applicable IRS regulations. The benefit payable under the Defined Benefit Plan is a function of a participant’s highest consecutive five-year average annual covered compensation during the ten years immediately prior to retirement and credited years-of-service while a plan participant.

Average compensation for named executives as of the end of 2009 is: Mr. Limbert, $539,772; Mr. Young, $344,545; Mr. Schmitt, $317,289; Mr. Powell, $321,584; and Mr. Twigg $203,512. The estimated years of service for each named executive are as follows: Mr. Limbert: 32.7; Mr. Schmitt: 37; Mr. Powell: 5; Mr. Young: 8.4 and Mr. Twigg 6.4. Mr. Coffman was not a participant in the Defined Benefit Plan. See the Pension Benefits Table on page 37 for an estimation of the present value of the retirement benefits (qualified plan only) that each of our named executive officers would receive if he or she retired at age 65. The defined benefit plan has a maximum individual annuity payout of $60,000 per year. Under current IRS rules only annual compensation of $245,000 (for 2009) or less is considered covered compensation for defined benefit plan purposes.

WesBanco KSOP Plan

The WesBanco Employee Stock Ownership and 401(k) Plan (the “KSOP Plan”) is a qualified non-contributory employee stock ownership plan with a deferred savings plan feature under Section 401(k) of the Code. The employee stock ownership feature of the KSOP Plan (the “ESOP”) was adopted by the Corporation on December 31, 1986, and subsequently amended and restated effective January 1, 1996, to add 401(k) pre-tax savings features (the “KSOP”). All employees of the Corporation, together with all employees of our subsidiary companies which adopt the KSOP Plan, are eligible to participate in the KSOP on the first day of the month following completion of sixty (60) days of service and attaining age 21. The KSOP Plan is administered by a Committee appointed by the Board of Directors of the Corporation.

The Board of Directors has the ability to authorize discretionary contributions to the KSOP Plan through the ESOP portion of the Plan. During 2009 no discretionary contributions were made to the ESOP portion of the KSOP Plan.

As of December 31, 2009, the Plan Trust held 699,451 shares or 2.63% of the outstanding shares of the Corporation’s Common Stock, all of which are allocated to specific employee accounts for both the ESOP component and the 401(k) savings component. No shares were allocated to the named executive officers for 2009 under the ESOP component of the KSOP Plan.

As of December 31, 2009, the account balances in the KSOP Plan for each of the named executive officers is as follows: Mr. Limbert, $372,484; Mr. Young, $134,190; Mr. Powell, $85,213; Mr. Schmitt, $372,229; Mr. Twigg $25,222; and Mr. Coffman, $75,781.

SERP

The Corporation maintains a supplemental executive retirement plan (“SERP”) for certain of its executive officers, including all of its named executive officers, except for Mr. Powell, Mr. Twigg and Mr. Coffman. Although benefits under the SERP are unsecured, the Corporation funds payment of certain of such benefits through bank owned life insurance arrangements where appropriate or available. The SERP is a non-qualified retirement benefit. See footnote 3 to the Summary Compensation Table on page 32 for the accrued benefits for the named executive officers.

The SERP provides for payment of a scheduled annual benefit at normal retirement age of 65 of a fixed amount which was set at the time of adoption, payable annually for a period of 10 years. The plan further provides, pursuant to a schedule, for (i) a reduced early retirement benefit, (ii) a disability retirement benefit, and (iii) for certain officers a benefit payable upon a termination of employment other than due to death, disability or retirement within three years after a change of control (as defined in the plan) of the Corporation. Each of these annual benefits is payable in monthly installments for a period of 10 years beginning with the month following the date that the executive attains age 65.

Death benefits also are payable under the SERP. If the executive dies prior to any termination of employment with the Corporation, the executive’s designated beneficiary is entitled to a payment of a death benefit under a split dollar life insurance agreement. If the executive dies after payment of retirement benefits under the plan has commenced, any remaining benefit payments will be paid to the executive’s designated beneficiary in the same manner as they would have been paid to the executive. In addition, if the executive dies after termination of employment with the Corporation and prior to the commencement of any payment of retirement benefits under the plan, the executive’s designated beneficiary will be entitled to receive payment of the executive’s retirement benefit under the plan beginning with the month following the executive’s death.

Three of the six named executive officers have supplemental retirement plan benefits, each payable for a ten- year term beginning at age 65. Mr. Limbert has an annual benefit in the amount of $100,000, Mr. Schmitt an annual benefit in the amount of $60,000, and Mr. Young an annual benefit in the amount of $40,000. For more information about the SERP, see the Pension Benefits Table on page 37 and the section entitled “Potential Payments Upon Termination or Change in Control” on page 39.

Why We Maintain the Defined Benefit Plan, KSOP and SERP

The Corporation is a product of an active mergers and acquisitions program and we have evolved and grown from a local community bank into a regional bank holding company over a period of years. Historically, we maintained a single form of pension benefit which is the Defined Benefit Plan. Many of our long-term employees have significant vested benefits under the Defined Benefit Plan and, therefore, the plan has been viewed as an important source of financial security to the vast majority of long-term employees.

However, due to the costs of administration of the Defined Benefit Plan and the caps in benefits payable under the plan, its flexibility in meeting the retirement needs of our executive officers became problematic. Additionally, as acquisitions and recruitment brought into the Corporation new employees with limited vesting opportunities under the Defined Benefit Plan and experience with more flexible salary replacement retirement programs, the need to offer a broader array of retirement benefits became a competitive necessity. The Committee recommended the closure of the defined benefit pension plan to new participants in 2007 which was approved by the Board and implemented by plan amendment.

Additionally, the limitations and costs of our Defined Benefit Plan caused us to pursue other strategies designed to provide salary replacement programs for retirement planning for our executive officers. Recruitment of experienced executive officers also required more flexible benefit programs to offset career change disadvantages and to offer offsetting benefit programs. The Corporation adopted an employee stock ownership plan in 1986 and then it evolved into a 401(k) benefit plan which was enhanced in 2005 to make it more competitive. The Compensation Committee believes that the benefit plans offered are competitive with that provided by other banks with which we compete for executive talent.

Perquisites and Other Benefits

In addition to the annual and long-term compensation described above, named executive officers receive other benefits and items of compensation. Such benefits and other items of compensation include, among others: group life insurance, club dues and supplemental group life insurance. These benefits are provided to increase the availability of the executives to focus on the business of the enterprise. The costs associated with providing these benefits and other items of compensation for our named executive officers are reflected in the Summary Compensation Table on page 32. A chart disclosing the value of these additional items is found on page 33 entitled “All Other Compensation”.

Executive officers participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees. These plans include medical, dental, group life insurance and group disability programs, as well as health savings accounts for reimbursement of medical expenses. Our Compensation Committee has requested that we disclose all perquisites provided to our named executive officers in the Summary Compensation Table on page 32 even if the perquisites fall below the disclosure thresholds under the SEC rules.

Deferred Compensation Opportunities

Another aspect of our executive compensation program is the WesBanco, Inc. Deferred Compensation Plan, which we refer to as the Deferred Compensation Plan. The Deferred Compensation Plan is a voluntary, non- tax qualified, deferred compensation plan available to our directors and employees specifically named by our Compensation Committee, which employees include all of our named executive officers, to enable them to save for retirement by deferring from 1% to 100% of their base salary and bonus or director fees. The Deferred Compensation Plan permits, but does not require, the Corporation to make matching contributions with respect to participating employees, but not for directors. Balances for participating employees and directors are deemed invested in investment vehicles permitted from time to time by the Board of Directors in advance and credits (or debits) for investment experience may be made from time to time based on individual fund elections similar to what participants in the KSOP are permitted to make. One of the purposes of the plan is to permit the Corporation to supplement retirement benefits for executive officers who will not, because of age or service requirements, realize any significant benefits under the Corporation’s qualified benefit plans. In addition, the Compensation Committee believes that the Deferred Compensation Plan is competitive with that provided by other banks with which we compete for executive talent. During 2009, the Corporation made matching contributions for only one of our named executive officers, Dennis G. Powell, in the amount of 4% of his base salary and bonus. See the Nonqualified Deferred Compensation Table on page 38 for additional information about the Deferred Compensation Plan for our named executive officers.

Bank Owned Life Insurance Program

In 2002, the Corporation implemented a new bank owned life insurance program which was primarily designed to offset the cost of certain employee benefit plans. The policies purchased are primarily Modified Endowment Contracts, and it is the Corporation’s intention to hold the insurance until the ultimate death of each insured. The Corporation addressed West Virginia’s insurable interest requirements by offering the program only to officers, required their written consent to participate in the program, and irrevocably assigned a $25,000 death benefit for each insured to be paid to the insured’s beneficiary upon the death of the insured directly from the Corporation’s general accounts.

Specifically, the program insures approximately 95 officers, at the level of assistant vice president or higher. Each officer has consented to participate in the program. Each officer has also been irrevocably assigned a

$25,000 death benefit in the policy proceeds on the employee’s life which is payable to the insured’s designated beneficiary upon the death of the insured. On average, the death benefit payable to the Corporation as a multiple of salary is approximately twelve times annual salary. All of the named executive officers, except Mr. Powell, Mr. Twigg and Mr. Coffman, have such policies for the primary benefit of the Corporation against their lives, and only if such policies remain in force by the Corporation until their death would the above-noted $25,000 supplemental benefit be paid to their beneficiaries.

Employment Contracts

The Corporation and its subsidiaries provide certain executive officers, including our named executive officers, except Mr. Coffman, with written employment contracts. These contracts are all substantially the same and are structured on a revolving three year term which is annually renewable. The contracts provide for discharge for cause, and terminate in the event of the death of the employee. If terminated by reason of the death of the employee, the Corporation is obligated to pay to the employee’s estate an amount equal to six months of the base salary. If terminated without cause, the employee is entitled to a severance payment equal to the greater of (i) six months of the employee’s base salary, or (ii) the base salary the employee would have received had he continued to be employed throughout the end of the then existing term of the agreement. There are no golden parachute type provisions contained in the contracts, no change in control provisions, tax gross up provisions or other similar provisions. See the section entitled “Potential Payments Upon Termination or Change in Control,” including the related tables, beginning on page 39 for an estimate of the benefits that our named executive officers would be entitled to receive pursuant to their respective employment agreements under various employment termination scenarios.

Though the employment contracts for each executive officer contain termination provisions which would permit salary continuation under certain circumstances in the event the contracts are terminated by the Corporation, the Change in Control Agreements, described in the next succeeding section, contain superseding provisions that supersede and replace the termination benefits under an employee’s employment contract in the event of a termination or severance of such an executive officer’s employment subsequent to a change in control. Thus, the employee can elect a termination payment only under one form of benefit, either the employment contract or the Change in Control Agreement and if the employee elects a benefit under the Change in Control Agreement, no termination benefit is payable under the employee’s employment agreement.

On November 6, 2009, Ralph E. Coffman, Jr., former West Region Market President, a position that was eliminated in a realignment of executive management responsibilities, entered into a Separation Agreement with us in connection with his separation and gave a general release of claims. We entered into a Separation Agreement with Mr. Coffman and provided him with certain benefits in such agreement to provide for an orderly transition of management and to obtain a general release of claims. For information on the compensation and other benefits provided by the Corporation to Mr. Coffman by reason of the termination of his employment, see the section entitled “Potential Payments Upon Termination or Change in Control” beginning on page 39.

Change in Control Agreements

The Corporation has entered into agreements with all of our named executive officers, except Mr. Coffman and with certain other officers to encourage those key officers not to seek other employment because of the possibility of another entity’s acquisition of the Corporation. These agreements were designed to secure the executives’ continued service and dedication to the best interests of shareholders in the face of the perception that a change in control could occur, or of an actual or threatened change in control. Because of the amount of acquisition activity in the banking industry, the Board of Directors believed that entering into these agreements was in our shareholders’ best interests.

The agreements operate only upon the occurrence of a “change in control” as defined in the agreements. Absent a change in control, the agreements do not require us to retain the executives or to pay them any specified level of compensation or benefits. Each agreement provides that if a change in control of the Corporation or our bank subsidiary which employs the employee occurs, we will be obligated to continue to employ the executive during the time period starting upon the occurrence of a change in control and ending two years thereafter (or, if earlier, at the executive’s retirement date under established rules of the Corporation’s tax-qualified retirement plan).

Generally, and subject to certain exceptions, a “change in control” shall be deemed to have occurred if (i) final regulatory approval is obtained for any party to acquire securities of the Corporation and/or the Subsidiary representing 35% or more of the combined voting power of the Corporation’s or the Subsidiary’s then outstanding securities; (ii) during any two consecutive years, there is a significant change in the Corporation’s or the Subsidiary’s Board of Directors not approved by the incumbent Board; or (iii) final regulatory approval is obtained for a plan of complete liquidation or dissolution or sale of all or substantially all of the Corporation’s or the Subsidiary’s assets or certain significant reorganizations, mergers and similar transactions involving the Corporation or the Subsidiary.

If during this two-year period the executive is discharged without cause or resigns for good reason, then the executive shall receive a lump sum payment equal to a multiple from one to three times (i) the highest rate of the executive’s annual base salary in effect prior to the date of termination, and (ii) the greater of the executive’s average annual bonus over the one to three year period ending prior to the date of termination, or the executive’s bonus established for the annual bonus year in which the date of termination occurs. If an excise tax under Section 4999 of the Code applies to these payments, the Corporation will either pay the executive a reduced amount as a lump sum or over an extended period of years such that the net present value of such payments would not cause an excise tax to become due. In addition, for a period of 18 months from the date of termination, the executive and/or the executive’s family generally will continue to receive insurance and health care benefits equivalent to those in effect immediately prior to the date of the change in control.

The Board considered both so-called “single trigger” change in control arrangements, which generally entitle an executive to benefits if the executive’s employment is terminated for any reason during a specified period after a change in control, and “double trigger” change in control arrangements, which typically require the executive’s termination to be involuntary or the executive’s resignation to be for good reason. The Board elected “double-trigger” change in control agreements because the Board was of the view that requiring the executive’s employment termination to be involuntary or for good reason would adequately mitigate the personal concerns of executives in connection with potential change in control scenarios and satisfy the purpose of the agreements.

See the section entitled “Potential Payments Upon Termination or Change in Control,” including the related table, beginning on page 39 for an estimate of the benefits that our named executive officers would be entitled to receive under certain scenarios pursuant to their respective change in control agreements as a result of a change in control.

Tax Deductibility of Compensation

Under Section 162(m) of the Code, publicly-held corporations generally may not take a tax deduction for compensation in excess of $1 million paid to any named executive officer during any fiscal year. There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, our Compensation Committee has not adopted a policy requiring all compensation to be deductible. However, the Compensation Committee considers deductibility under Section 162(m) with respect to compensation arrangements for executive officers. In 2009, none of our executive officers received compensation that the Corporation could not deduct by reason of Section 162(m).

In addition to the general $1 million limitation of Section 162(m) discussed above, because the Corporation was a CPP participant it was subject to new Section 162(m)(5) of the Code with respect to compensation paid to its Senior Executive Officers for the period it was a CPP participant. Under new Section 162(m)(5), the deduction limit for remuneration paid to the Corporation’s Senior Executive Officers is $500,000, computed without regard to performance-based compensation and certain deferrals of income. Based on the compensation levels of its Senior Executive Officers, the Compensation Committee has determined that for 2009 the Corporation will not be required to forego any deduction because of the $500,000 deduction limitation.

Our Policies With Respect to the Granting of Stock Options

Stock options may be granted by either the Compensation Committee or the full Board. The Board generally does not grant options, although the Compensation Committee regularly reports its activity, including approval of grants, to the Board.

Timing of Grants. Stock options are granted at regularly scheduled meetings of the Compensation Committee. These meetings occur approximately one month after our annual shareholders meeting at which we also approve salary adjustments. On limited occasions, grants may occur at an interim meeting of the Compensation Committee, primarily for the purpose of approving a compensation package for newly hired or promoted executives. The timing of these grants is driven solely by the activity related to the need for the hiring or promotion; not our stock price or the timing of any release of company information.

Option Exercise Price. The exercise price of a newly granted option (that is, not an option assumed in, or granted in connection with, an acquisition) is the closing price on the Nasdaq on the day before the date of grant as set forth in the Incentive Plan.

Stock Ownership Guidelines

While the Compensation Committee believes that it is in the best interests of shareholders for our officers to own a significant amount of Common Stock of the Corporation and strongly encourages that our executives do so, our executive officers are not required to own any specific amount of our Common Stock.

Review of All Components of Executive Compensation

The Compensation Committee reviews all components of compensation paid to or earned by our named executive officers, including salary, annual and long-term incentive compensation, accumulated realized and unrealized equity-based gains, the dollar value to the executive and cost to the Corporation of all perquisites and other personal benefits, the earnings and accumulated payout obligations under our deferred compensation plans, the actual projected payout obligations under our supplemental retirement income plan and the hypothetical payout obligations under several potential severance and change-in-control scenarios. When the Compensation Committee considers setting various compensation components for our named executive officers, the Compensation Committee takes into consideration the aggregate amounts and mixes of all the principal components, in addition to peer group information.

Compensation Committee Report

The Compensation Committee of the Corporation has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

John W. Fisher, II, Chairman

Christopher V. Criss

Robert E. Kirkbride

Vaughn L. Kiger

R. Peterson Chalfant

Henry L. Schulhoff

SUMMARY COMPENSATION TABLE

The following table shows certain information about the compensation of our principal executive officer and principal financial officer, the three other most highly compensated executive officers who were serving as executive officers at December 31, 2009 and one former executive officer who ceased to be an executive officer of the Corporation during 2009, who we collectively refer to as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus[2] ($)	Stock Awards ($)	Option Awards[3] ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[4] ($)	All Other Compensation ($)[5]	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Paul M. Limbert	2009	369,000¹	—	—	—	—	131,988	17,409	518,397
President & Chief Executive Officer	2008	365,192¹	120,000	—	31,576	—	132,803	16,376	665,947
	2007	345,615¹	—	—	29,700	180,000	90,013	16,978	662,306

Robert H. Young	2009	232,990	—	—	—	—	42,745	8,401	284,136
Executive Vice President & Chief Financial Officer	2008	230,845	75,000	—	11,841	—	39,961	11,507	369,154
	2007	224,441	—	—	12,375	102,596	24,318	14,023	377,753

Dennis G. Powell	2009	263,508¹	—	—	—	—	35,407	22,983	321,898
Executive Vice President & Chief Operating Officer	2008	260,334¹	85,000	—	13,815	—	31,229	20,524	410,902
	2007	248,366¹	—	—	14,850	115,203	21,570	20,321	420,310

Jerome B. Schmitt	2009	223,001	27,723	—	—	—	67,653	15,999	334,376
Executive Vice President—Trust & Investments	2008	220,885	65,000	—	13,025	—	72,554	13,583	385,047
	2007	214,599	—	—	9,900	77,199	33,340	12,796	347,834

Bernard P. Twigg	2009	200,027	25,000	—	—	—	30,449	12,984	268,460
Executive Vice President— Commercial Lending

Ralph E. Coffman	2009	205,962	—	—	—	—	—	179,891	385,853
West Region President	2008	226,298	30,000	—	7,894	—	—	3,109	267,301

[1]	Includes amounts deferred under the WesBanco, Inc. Deferred Compensation Plan, which is described on page 38.
[2]	Represents discretionary cash payments made pursuant to the WesBanco, Inc. Key Executive Incentive Bonus and Option Plan, which is discussed on pages 19 through 21.
[3]

Amounts in this column reflect the dollar amount of the aggregate grant date fair value of stock option awards granted during the applicable fiscal year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). However, as prescribed by SEC rules, these amounts exclude estimates of forfeitures related to service-based vesting conditions. Refer to Note 15 under Part II, Item 8, “Financial Statements and Supplementary Data” of our Form 10-K for the year ended December 31, 2009 for the relevant assumptions used to determine the valuation of stock option awards.

[4]

The amounts in this column reflect the actuarial increase in the present value of the named executive officer’s benefits under all of our pension plans, determined using interest rate and mortality rate assumptions consistent with those used in our financial statements, except that retirement age is assumed to be normal retirement age as defined in the applicable plan, and includes amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested.

[5]	Includes all other compensation as described in the table entitled “All Other Compensation” on page 33.

Perquisites and Other Benefits

Perquisites and other benefits represent a small part of the Corporation’s compensation package, and are offered only after consideration of business need. The primary perquisites are matching contributions to amounts deferred from compensation by the Corporation’s executive officers, club dues, group life insurance and split dollar benefits. The following chart lists the principal perquisites and personal benefits and other miscellaneous compensation elements which are included in the Summary Compensation Table as “All Other Compensation”, found on page 32 and the dollar value of the Corporation’s aggregate incremental cost of each.

ALL OTHER COMPENSATION

	401(k) Match	401(k) True Up	Group Life Imputed Income	Club Dues	Split Dollar Imputed Income	Deferred Compensation Match	Supplemental Life Dollar Value	Total All Other Compensation
Paul M. Limbert,	$9,486	$-0-	$3,564	$780	$2,052	$-0-	$1,527	$17,409
President & Chief Executive Officer

Robert H. Young,	$6,457	$-0-	$1,242	$-0-	$175	$-0-	$527	$8,401
Executive Vice President & Chief Financial Officer

Dennis G. Powell,	$4,800	$4,182	$3,461	$-0-	$-0-	$10,540	$-0-	$22,983
Executive Vice President & Chief Operating Officer

Jerome B. Schmitt,	$8,380	$1,432	$3,461	$780	$892	$-0-	$1,054	$15,999
Executive Vice President—Trust & Investments

Bernard P. Twigg	$6,601	$2,121	$1,242	$3,020	$-0-	$-0-	$-0-	$12,984
Executive Vice President—Commercial Lending

R.E. Coffman	$7,615	$-0-	$1,935	$-0-	$-0-	$-0-	$-0-	$179,891	(1)
West Region Market President

(1)	Includes severance payment of $164,423, health insurance premiums of $918 and outplacement services of $5,000 all of which were included in the separation agreement.

Grants of Plan-Based Awards for the Year Ended December 31, 2009 (1)

Name	Grant Date	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards (2)
		Threshold ($)	Target ($)	Maximum ($)
Paul M. Limbert	05/20/09	156,825	184,500	$184,500
Robert H. Young	05/20/09	89,118	104,845	104,845
Dennis G. Powell	05/20/09	100,791	118,578	118,578
Jerome B. Schmitt	05/20/09	85,298	100,350	100,350
Bernard P. Twigg	05/20/09	42,506	50,007	50,007

(1)	Mr. Coffman did not receive grants of plan-based awards in 2009.
(2)	Represents possible annual incentive cash awards that could have been earned in 2009 under the Corporation’s Key Executive Incentive Plan at “threshold,” “target” and “maximum” levels of performance. Because the Corporation’s earnings per share, which is the gating “overall corporate goal” under the Incentive Plan, was less than target, no named executive officer earned incentive compensation under the Incentive Plan. However, Messrs. Schmitt and Twigg received discretionary bonuses under the Incentive Plan, which are reflected in the “Bonus” column of the Summary Compensation Table. For further information about the Incentive Plan, please see the related discussion beginning on page 19.

Key Executive Incentive Bonus and Option Plan

The Board of Directors of the Corporation adopted and approved effective February 19, 1998 (the “Effective Date”), the Incentive Plan. The Incentive Plan was approved by the stockholders of the Corporation on April 15, 1998, and the stockholders approved an increase in the amount of stock available under the Incentive Plan to 1,000,000 shares on April 18, 2001. The Incentive Plan is administered by the Compensation Committee of the Corporation1.

The Incentive Plan is designed to pay incentive compensation, in the case of Annual Bonus or Long Term Bonus or permit granting of Stock Options if the Committee determines, after review of all applicable measurements and circumstances, predetermined performance goals or other eligibility criteria are actually achieved. If the Committee determines that applicable performance goals have not been met for a particular measurement period, no incentive compensation will be paid and/or no options will become vested with respect to that measurement period unless the award was based on other criteria.

The Board of Directors of the Corporation is involved in the operation of the Incentive Plan to the extent of determining whether annual bonus awards will be made for a particular fiscal year and/or whether long-term bonus awards will be made available for a particular series of fiscal years and informing the Committee of the Board’s priorities as to performance goals. The Committee makes awards and determines the amount, terms and conditions of each such award as well as the respective performance goals to be achieved in each period by the participants. The Committee has the sole discretion to interpret the Incentive Plan, establish and modify administrative rules, impose conditions and restrictions on awards, and take such other actions as it deems necessary or advisable, including, but not limited to, considering the effect, if any, of extraordinary items or special circumstances on the ability of one or more participants (each a “Key Employee”) to achieve performance goals for a period.

The Incentive Plan provides for awards of up to 1,000,000 shares of Common Stock. The number of shares available for issuance under the Incentive Plan is subject to anti-dilution adjustments upon the occurrence of significant corporate events. The shares offered under the Incentive Plan are either authorized and unissued shares or issued shares which have been reacquired by the Corporation and held in treasury.

The Incentive Plan consists of three portions: the annual bonus portion, the long-term bonus portion and the stock option portion. A Key Employee may participate in one or more portions simultaneously. The annual bonus portion provides a participating Key Employee an opportunity to earn incentive compensation, if any, based on the actual achievement of performance goals set for that Key Employee over a fiscal year of the Corporation. Under this program a total of $349,089 in cash was allocated and paid for such bonuses in 2009 of which $52,723 was paid to the named executive officers. Because the Corporation did not satisfy its performance goals in 2009, these amounts resulted from the Compensation Committee utilizing its discretion to award discretionary bonuses to certain named executive officers. For more information on these discretionary bonuses, see “Discretionary Bonus Payments for 2009” on page 23.

The Committee may grant to a Key Employee stock options which do not qualify as incentive stock options (“non-qualified stock options”). The terms and conditions of stock option grants including the quantity, price, waiting periods, and other conditions on exercise are determined by the Committee but the exercise price per share may not be less than the closing market price on the day prior to the grant date. Options may vest over a period of time determined by the Committee based on the elapse of time or the actual achievement of performance goals set by the Committee at the time of grant. Under the Incentive Plan, if a Change in Control occurs, all stock options will become vested and exercisable and all opportunities for Annual Bonus and Long Term Bonus will be deemed earned and be immediately payable.

During the year 2009, the Compensation Committee did not award any stock options. For outstanding options for the named executive officers see the following table titled Outstanding Equity Awards at Fiscal Year End.

[1]	Capitalized terms not herein defined in this section have the meanings given to them in the Incentive Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price $	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Paul M. Limbert	5,000	—	—	22.00	4/26/2010	N/A	N/A	N/A	N/A
President & Chief Executive Officer	9,000	—	—	20.74	4/17/2011
	30,000	—	—	23.96	11/19/2012
	10,000	—	—	26.60	5/18/2014
	6,000	—	—	30.75	5/16/2014
	8,000	—	—	21.72	5/21/2015

Robert H. Young	6,058	—	—	23.96	11/19/2012	N/A	N/A	N/A	N/A
Executive Vice President & Chief Executive Officer	6,667	—	—	26.60	5/18/2014
	2,500	—	—	30.75	5/16/2014
	3,000	—	—	21.72	5/21/2015

Dennis Powell	3,000	—	—	30.75	5/16/2014	N/A	N/A	N/A	N/A
Executive Vice President & Chief Operating Officer	3,500	—	—	21.72	5/21/2015

Jerome B. Schmitt	2,500	—	—	22.00	4/26/2010	N/A	N/A	N/A	N/A
Executive Vice President Trust & Investments	15,000	—	—	23.96	11/19/2012
	3,333	—	—	26.60	5/18/2014
	2,000	—	—	30.75	5/16/2014
	3,300	—	—	21.72	5/21/2015

Bernard P. Twigg	3,333	—	—	26.60	5/18/2014	N/A	N/A	N/A	N/A
Executive Vice President—Commercial Lending Market President	1,500	—	—	30.75	5/16//2014
	2,000	—	—	21.72	5/21/2015

Ralph E. Coffman	2,000	—	—	21.72	5/21/2015	N/A	N/A	N/A	N/A
West Region Market President

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Paul M. Limbert	N/A	N/A	N/A	N/A
President & Chief Executive Officer

Robert H. Young	N/A	N/A	N/A	N/A
Executive Vice President & Chief Financial Officer

Dennis G. Powell	N/A	N/A	N/A	N/A
Executive Vice President & Chief Operating Officer

Jerome B. Schmitt	N/A	N/A	N/A	N/A
Executive Vice President Trust & Investments

Bernard P. Twigg	N/A	N/A	N/A	N/A
Executive Vice President—Commercial Lending

Ralph E. Coffman	N/A	N/A	N/A	N/A
West Region Market President

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under each of the Pension Plan and the Supplemental Retirement Plan determined using interest rate and mortality rate assumptions consistent with those used in the Corporation’s financial statements. Information regarding the Pension Plan and the Supplemental Retirement Plan can be found in the text following the table.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Paul M. Limbert President & Chief Executive Officer	WesBanco, Inc. Defined Benefit Pension Plan	32.7	483,578	—
	Executive Officer Supplemental Retirement Plan	9.7	531,913	—

Robert H. Young Executive Vice President & Chief Financial Officer	WesBanco, Inc. Defined Benefit Pension Plan	8.4	137,895	—
	Executive Officer Supplemental Retirement Plan	6	71,006	—

Dennis G. Powell	WesBanco, Inc. Defined Benefit
Executive Vice President & Chief Operating Officer	Pension Plan	5	129,977	—

Jerome B. Schmitt Executive Vice President Trust & Investments	WesBanco, Inc. Defined Benefit Pension Plan	37	400,166	—
	Executive Officer Supplemental Retirement Plan	9.7	233,936	—

Bernard P. Twigg	WesBanco, Inc. Defined Benefit
Executive Vice President—Commercial Lending	Pension Plan	6.4	101,341	—

Ralph E. Coffman	Wesbanco, Inc. Defined Benefit
West Region Market President	Pension Plan	N/A	N/A	N/A

The Corporation maintains a defined benefit pension plan for all employees employed prior to August 1, 2007, and a Supplemental Employee Retirement Plan for certain executive officers. The preceding pension benefits table lists the approximate present value of the retirement benefits (qualified plan only) an executive officer would receive if he or she retired at age 65. Amounts are based on a full life annuity form for the defined benefit plan.

Under the defined benefit plan, a participant’s compensation covered by the Corporation’s pension plan is cash compensation reported on the Form W-2 plus 401(k) Plan elective deferrals and Section 125 contributions made by the employee (as reported in the Summary Compensation Table), for the 60 consecutive months out of the last 120 consecutive months of the participant’s career for which such average is the highest, or in the case of a participant who has been employed for less than 60 months, the period of his employment with the Corporation. The plan benefit is not subject to any offset for social security benefits. Under current IRS rules only annual compensation of $245,000 (for 2009) or less is considered covered compensation for defined benefit plan purposes.

The Corporation did close the defined benefit pension plan to new participants effective August 1, 2007, so that the plan will not accept new participants after that date.

In 1999, the Corporation approved and subsequently established a Supplemental Employee Retirement Plan for certain executive officers, including some of the individuals named in the Summary Compensation Table. Although benefits under the plan are unsecured, the Corporation funded payment of certain of such benefits through bank owned life insurance arrangements where appropriate or available. The plan is a non-qualified retirement benefit. The Plan’s annual accrued benefits for the named executive officers are noted in the Summary Compensation Table.

The Compensation Committee also made modifications to the form of agreement used under this Plan during 2005. At its meeting on May 18, 2005, the Committee authorized the use of a form of agreement which eliminated the change in control trigger and offered executive officers, who have such agreements, including the named executive officers, the option of using either form of agreement. The benefit to those officers electing such change in form of agreement would be to eliminate any corresponding offset to their Change in Control Agreement benefits by reason of payments due under the Plan. Three of the four officers included in the Summary Compensation Table that have such agreements elected to convert to the new form of agreement.

Deferred Compensation Plan

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)		Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)		(d)	(e)	(f)
Paul M. Limbert	129,150	0		48,621	0	358,154
President & Chief Executive Officer
Robert H. Young	N/A	0		0	0	0
Executive Vice President & Chief Financial Officer
Dennis G. Powell	57,972	10,540	[1]	92,465	0	469,879
Executive Vice President & Chief Operating Officer
Jerome B. Schmitt	N/A	0		0	0	0
Executive Vice President Trust & Investments
Bernard P. Twigg	10,001	0		7,186	0	36,823
Executive Vice-President—Commercial Lending
Ralph E. Coffman	N/A	0		0	0	0
West Region Market President

[1]	This amount was included in Summary Compensation Table in Column (i) on page 32.

The Corporation has a Nonqualified Deferred Compensation Plan which permits voluntary participation by employees specifically named by the Board of Directors, which employees include the named executive officers. The Committee also authorized the inclusion of directors into the new Deferred Compensation Plan providing for the transfer into the plan of the account balances of directors participating in the former Directors Deferred Compensation Plan which was replaced with the new plan. The new plan was adopted to meet the requirements of the American Jobs Creation Act of 2004 and its implementing regulations.

The plan permits participating executive officers and directors to elect in advance to defer from 1% to 100% of salary or director fees into the plan on an annual basis. The plan permits, but does not require, the Corporation to make matching contributions with respect to participating employees. No employer contributions can be made with respect to directors. Employer contributions to the plan for individual participants require the approval of the Board of Directors. Balances for participating employees and directors are deemed invested in investment vehicles permitted from time to time by the Board of Directors in advance and credits (or debits) for investment experience may be made from time to time. One of the purposes of the plan is to permit the Corporation to supplement retirement benefits for executive officers who will not, because of age or service requirements, realize any significant benefits under the Corporation’s defined benefit pension plan. Matching contributions of 4% were approved for one officer during the year 2009, Dennis G. Powell, which are included in the Summary Compensation Table.

Distributions are made at either the applicable date selected by participating officers or directors at the time they made their election to defer or after separation from service.

Potential Payments Upon Termination or Change in Control

The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a named executive officer at, following, or in connection with any termination of employment including by resignation, retirement, disability or a constructive termination of a named executive officer, or our change in control or a change in the named executive officer’s responsibilities. However, in accordance with SEC regulations, we do not report in this table any amount to be provided to a named executive officer under any arrangement which does not discriminate in scope, terms, or operation in favor of our executive officers and which is available generally to all salaried employees. Also, the following table does not repeat information disclosed above under the pension benefits table, the deferred compensation table, or the outstanding equity awards at fiscal year-end table, except to the extent that the amount payable to the named executive officer would be enhanced by the termination event.

For the purpose of the quantitative disclosures in the following table, and in accordance with SEC regulations, we have assumed that the termination took place on the last business day of our most recently completed fiscal year, and that the price per share of our Common Stock is the closing market price as of that date—$12.34.

The Corporation has entered into employment contracts with its executive officers, including the named executive officers, except for Mr. Coffman, which are structured on a revolving three-year term which are annually renewable. These contracts do not contain an acceleration provision based on a change in control of the Corporation. If they are terminated by reason of the death of the employee, then the Corporation is required to pay the employee’s designated beneficiary an amount equal to six months of the employee’s base salary. If the employee is terminated for cause, then no severance payment is due. If the employee is terminated without cause, then the Corporation is obligated to pay the employee the greater of (i) six months of the employee’s base salary, or (ii) the base salary the employee would have received had he continued to be employed throughout the end of the then existing term of the agreement. In the event of a resignation of the employee, the Corporation is not required to pay any severance.

Severance

The Corporation has entered into Change in Control Agreements with members of senior management, including each of our named executive officers, except for Mr. Coffman, pursuant to which the Corporation would pay certain benefits. The Corporation would make such payments only upon a change in control, and if the Corporation terminates an executive without “cause” or the executive resigns for “good reason” within two years. The term “cause” is defined in the agreements to include acts of dishonesty, disloyalty or fraud, inattention, neglect or inability to perform duties, or breach of the employee’s covenants or terms of the agreement or engaging in intentional gross misconduct. The term “good reason” is defined to include (i) assignment to duties materially inconsistent with those in effect ninety days prior to a change in control; (ii) assigning the officer to a location in excess of 35 miles from his existing location; (iii) reduction in salary in excess of 10%; (iv) failure of a successor company to assume the obligations of the agreement and (v) termination of the officer without cause.

Generally, and subject to certain exceptions, a “change in control” shall be deemed to have occurred if (i) final regulatory approval is obtained for any party to acquire securities of the Corporation and/or the Bank representing 35% or more of the combined voting power of the Corporation’s or the Bank’s then outstanding securities; (ii) during any two consecutive years, there is a significant change in the Corporation’s or the Bank’s Board of Directors not approved by the incumbent Board; or (iii) final regulatory approval is obtained for a plan of complete liquidation or dissolution or sale of all or substantially all of the Corporation’s or the Bank’s assets or certain significant reorganizations, mergers and similar transactions involving the Corporation or the Bank.

The Corporation will pay an amount up to three times (less for certain officers) the sum of (1) the highest annual base salary in effect at any time up to termination, (2) the greater of (i) the employee’s average annual bonus over the most recent three bonus years, or (ii) the employee’s bonus for the year of termination, and (3) continuation of all medical benefits for eighteen months from the termination with premium payments the same as existed at the time of the change in control. The Corporation would pay such amount in a lump sum within thirty days following the termination.

If an excise tax under Section 4999 of the Code, applies to these payments, the Corporation will either pay the executive a reduced amount as a lump sum or, will pay such amount over an extended period of years such that the net present value of such payments would not cause an excise tax to become due. For more information about our Change in Control agreements, please see the section of our Compensation Discussion and Analysis entitled “Change in Control Agreements” on page 29.

Incentive Plan

The Incentive Plan does contain certain acceleration provisions which apply to benefits and options granted thereunder. In the event of the retirement or disability of an employee, each installment of incentive compensation earned for cycles completed prior to such retirement or disability shall be paid to the employee on the date such amounts would be distributable without regard to such retirement or disability and no installment shall be forfeited. In addition, the Compensation Committee may, in its sole discretion, permit such employee to receive a prorata portion of the annual bonus or long-term bonus which otherwise would have been distributable to such employee if the performance level actually achieved as of the date of his or her termination of employment had continued for the remainder of the incentive cycle and the Compensation Committee may, in its discretion, permit the exercise of any then outstanding stock option, to the extent then vested, for a period not to exceed two years after such retirement or disability. In the event of the death of an employee, each installment of incentive compensation earned for a given year completed prior to the employee’s death shall be paid to his or her beneficiary within one hundred twenty days following the date of death. In addition, the Compensation Committee may, in its discretion, permit the employee’s beneficiary to receive a prorata portion of the cash as annual bonus or long-term bonus which would otherwise have been distributable to the employee with respect to those open fiscal year and incentive cycles if the performance level actually achieved as of the date of his or her death had continued for the remainder of the fiscal year or incentive cycle. Additionally, the Compensation Committee may, in its discretion, permit the exercise of any then outstanding stock option, to the extent then vested, for a period not to exceed one year after such death.

The Incentive Plan also contains a change in control trigger provision. Under this provision, if there is in fact a change in control, then all fiscal year or incentive cycles then formed shall be deemed completed and the performance goals for each period shall be deemed to be met at the greater of (i) the target level or (ii) the level of achievement which would have been attained if actual performance to such time continued until the end of such period. Additionally, all stock options granted under the Plan shall be deemed vested and completely exercisable and all performance goals for each fiscal year or incentive cycle shall be deemed met at the superior performance level. All unpaid installments of incentive compensation earned in prior years shall be vested and distributable and, in the case of deferred installments, as if the deferral period elected by the employee had been completed. Additionally, all incentive compensation of each employee shall be distributed within ten days of the happening of the event giving rise to a change in control.

In the event of a termination of an employee for cause, the Compensation Committee may, in its discretion, determine that the employee has forfeited the right to receive any installment of any incentive compensation under the Plan and any stock option, whether or not then vested, shall be void and no longer exercisable upon the occurrence of a termination for cause.

SERP

There are two versions of the SERP used currently, one with a change in control provision and one without. Four of the six named executive officers have a SERP and three of them have agreements without a change in control feature and one has retained a form of agreement with a change in control feature. Mr. Young has retained a form of agreement with a change in control feature.

Both forms of agreement provide for an actuarially reduced benefit in the event of early termination or retirement equivalent to 100% of the accrued benefit payable to the employee at the time of such early termination or retirement. In each case, the benefit is payable at normal retirement age except that the Corporation has discretion to make a lump sum payment in lieu of the annual benefit payable for a term of ten years, discounted to present value. Both forms of agreement also provide for a disability benefit occurring prior to normal retirement age. In the event of disability, the employee is vested in his normal retirement benefit commencing in the month following his normal retirement age.

Additionally, both forms of contracts provide a death benefit. If the employee dies while in the active service of the Corporation, the employee’s beneficiary is entitled to receive the split dollar death benefit payable under the terms of the policy. If the employee dies after any lifetime benefit payments have commenced, but before receiving all such payments, the Corporation is required to pay the remaining benefits to the employee’s beneficiary at the same time and in the same amounts they would have been paid to the employee had the employee survived. If the employee dies after termination of employment but before lifetime benefit payments have commenced, the Corporation shall pay the benefit payments to the employee’s beneficiary that the employee was entitled to prior to death except that the benefit payment shall commence on the 1st day of the month following the date of the employee’s death.

The agreements which contain a change in control benefit provision provide that in the event of a change in control of the Corporation employee is vested in the normal retirement benefit which is payable at normal retirement age. However, under the terms and conditions of the change in control agreements, which the Corporation has in place, any accelerated vesting of the benefit and corresponding present value thereof would reduce the lump sum payment payable to the employee under the change in control agreements. For those employees whose form of SERP does not contain a change in control agreement, they would continue to vest benefits under the Plan in the event of a change in control and in the event of a termination following a change in control would not receive any accelerated vested benefit under the terms of the SERP agreement. For more information about our SERP, please see the section of our Compensation Discussion and Analysis entitled “Retirement Plans—SERP” on page 27.

Retirement Plans

Presently, employees become vested in their Defined Benefit Retirement Plan after five years of service. Employees become vested in the KSOP Plan immediately with respect to elective contributions, five years with respect to the ESOP component thereof, and immediately with respect to matching contributions by the Corporation. In addition, employees are eligible for a reduced retirement benefit under the terms of the Defined Benefit Plan after 10 years of service and attaining age 60. Once vested, employees are entitled to pension benefits upon retirement. Four of the six named executive officers are vested in their Defined Benefit Plan. The benefits payable under both the KSOP Plan and the Defined Benefit Plan are not enhanced based on the circumstances regarding termination, or in the event of a change in control. Because the Corporation would not enhance the benefits payable under any of these plans if the employment of one of its named executive officers terminate, the Corporation does not report any amount in respect of these plans in the table below. For more information about our Defined Benefit Plan, please see the section of our Compensation Discussion and Analysis entitled “Retirement Plans—Defined Benefit Plan” on page 26.

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION

	Involuntary Not for Cause Termination	Involuntary or Good Reason Termination within 24 months of Change in Control[1]	Death	Disability
Paul M. Limbert
Base Salary	$891,750	$0	$184,500	$665,932
Severance		$1,338,622
Stock Options		$0
Post-Employment Health Care		$15,826
Total	$891,750	$1,354,448	$184,500	$665,932

Robert H. Young
Base Salary	$582,475	$152,367	$116,495	$152,367
Severance		$840,635
Stock Options		$0
Post-Employment Health Care		$19,003
Total	$582,475	$1,012,006	$116,495	$152,637

Dennis G. Powell
Base Salary	$746,606	$0	$131,754	$0
Severance		$739,614
Stock Options		$0
Post-Employment Health Care		$15,826
Total	$746,606	$755,440	$131,754	$0

Jerome B. Schmitt
Base Salary	$483,168	$0	$111,500	$342,321
Severance		$879,524
Stock Options		$0
Post-Employment Health Care		$15,927
Total	$483,168	$895,350	$111,500	$342,321

Bernard P. Twigg
Base Salary	$483,398	$0	$100,013	$0
Severance		$575,651
Stock Options		$0
Post-Employment Health Care		19,003
Total	$483,398	$594,654	$100,013	$0

Ralph E. Coffman
Base Salary	$0	$0	$0	$0
Severance		$164,423
Stock Options		$0
Post-Employment Health Care		$4,111
Total	$0	$168,534	$0	$0

(1)	Amounts included in this column reflect the applicable limits pursuant to Section 280G of the Code for each named executive officer.

Corporate Governance

The Corporation is committed to maintaining strong corporate governance practices that allocate rights and responsibilities among stockholders, the Corporation’s Board of Directors (the “Board” or the “Board of Directors”) and management in a manner that benefits the long-term interests of the Corporation’s stockholders. Accordingly, the Corporation’s corporate governance practices are designed not just to satisfy regulatory requirements, but to provide for effective oversight and management of the Corporation.

In conjunction with these requirements, the Corporation previously adopted a Code of Business Conduct and Ethics which it reviews and approves annually. It most recently reviewed and approved the policy at its regular meeting on August 27, 2009. The Code applies to all officers, employees and directors of the Corporation and includes a Code of Ethics and a formal statement of policy requiring all employees of the Corporation to adhere to high standards of ethical business conduct and it details a number of those standards. The Code of Ethics is available on the Corporation’s website at www.wesbanco.com under the “Investor Relations” section.

The Corporation has a Nominating Committee, a Compensation Committee and an Audit Committee, all the members of which are independent, as that term is defined in the Nasdaq listing standards. In addition, all Audit Committee members are also independent under the independence standards of Rule 10A-3 under the Act. The Audit Committee has adopted an Audit Committee Charter which was last approved by the Audit Committee on the 6th day of August, 2009. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis. The Nominating Committee has adopted a written charter. The Nominating Committee approved the slate of directors nominated for election as described herein under the caption “Election of Directors”. The selections were recommended by the Chief Executive Officer and Executive Committee of the Corporation and approved by the Nominating Committee. The Compensation Committee has also adopted a written charter which was last reviewed and approved on January 20, 2010. The charters for the Corporation’s Nominating Committee, Compensation Committee and Audit Committee are available on the Corporation’s website at www.wesbanco.com under the “Investor Relations” section.

The Corporation has also adopted a written policy for employee complaint procedures for reporting of accounting irregularities which provides a specific confidential reporting mechanism available to all employees of the Corporation.

The independent directors meet in executive sessions without management at least two (2) times per year and held their most recent executive session during a regular board meeting on February 25, 2010. The Board of Directors has expressed an intention of maintaining a regular schedule of such meetings as part of its regular meeting agenda.

Shareholders may communicate with the Board by mailing written communications to the attention of the Corporate Secretary at the principal office of the Corporation at One Bank Plaza, Wheeling, WV 26003. All such communications are reviewed by the Secretary of the Corporation and submitted to the Board unless they are determined to be non-substantive.

Board Size

The Board of Directors has adopted a policy that its size should be in the range of 15 to 25 members. In establishing its size, the Board considers a number of factors, including (i) resignations and retirements from the current Board, (ii) the availability of candidates, and (iii) balancing the desire of having a small enough Board to facilitate deliberations with, at the same time, having a large enough Board to have the diversity of backgrounds, professional experience and skills so that the Board and its committees can effectively perform their responsibilities in overseeing the Corporation’s businesses.

Since 1990, the Corporation has separated the position of chief executive officer and Chairman. The Board has determined that this structure is beneficial since it utilizes a non-management Board member to balance the interests of all constituencies in the overall governance structure. The Chairman presides over all meetings of the Board and works with the chief executive officer in establishing agendas, developing policy initiatives and communicating priorities established by the Board.

The Board is active in addressing risk oversight of the Corporation. The chief risk officer reports directly to the Board and submits a quarterly risk assessment report which is reviewed quarterly with the Board by the chief risk officer. Additionally, the Board has established a Disclosure Committee of executive management, which includes the Chairman, and the Chairman of the Audit Committee which meets quarterly with internal audit and representatives of the Corporation’s independent auditor to review material disclosures in the Corporation’s financial statements prior to their release. The Board also receives regular reports from its chairs of the Audit Committee and the Loan Review Committee of the Bank. Additionally, routine reports are provided by the Corporation’s counsel and its chief compliance officer.

Criteria for Membership on the Board

While a significant amount of public attention has been focused on the need for a majority of members of a Board to be “independent”—a requirement that the Board fully supports and, indeed, is committed to exceeding—independence is just one of the important factors that the Board and its Nominating Committee take into consideration in selecting nominees for director. The Nominating Committee and the Board of Directors apply the same criteria to all candidates, regardless of whether the candidate is proposed by a stockholder or some other source.

Overall Composition

As a threshold matter, the Board of Directors believes it is important for the Board as a whole to reflect the appropriate combination of skills, professional experience, market geographic diversity and diversity of backgrounds in light of the Corporation’s current and future business needs. Diversity is further defined to include gender, ethnic and geographic diversity.

Personal Qualities

Each director must possess certain personal qualities, including financial literacy and a demonstrated reputation for integrity, judgment, business acumen, and high personal and professional ethics. In addition, each director must be at least 21 years of age at the commencement of service as a director and less than 70 years of age at the time of nomination.

Commitment to the Corporation and its Stockholders

Each director must have the time and ability to make a constructive contribution to the Board, as well as a clear commitment to fulfilling the director’s fiduciary duties and serving the interests of all the Corporation’s stockholders.

Other Commitments

Each director must satisfy the requirements of antitrust and banking laws that limit service as an officer or director of a significant competitor of the Corporation. In addition, in order to ensure that directors have sufficient time to devote to their responsibilities, the Board determined that directors should generally serve on no more than two (2) other public company boards.

Additional Criteria for Incumbent Directors

During their terms, all incumbent directors on the Corporation’s Board are expected to prepare for (by carefully reading any materials distributed in advance of meetings) and attend the meetings of the Board and committees on which they serve and the annual meetings of stockholders; to stay informed about the Corporation and its businesses; to participate in discussions; to comply with applicable Corporation policies; and to provide advice and counsel to the Corporation’s management.

Additional Criteria for New Directors

As a result of its assessment of the Board’s current composition and in light of the Corporation’s current and expected business needs, the Nominating Committee has identified additional criteria for new members of the Board. The following attributes may evolve over time depending on changes in the Board and the Corporation’s business needs and environment, and may be changed before the mailing of the proxy statement for the 2009 annual stockholders meeting.

•

Professional Experience. New candidates for the Board should have significant experience in areas such as the following: (i) chief executive officer of a corporation (or a comparable position in the government or non-profit sector); (ii) chief financial officer of a corporation (or a comparable position in the government or non-profit sector); (iii) other substantive business experience or expertise; or (iv) a high-level position and expertise in one of the following areas—financial services, investment banking, accounting, legal or public relations.

•	Diversity. The Committee also believes it would be desirable for new candidates for the Board to enhance the gender, ethnic, and/or geographic diversity of the Board.

•

Committee Eligibility. In addition to satisfying the independence requirements that apply to directors generally (see below), the Committee believes that it would be desirable for new candidates for the Board to satisfy the requirements for serving on the Board’s committees, as set forth in the charters for those committees and applicable regulations.

•	Director Experience. The Committee believes it would also be desirable for candidates for the Board to have experience as a director of a public corporation.

Independence

In addition to the foregoing criteria, the Board of Directors and Nominating Committee have established a policy that a majority of the directors must be “independent” under applicable Nasdaq and SEC standards. In addition, the Board has established the goal that a substantial majority of the Board should be independent. The Board has determined that fifteen of the twenty-one current directors (or 71% of the Board), and five of the six nominees for director are independent in accordance with Nasdaq and SEC standards. If all of the nominees are elected, the resulting Board will consist of thirteen independent directors out of a total of nineteen or 68%. The Board applies Nasdaq stock market criteria in making its independence determinations. Specifically, under the Nasdaq standards, a director would not be viewed as independent if he or she:

•	is employed by the corporation or a consolidated parent or subsidiary of the corporation or has been so employed at any time during the past three years;

•	has a “family member” who is, or within the past three years was, employed as an executive officer by the corporation or any parent or subsidiary of the corporation;

•

is, or has a family member who is, a partner in, or a controlling shareholder or executive officer of any organization, including any nonprofit organization, to which the corporation made, or from which the corporation received, payments for property or services in the current or any of the past three fiscal years, that exceed 5% of the recipient’s consolidated gross revenues for the year or $200,000, whichever is more, other than payments arising solely from investments in the corporation’s securities or payments under non-discretionary charitable contribution matching programs;

•

has received (or has a family member who has received) payments in excess of $60,000 from the listed corporation or any parent or subsidiary of the listed corporation during the current or any of the past three years other than compensation for board service or payments arising solely from investments in the corporation’s securities, compensation paid to a family member who is a non-executive employee of the corporation or its parent or subsidiary, benefits under a tax-qualified retirement plan and non-discretionary compensation;

•

is, or has a family member who is, employed as an executive officer of another entity where, at any time during the past three years, any of the executive officers of the listed corporation served on the compensation committee of such other entity; and

•

is, or has a family member who is, a current member of the corporation’s outside auditor, or was a partner or employee of the corporation’s outside auditor who worked on the corporation’s audit at any time during any of the past three years.

Director Nomination Process

There are a number of different ways in which an individual may be nominated for election to the Board of Directors.

Nominations Developed by the Nominating Committee

The Nominating Committee may identify and propose an individual for election to the Board. This involves the following steps:

•

Assessment of Needs. As described above, the Nominating Committee conducts periodic assessments of the overall composition of the Board in light of the Corporation’s current and expected business needs and, as a result of such assessments, the Committee may establish specific qualifications that it will seek in Board candidates. The Committee reports on the results of these assessments to the full Board of Directors.

•

Identifying New Candidates. In light of such assessments, the Committee may seek to identify new candidates for the Board (i) who possess the specific qualifications established by the Committee and (ii) who satisfy the other requirements for Board service. In identifying new director candidates, the Committee seeks advice and names of candidates from Committee members, other members of the Board, members of management, and other public and private sources, including shareholders.

•

Reviewing New Candidates. The Committee reviews the potential new director candidates identified through this process. This involves reviewing the candidates’ qualifications as compared to the specific criteria established by the Committee and the more general criteria established by the Corporation’s Bylaws and Nasdaq listing requirements. The Committee may also select certain candidates to be interviewed by one or more Committee members.

•

Reviewing Incumbent Candidates. On an annual basis, the Committee also reviews incumbent candidates for re-nomination to the Board. This review involves an analysis of the criteria set forth above that apply to incumbent directors.

•

Recommending Candidates. The Nominating Committee recommends a slate of candidates for the Board of Directors to submit for election by the Corporation’s stockholders at the annual stockholders meeting. This slate of candidates may include both incumbent and new nominees. In addition, apart from this annual process, the Committee may, in accordance with the Bylaws, recommend that the Board elect new members of the Board to fill vacancies who will serve until the next annual stockholders meeting.

Stockholder Nominations Submitted to the Committee

Stockholders may also submit names of director candidates to the Nominating Committee for its consideration. The same evaluation procedures apply to all candidates for director nomination, including candidates submitted by stockholders. The process for stockholders to use in submitting suggestions to the Nominating Committee is by written recommendation addressed to the Corporate Secretary, in care of the Corporation at One Bank Plaza, Wheeling, WV 26003. The recommendation must include biographical information about the nominee, share ownership of the nominee, business experience of the nominee and the name, address and number of shares owned by the stockholder submitting the request.

Stockholder Nominations Submitted to Stockholders

Stockholders may choose to submit nominations directly to the Corporation’s stockholders. The Corporation’s Bylaws set forth the process that stockholders may use if they choose this approach, which is described below at “Stockholders Intending to Nominate Candidates for Election to Board of Directors Must Give Notice to Corporation.”

Board Responsibilities

The Board’s primary responsibility is to seek to maximize long-term stockholder value. The Board selects senior management of the Corporation, monitors management’s and the Corporation’s performance, and provides advice and counsel to management. Among other things, at least annually, the Board reviews the Corporation’s strategy and approves a business plan and budget for the Corporation. The Board also reviews and approves transactions in accordance with guidelines that the Board may adopt from time to time. In fulfilling the Board’s responsibilities, directors have full access to the Corporation’s management, internal and external auditors, and outside advisors.

Board Meetings

The Board of Directors held regular meetings every other month in 2009. At its regular meeting on October 22, 2009 the Board conducted an annual corporate governance review. The Board of Directors also communicates informally with management on a regular basis.

Committees of the Board

In addition to the Executive Committee, the Board has three standing committees which consist solely of independent board members: the Audit Committee, the Compensation Committee and the Nominating Committee. The Corporation also has three committees which include both directors and management personnel: the Pension/KSOP Committee, the Insurance Committee and the Marketing Committee. Finally, the Board also has a Disclosure Committee which includes the Chairman of the Board and the Chairman of the Audit Committee.

Each of the Audit Committee, the Compensation Committee and the Nominating Committee is composed entirely of Independent Directors. The Chair of each committee is an independent director. Each committee also holds regular executive sessions at which only committee members are present. Each committee is also authorized to retain its own outside counsel and other advisors as it desires.

As noted above, charters for each of the Executive Committee, Audit Committee, Compensation Committee and Nominating Committee are available on the Corporation’s website, but a brief summary of the committees’ responsibilities follows:

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its responsibilities in connection with the Corporation’s (i) independent auditors, (ii) internal auditors, (iii) financial statements, (iv) earnings releases and guidance, (v) financial and capital structure and strategy, as well as (vi) the Corporation’s compliance program, internal controls and risk management.

Nominating Committee

The Nominating Committee is responsible for assisting the Board in relation to (i) director nominations, (ii) committee structure and appointments, (iii) Board performance evaluations, (iv) regulatory matters relating to corporate governance, (v) stockholder proposals and communications, and (vi) management succession.

Compensation Committee

The Compensation Committee is responsible for (i) approving compensation and employment agreements for, and reviewing benefits provided to, the Corporation’s senior executives, (ii) overseeing the Corporation’s disclosure regarding executive compensation, (iii) reviewing the Corporation’s overall compensation structure and benefit plans, (iv) reviewing officer appointments, (v) overseeing the Corporation’s human development programs designed to attract, retain, develop, and motivate the Corporation’s employees, (vi) reviewing the Corporation’s organization chart, and (vii) compensating directors.

Board Self-Evaluation

The Board of Directors conducts a self-evaluation of its performance annually, which includes a review of the Board’s composition, responsibilities, structure, processes and effectiveness.

Director Orientation and Education

Each individual, upon joining the Board of Directors, is provided with an orientation regarding the role and responsibilities of the Board and the Corporation’s operations. As part of this orientation, new directors have opportunities to meet with members of the Corporation’s management. The Corporation is also committed to the ongoing education of its directors. From time to time, the Corporation’s executives, the heads of its business groups and outside experts make presentations to the Board regarding their respective areas.

Non-Employee Director Compensation and Stock Ownership

The Board of Directors is responsible for establishing compensation for the Corporation’s non-employee directors. The Compensation Committee reviews the compensation for non-employee directors, including reviewing compensation provided to non-employee directors at other companies, and makes a recommendation to the Board for its approval.

In order to align the interests of directors and stockholders, it is also the Board’s policy that non-employee directors are encouraged to own an amount of the Corporation’s stock that is significant in light of each director’s individual means.

The Corporation also expects all directors to comply with all federal, state and local laws regarding trading in securities of the Corporation and disclosing material, non-public information regarding the Corporation, and the Corporation has procedures in place to assist directors in complying with these laws.

Meetings of Board of Directors and Committees and Compensation of Members

The Board of Directors of the Corporation meets every other month, and the Executive Committee of the Corporation meets monthly. Fees paid for attendance at Board meetings and meetings of the Executive Committee are $1,000 and $1,250, respectively. For the year 2009, the Directors received an annual fee of $10,000 payable quarterly at the rate of $2,500 per quarter. The Chairman of the Board and Chairman of the Audit Committee each received an annual fee of $25,000. During 2009, the Board of Directors of the Corporation held seven meetings. Directors of the Corporation were also paid a fee of $750 for attendance at meetings of other committees of the Corporation. No annual or meeting fees are paid to Directors who are also active officers of the Corporation or any of its affiliates. Fees in the total amount of $507,300 were paid to

Directors for attendance at meetings of the Board of Directors of the Corporation and at meetings of all Committees of the Corporation during the year 2009. In addition, fees in the aggregate amount of $69,900 were credited to the accounts of those Directors who elected to participate in the Wesbanco Inc. Deferred Compensation Plan, pursuant to which payment of fees for attendance at meetings of the Board of Directors and committees established by the Board may be deferred. As discussed on page 38, the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan was merged into the Wesbanco, Inc. Deferred Compensation Plan in 2005 to form a deferred compensation plan for directors and specifically identified officers that complies with the American Jobs Creation Act of 2004 and its implementing regulations. Upon the plan merger, directors’ credits under the prior plan became their respective opening credits under the new plan.

Each director attended at least 75% of the total meetings of the Board of Directors and its committees held in 2009, with the exception of James E. Altmeyer who attended 14% of the total of such meetings and F. Eric Nelson, Jr. and Joan C. Stamp who attended 71% of such meetings. Twenty of twenty-three total directors at the time attended the 2009 shareholders meeting. Attendance at the annual shareholders meeting is considered in evaluating incumbent directors.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($) (1) Wesbanco, Inc.	Fees Earned or Paid in Cash ($) (2) Wesbanco Bank, Inc.	Total ($) (3)
(a)	(b)	(c)	(d)
James E. Altmeyer	10,700.00	-0-	10,700.00
Ray A. Byrd	18,750.00	11,250.00	30,000.00
R. Peterson Chalfant	35,950.00	-0-	35,950.00
Christopher V. Criss	57,200.00	-0-	57,200.00
Robert M. D’Alessandri	16,500.00	-0-	16,500.00
Abigail M. Feinknopf	17,250.00	-0-	17,250.00
John W. Fisher, II	20,700.00	-0-	20,700.00
Ernest S. Fragale	23,700.00	3,000.00	26,700.00
James C. Gardill	52,700.00	16,900.00	69,600.00
John D. Kidd	31,450.00	-0-	31,450.00
Vaughn L. Kiger	36,450.00	3,000.00	39,450.00
Robert E. Kirkbride	34,950.00	10,000.00	44,950.00
D. Bruce Knox	19,200.00	-0-	19,200.00
Paul M. Limbert	—	—	—
Jay T. McCamic	17,700.00	-0-	17,700.00
F. Eric Nelson, Jr.	16,800.00	3,000.00	16,800.00
Henry L. Schulhoff	35,700.00	-0-	35,700.00
Joan C. Stamp	16,250.00	-0-	16,250.00
Neil S. Strawser	17,700.00	3,000.00	20,700.00
Reed J. Tanner	23,700.00	-0-	23,700.00
Donald P. Wood	23,700.00	-0-	23,700.00

(1)	Amounts in this column represent fees paid to directors for services on the board of directors of WesBanco, Inc. and any applicable Board committees. Amounts include cash and deferred fees contributed to the Wesbanco Deferred Compensation Plan.
(2)	Amounts in this column represent fees paid to directors for services on the board of directors of WesBanco Bank, Inc. and any applicable WesBanco Bank Board committees. Amounts include cash and deferred fees contributed to the WesBanco Deferred Compensation Plan.
(3)	The Corporation has not provided stock options to directors and, thus, there are no outstanding director options, except for Director Schulhoff related to his service on a predecessor board.

Nominating Committee

The Corporation has a standing Nominating Committee. Members of the Corporation’s Nominating Committee are Vaughn L. Kiger, R. Peterson Chalfant and Christopher V. Criss, all of whom are independent directors, as the term is defined in Nasdaq listing standards. The Committee meets at least annually and when vacancies on the Corporation’s Board of Directors are to be filled and met once during 2009.

Compensation Committee

The Corporation has a standing Compensation Committee. The members of the Corporation’s Compensation Committee include John W. Fisher, II, Robert E. Kirkbride, Christopher V. Criss, R. Peterson Chalfant, Vaughn L. Kiger and Henry L. Schulhoff, all of whom are independent directors as the term is defined in Nasdaq listing standards and under applicable law. The Compensation Committee met three times during the fiscal year ended December 31, 2009 and twice since January  1, 2010.

Compensation Committee Interlocks and Insider Participation

None of the Corporation’s executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of the Corporation’s Board of Directors. None of the Corporation’s executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of the Board’s Compensation Committee.

Audit Committee

The Corporation has an Audit Committee. All members are considered independent under Nasdaq listing standards and Rule 10A-3 under the Act and the currently serving members are: Christopher V. Criss, Chairman, Reed J. Tanner, Ernest S. Fragale, and Donald P. Wood. Certain members of the Audit Committee are partners, controlling stockholders or executive officers of an organization that has a lending relationship with the banking affiliate of the Corporation, or individually, they maintain such relationships. The Corporation’s Board of Directors has determined that such lending relationships do not interfere with the director’s exercise of independent judgment. The Board of Directors of the Corporation has determined that Reed J. Tanner, a licensed CPA, is an “audit committee financial expert” as defined in Item 407 of Regulation S-K and that he is independent as that term is used in Item 7 of Schedule 14A. The Corporation has adopted a formal charter and the Audit Committee has reviewed and assessed the adequacy of the written charter during the past year. The Audit Committee met eight times in 2009.

Report of Audit Committee

The Audit Committee oversees the Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the registered public accounting firm, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States and by codification of statements on auditing standards, pursuant to Public Company Accounting Oversight Board Rule 3200T, including Statement on Auditing Standards No. 61, as amended. The Audit Committee has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with the independent auditors the independent auditors’ independence from management and the Corporation and considered the compatibility of nonaudit services with the auditors’ independence. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Oversight Board in Rule 3200T.

The Audit Committee discussed with the Corporation’s internal and independent auditors the overall scope and plans for and results of their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation’s internal controls, credit quality and the overall quality of the Corporation’s financial reporting.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC. This report is not deemed “soliciting material” or deemed to be filed with the SEC or subject to Regulation 14A, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent requested by the Corporation or specifically incorporated by documents otherwise filed.

Submitted by:

AUDIT COMMITTEE:

Christopher V. Criss, Chairman	Ernest S. Fragale
Reed J. Tanner	Donald P. Wood

Stockholders Intending to Nominate Candidates for

Election to Board of Directors Must Give Notice to Corporation

Under Section 2 of Article III of the Bylaws of the Corporation, any stockholder who intends to nominate or cause to have nominated, a candidate for election to the Board of Directors (other than any candidate proposed by the Board of Directors) shall so notify the Secretary of the Corporation in writing not less than thirty days prior to the date of any meeting of the stockholders at which Directors are to be elected, or five days after the giving of notice of such meeting, whichever is later. Only candidates nominated in accordance with this section, other than candidates nominated by the Board of Directors, shall be eligible for election to the Board of Directors.

Proposals of Stockholders for Presentation at

Next Year’s Annual Meeting, to be Held April 20, 2011

Proposals which stockholders intend to present at next year’s annual meeting, to be held on Wednesday, April 20, 2011, will be eligible for inclusion in the Corporation’s proxy material for that meeting if they are submitted to the Corporation in writing not later than November 16, 2010. A proponent may submit only one proposal. At the time of the submission of a proposal, a stockholder also may submit a written statement in support thereof for inclusion in the proxy statement for the meeting, if requested by the proponent; provided, however, that a proposal and its supporting statement in the aggregate shall not exceed 500 words.

Additionally, if properly requested, a stockholder may submit a proposal for consideration at next year’s annual meeting, but not for inclusion in the Corporation’s proxy material for that meeting. To make such a proposal, the Corporation must receive from the stockholder a notice in writing of such request by January 28, 2011.

Independent Auditors

Ernst & Young LLP served as the registered public accounting firm for the Corporation and all affiliates for the year 2009. The services rendered by Ernst & Young LLP during the year 2009 consisted primarily of audit and tax services as approved by the Audit Committee or under terms of the company’s audit services pre-approval policy. The Audit Committee has engaged Ernst & Young LLP as independent auditors to audit the consolidated financial statements of the Corporation for the year ending December 31, 2010. It is expected that a representative of Ernst & Young LLP will be present at the stockholders meeting. Such representative will have the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions from the stockholders who are present. A representative of Ernst & Young, LLP attended last year’s annual meeting.

The Audit Committee’s pre-approval policies and procedures are detailed in the Audit Committee Charter. Generally, these procedures require the Audit Committee to pre-approve all auditing services to be performed by its independent auditor subject to a de minimis exception. The pre-approval may be delegated to the Chairman subject to review and ratification by the Committee at its next scheduled meeting. All of the 2009 audit fees of $716,141 were pre-approved by the Audit Committee before commencement of the service. No such fees were approved by management under terms of the de minimis exception in the Audit Committee’s pre-approval policy provided for under Sarbanes-Oxley regulations, subject to later ratification by the Committee. Additionally, 100% of the tax fees totaling $59,000 were pre-approved by the Audit Committee.

Audit Fees. The aggregate fees of Ernst & Young LLP billed for each of the last two fiscal years for professional services rendered for the audit of the Corporation’s annual financial statements included in Form 10-K filed with the Securities and Exchange Commission, and its internal controls over financial statement preparations, and the quarterly reviews of the Corporation’s financial statements included in Forms 10-Q for 2009 and 2008, respectively, were $716,141 and $671,940. Also included in 2008 were professional services rendered in connection with the Corporation’s acquisition of Oak Hill Financial, Inc. and, for both years, accounting consultation on matters addressed during the audit or interim reviews, for consents on certain SEC registration statements, and for an audit of the Corporation’s broker-dealer, WesBanco Securities, Inc.

Audit-Related Fees. Ernst & Young LLP provides other audit-related services to the Corporation from time to time. However, the aggregate fees for these services billed for each of the last two fiscal years were $-0- for each year.

Tax Fees. Ernst & Young LLP also provides certain tax related services, and the aggregate fees billed for each of the last two fiscal years for such services were $59,000 and $92,000 for 2009 and 2008, respectively. These services primarily included preparation of the Corporation’s tax filings and certain tax planning advisory services for both years, and for 2008, the preparation of the final Oak Hill Financial, Inc. tax returns and state tax planning services.

All Other Fees. “All Other Fees” for the years ended December 31, 2009 and 2008, were $-0- and $1,060, respectively, and represent subscription fees for an accounting and auditing research tool.

Item 2

Approval and Adoption of the Restated

Incentive Bonus, Option and Restricted Stock Plan

The Company currently maintains the WesBanco, Inc. Key Executive Incentive Bonus & Option Plan, which was originally adopted by the Board of Directors on February 13, 1998 (the “Current Plan”). The Current Plan provides for annual bonus incentive, long-term bonus incentive and stock option awards to designated key executives of the Company. The Board believes that the Current Plan has been effective in attracting and retaining highly-qualified employees and that the awards granted under the Current Plan have provided an incentive that aligns the economic interests of plan participants with those of our stockholders. The Compensation Committee of the Company’s Board of Directors (the “Committee”) has reviewed the Current Plan to determine whether it remains a flexible and effective source of incentive compensation in terms of the number of shares of stock available for awards and in terms of its design.

Based on its review, the Committee recommended that the Current Plan be amended and restated to:

•	add 800,000 shares of the Company’s stock; historically, stock options had been the only equity awards granted under the Current Plan; and

•	provide for awards of restricted stock in addition to stock options; and

•	allow the Committee to grant awards of stock options or restricted stock to non-employee directors of the Company.

Summary of Material Changes to the Current Plan

Adding Shares. The Current Plan authorizes the issuance of up to 1,000,000 shares of stock pursuant to non-qualified stock option and long-term incentive bonus awards. As of the record date for the 2010 Annual Meeting, there were 186,869 shares available for new grants under the Current Plan. In view of the limited number of shares remaining available to provide new incentive awards under the Current Plan, and the value of having such an effective recruiting and retention tool as the Current Plan, the Board of Directors believes it is advisable to reserve an additional 800,000 shares of the Company’s common stock to be available for new awards.

Restricted Stock Awards. Based on changes in accounting treatment of equity awards and the evolution of incentive and equity compensation market practices since the Current Plan was originally adopted in 1998, the Board of Directors believes it is advisable to provide for awards of restricted stock in addition to the other types of awards available under the Current Plan. Historically, stock options have been the only equity awards granted under the Current Plan.

Eligibility of Non-Employee Directors. The Current Plan only allows key employees to receive awards of equity compensation. In order to provide equity compensation to non-employee members of the Company’s Board of Directors in a flexible and efficient manner, the Board of Directors believes that it is advisable to make non-employee directors eligible for grants of non-qualified stock options and restricted stock awards under the Current Plan as amended and restated.

Adoption of Restated Plan

On February 25, 2010, the Board of Directors approved and recommends that the Company’s stockholders approve a restatement of the Current Plan in the form of the WesBanco, Inc. Incentive Bonus, Option and Restricted Stock Plan (the “Restated Plan”), which incorporates the material changes described above. Stockholder approval of the Restated Plan is desired, among other reasons, to ensure the tax deductibility by the Company of awards under the Restated Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and to meet the listing requirements of the NASDAQ Global Markets.

Upon approval of the Restated Plan by the Company’s stockholders, the Restated Plan will replace the Current Plan and no new awards will be made under the terms of the Current Plan. However, any outstanding awards previously granted under the Current Plan will continue in effect after approval of the Restated Plan and will not be deemed amended or modified by the adoption and approval of the Restated Plan. If the Restated Plan is not approved by the Company’s stockholders, the Current Plan will remain in effect according to its terms and the Company may continue to grant awards under that plan.

The material features of the Restated Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the Restated Plan, the full text of which is set forth as Appendix A to this proxy statement.

ADMINISTRATION

The Board of Directors has the authority and responsibility to determine from year to year whether and which type of awards may be made under the Restated Plan for that year or a particular incentive period. If the Board determines that incentive awards will be made available under the Restated Plan, the Board will further designate for the Committee the performance goals the Board believes to be important for the Company’s success for that incentive period. Based upon the Board’s direction, the Committee has the authority to determine, within the limits of the express provisions of the Restated Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. The Committee also has the authority to interpret the Restated Plan, as well as the discretion to delegate its ministerial functions under the Restated Plan to such other persons as the Committee deems appropriate.

SUMMARY OF AWARD TERMS AND CONDITIONS

Key Executive Awards

General. The Restated Plan has four portions under which key executives may be granted awards: an Annual Bonus Portion, a Long Term Bonus Portion, a Stock Option Portion and a Restricted Stock Portion. The Annual Bonus Portion offers Participants opportunities for incentive compensation generally denominated in cash, based on the degree of attainment of corporate and/or personal goals over one fiscal year. The Long Term Bonus Portion offers Participants opportunities for incentive compensation denominated, generally in cash and shares of the Company’s common stock, based on the degree of attainment of corporate and/or personal goals over more than one fiscal year. The Stock Option Portion permits the Committee to award non-qualified stock options which will become vested, if at all, based on attainment of performance goals or the completion of a specified period of time. The Restricted Stock Portion permits the Committee to award shares of the Company’s common stock subject to forfeiture restrictions that will lapse, if at all, upon the attainment of performance and/or personal goals, or the completion of a specified period of employment.

In recognition that certain executives may be in a position to have more influence over attainment of certain goals, the Restated Plan does not require the use of uniform performance goals or performance levels for all participants. Accordingly, opportunities to earn incentive compensation as well as the individual and collective goals to be met to realize incentive compensation, as Annual Bonus or Long Term Bonus or to vest Stock Options or Restricted Stock under the Plan, may vary from one participant to another.

Annual Bonus Portion. The Annual Bonus Portion focuses on the business plan for a specified fiscal year and sets goals to be achieved in that year. If the goals are met, incentive compensation for the Annual Bonus Portion is paid primarily in cash.

Long Term Bonus Portion. The Long Term Bonus Portion focuses on the business plan over several successive fiscal years. If goals are met over the measurement period, Long Term Bonus is paid in the form of a combination of stock and cash. The typical number of years applicable to measure performance with respect to a Long Term Bonus award is generally 3 years, but the Restated Plan allows the Committee to elect, in its discretion, to include more or fewer years in an incentive period.

Awards under the Long Term Bonus Portion are denominated in “Units.” Each basic Unit is expressed in terms of dollars and whole or fractional shares of the Company’s stock. Generally, the appropriate composition of each Unit should be a combination of shares and cash so that any income tax obligations of the participant in connection with the award may be settled without requiring a sale of shares.

Stock Option Awards. Stock Options are granted at the discretion of the Committee, each with an exercise price equal to the then fair market value of a share of Company stock. The Committee determines the applicable vesting schedule based upon attainment of performance goals set for each year under the Annual Bonus Plan (or if no Annual Bonus Plan is in effect for that year, performance goals set specifically for the Stock Option Portion). The Committee may also award options that vest over a specific period of time.

Restricted Stock Awards. Restricted Stock is granted at the discretion of the Committee and the Committee determines the applicable vesting schedule reflecting attainment of designated performance goals and/or continuous employment over a period of years specified in the award documents. The Committee may provide for the payment of any applicable dividends paid with respect to any shares of common stock subject to a Restricted Stock award during the period prior to the lapse of the restrictions.

Granting of Awards. The Board of Directors, in consultation with management and in connection with the Company’s ongoing business planning processes, will direct which goals are to be achieved over the applicable fiscal year with respect to each type of award granted and, for purposes of the Long Term Bonus Portion, over the applicable multi-year incentive period. The Committee will determine and set the following to be consistent with the Board’s directions:

(a) Performance goals appropriate to the Board’s directions;

(b) The composition of Units used to denominate incentive compensation opportunities for the Long Term Bonus Portion;

(c) Threshold, target and superior levels of achievement with respect to performance goals for the Annual and Long Term Bonus Portions, respectively;

(d) Amounts of potential awards, expressed in Units for the Long Term Bonus Portion and dollars for the Annual Bonus Portion, which may be distributed to a participant, in the event threshold, target or superior performance levels are achieved; and

(e) Whether awards of Stock Options or Restricted Stock will be granted in that year and, if so, in what amount and to which participants.

The performance goals applicable to awards made to participants who are subject to, and which are intended to comply with, the “performance-based compensation” requirements of Section 162(m) of the Code shall be based on one or more of the following measures (the “Performance Goals”):

•	Earnings per share

•	Return on equity

•	Return on assets

•	Other return measures such as return on capital, invested capital, equity, sales, or revenue

•	Net operating profit

•	Cash flow

•	Loan portfolio growth

•	Core deposit growth

•	Credit quality

•	Non-interest income

•	Non-performing asset ratio

•	Charge-offs

The Performance Goals may be measured with respect to the Company or any one or more of its subsidiaries, divisions or affiliates, either in absolute terms or as compared to another company or companies, or an index established or designated by the Committee. The above terms will have the same meaning as in the Company’s financial statements, or if the terms are not used in the Company’s financial statements, as applied pursuant to generally accepted accounting principles, or as used in the industry, as applicable.

The maximum awards that can be granted under the Restated Plan in any calendar year to a single participant who is subject to, and which is intended to comply with, Section 162(m) of the Code is 75,000 shares of common stock in the form of stock options, 20,000 shares of common stock in the form of restricted stock, and $300,000 in the form of cash-based incentive awards.

Determination of and Payment of Awards. Incentive compensation for both the Annual Bonus and the Long Term Bonus will be determined by the Compensation Committee based on a review of the achievement of the applicable performance goals within 75 days of the end of the fiscal year or other specified incentive period. Amounts earned as Annual Bonus will be paid in a single sum as soon as practicable after its determination. Historically, it has generally been the Committee’s practice to limit the amount of annual Bonus to a maximum of 50% of base salary for the Chief Executive Officer and a somewhat lesser percentage of base salary for other executive officers. Amounts earned as Long Term Bonus will be distributed in 3 substantially equal annual installments. The payment of these bonus amounts and of each installment is contingent upon the participant being an employee of the Company on the date of distribution, except if the cessation of employment is related to his or her death, disability or retirement.

The Committee also will determine the extent to which any performance goals applicable to an award of Stock Options or Restricted Stock have been achieved, resulting in the vesting of all or a portion of such award. Stock Options, to the extent vested and exercisable, can be exercised in accordance with the terms and conditions set forth in the stock option agreement which evidences those Stock Options. Restricted Stock will become vested on the terms and conditions set forth by the Committee at the time of grant. Generally, awards under the Restated Plan will be deemed payable (and any applicable performance goals will be deemed to have been met at the target level of performance) upon the occurrence of a “change in control” of the Company (as defined in the Restated Plan).

On March 8, 2010, the market price per share of the Company’s common stock was $16.04 based on the closing price of the common stock on the NASDAQ Global Markets on such date.

Non-Employee Director Awards

General. The Restated Plan has two portions under which non-employee directors may be granted awards: a Stock Option Portion and a Restricted Stock Portion. The Stock Option Portion permits the Committee to award non-qualified stock options in such amounts and subject to such terms and conditions as the Committee may establish, subject to the requirements of the Restated Plan. The Restricted Stock Portion permits the Committee to award shares of the Company’s common stock in such amounts and subject to such terms and conditions as the Committee may establish, subject to the requirements of the Restated Plan. Generally, awards to non-employee directors under the Restated Plan will be deemed vested upon the occurrence of a “change in control” of the Company (as defined in the Restated Plan).

Stock Option Awards. Stock Options are granted to non-employee directors at the discretion of the Committee, each with an exercise price equal to the then fair market value of a share of Company stock. Each option will become vested and exercisable, if at all, based on meeting specified periods of service on the Company’s Board following the grant of the option or other time-based conditions. Stock Options, to the extent vested and exercisable, can be exercised in accordance with the terms and conditions set forth in the applicable stock option agreement, but in no event will Options granted to non-employee directors be exercisable for a period of more than ten years from the grant date.

Restricted Stock Awards. Restricted Stock is granted to non-employee directors at the discretion of the Committee subject to forfeiture restrictions that will lapse, if at all, on meeting specified periods of service on the Company’s Board following the grant of the restricted stock or other time-based conditions. The Committee may provide for the payment of any applicable dividends paid with respect to any shares of common stock subject to a Restricted Stock award during the period prior to the lapse of the restrictions.

ELIGIBILITY AND LIMITATION ON AWARDS

The Committee may grant awards to any “Key Executive” or “Non-Employee Director” of the Company. For purposes of the Restated Plan, the term “Key Executive” means any executive level employees of the Company (as well as executive level employees of any subsidiary of the Company) who are in a position to directly influence the achievement of performance goals designated by the Board. For purposes of the Restated Plan, the term “Non-Employee Director” means any member of the Company’s Board of Directors who has not been an employee of the Company for a period of at least one year prior to the relevant date. Employees designated as Key Executives for Annual Bonus and/or Long Term Bonus purposes, may or may not, in the discretion of the Committee, be eligible for awards under other portions of the Restated Plan. Designation as a Key Executive for one year or incentive period does not entitle the individual to be designated as a Key Executive for any other year or incentive period. It is presently contemplated that approximately 18 persons, which includes all of the Company’s current Non-Employee Directors, will be eligible to receive awards under the Restated Plan.

AWARDS GRANTED UNDER THE RESTATED PLAN

The future amounts that will be received by participants under the Restated Plan are not determinable. The stock option awards granted to the Company’s named executive officers under the Restated Plan and outstanding as of December 31, 2009 are set forth in the Outstanding Equity Awards at Fiscal Year-End Table found on page 35 of this Proxy Statement. As of March 8, 2010 (i) the Company’s executive officers as a group (10 officers) held outstanding stock option grants for 193,442 shares, (ii) the Company’s non-employee directors as a group (18 directors) held outstanding stock option grants for 7,600 shares, and (iii) all of our employees other than our executive officers (87 employees) held outstanding stock option grants for 171,177 shares.

SHARES SUBJECT TO THE RESTATED PLAN

The original number of shares of the Company’s common stock available for issuance with respect to awards under the Current Plan was 1,000,000, of which approximately 186,869 shares remains available for new awards. The Board has authorized an additional 800,000 shares of the Company’s common stock to be available for new awards under the Restated Plan, so that the aggregate number of shares reserved for issuance under the Restated Plan is 1,800,000, with approximately 986,869 shares being available for new awards. Further, no more than 300,000 of the total shares of common stock reserved under the Restated Plan may be awarded as restricted stock awards.

With respect to awards made under the Restated Plan, shares underlying awards that are forfeited or canceled (as a result, for example, of the lapse of an option or a forfeiture of restricted stock), as well as any shares surrendered to or withheld by the Company in payment or satisfaction of the exercise price of a stock option or tax withholding obligations with respect to an award, will no longer be available for new grants under the Restated Plan. Shares to be issued under the Restated Plan will be authorized but unissued shares of common stock or shares of stock reacquired by the Company.

ANTI-DILUTION PROTECTION

In the event of any substantial corporate event or transaction that affects the number of shares outstanding, the Committee is empowered to make such equitable adjustments with respect to awards or any provisions of the

Restated Plan as it deems necessary and appropriate, including, if necessary, any adjustments in the maximum number of shares of common stock subject to the Restated Plan, the number of shares of common stock subject to and the exercise price of an outstanding award, or the maximum number of shares that may be awarded as a particular type of award.

AMENDMENT AND TERMINATION

The Board of Directors may at any time amend or terminate the Restated Plan, provided that no such action will adversely affect any rights of participants with respect to any outstanding awards made under the Restated Plan without the consent of the participants.

FEDERAL INCOME TAX CONSEQUENCES

The federal income tax consequences of the issuance and exercise of awards under the Restated Plan are as described below. The following information is only a summary of the tax consequences of the awards, and participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership or exercise of the awards, and the ownership and disposition of any underlying securities.

Nonqualified Stock Options. A participant who is granted a nonqualified stock option under the Restated Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares, subject to certain limits on the deductibility of compensation under the Code. The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the participant as ordinary income.

Restricted Stock. A participant will not be taxed at the date of an award of restricted shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the participant, within 30 days after transfer of such restricted shares to the participant, elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer. The Company will be entitled to a corresponding deduction, subject to certain limits on the deductibility of compensation under the Code. Any disposition of shares after the restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer). To the extent dividends that accumulate during the restricted period are paid upon the lapse of the applicable restrictions under the award, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Company.

Cash-Based Annual Bonus and Long-Term Incentive Bonus Awards. Generally, a participant will not recognize taxable income upon the grant of any cash-based Annual Bonus or Long-Term Incentive Bonus awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash paid to or otherwise received by the participant with respect to such award will constitute ordinary income to the participant. The Company also will then be entitled to a deduction in the same amount, subject to certain limits on the deductibility of compensation under the Code.

Tax Deductibility of Certain Performance-Based Awards Under the Restated Plan. Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain compensation paid to any “covered employee” in excess of $1 million. For purposes of Section 162(m), the term “covered employee” includes the Company’s chief executive officer and the three other most highly compensated executive officers who are required to be disclosed in the Company’s proxy statement as a “named executive officer” based on the amount of their total compensation. Certain compensation, including compensation paid based on the achievement of pre-established performance goals, is excluded from this deduction limit if the material terms under which the compensation is to be paid, including the performance goals to be used, are approved by our stockholders. Accordingly, in order to maintain the Company’s ability to fully deduct certain incentive compensation paid pursuant to the Restated Plan, approval of the Restated Plan will qualify as approval of the material terms, including the Performance Goals discussed in the section titled “Granting of Awards” above, under which qualifying performance-based compensation is to be paid.

EFFECTIVE DATE

The Restated Plan will be effective on April 21, 2010 if approved by the stockholders of the Company. If not approved by the stockholders, no awards will be made under the Restated Plan and the Current Plan will continue in effect, subject to its existing terms and conditions.

VOTE REQUIRED

Approval of the Restated Plan will require the affirmative vote of at least a majority in voting interest of the stockholders present in person or by proxy and voting at the Annual Meeting of Stockholders, assuming the presence of a quorum. If the stockholders do not approve the Restated Plan, it will not be implemented, but the Company reserves the right to adopt such other compensation plans and programs as it deems appropriate and in the best interests of the Company and its stockholders.

BOARD RECOMMENDATION

The Board of Directors unanimously recommends a vote “FOR” the proposal to approve the Restated Plan.

Item 3

Shareholder Proposal

We received the following shareholder proposal. We have included the proposal and the shareholder’s supporting statement exactly as we received it. Following the proposal, we explain why our Board recommends a vote AGAINST the proposal. The proposal and supporting statement were submitted by Gerald R. Armstrong, shareholder, 910 Sixteenth Street, No. 412, Denver, Colorado 80202-2917, who has advised us he is the record owner of 125 shares of common stock.

Shareholder Proposal

That the shareholders of Wesbanco, Inc. request its Board of Directors to take the steps necessary to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of teh [sic] previously-elected Directors.

Supporting Statement

The current practice of electing only one-third of the directors for three year terms is not in the best interest of the corporation or its shareholders. Eliminating this staggered system increases accountability and gives shareholders the opportunity to express their views on the performance of each director annually. The proponent believes the election of directors is the strongest way that shareholders influence the direction of any corporation and our corporation should be no exception.

As a professional investor, the proponent has introduced the proposal at several corporations which have adopted it. In others, opposed by the board or management, it has received votes in excess of 70% and is likely to be reconsidered favorably.

The proponent believes that increased accountability must be given our shareholders whose capital has been entrusted in the form of share investments especially during these times of great economic challenge.

Arthur Levitt, former Chairman of The Securities and Exchange Commission said, “In my view, it’s best for the investor if the entire board is elected once a year. Without annual election of each director, shareholders have far less control over who represents them.”

While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as Directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders.

In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect the need for change.

If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this proposal.

Our Comments Regarding the Proposal

Board of Directors’ Statement in Opposition

After careful consideration of the shareholder proposal, and on the recommendation of the Nominating Committee, the Board has concluded that it is in the best interests of the Corporation and its stockholders to maintain the Corporation’s current classified board structure.

Under the Corporation’s Restated Articles of Incorporation and Bylaws, the Board is divided into three classes, with directors elected to staggered three-year terms. Approximately one-third of the Corporation’s directors stand for election each year and the entire Board can be replaced in the course of three annual meetings. We believe the Corporation’s classified board structure strengthens the independence of our non-employee directors and enhances the Board’s ability to develop and execute long-term strategic planning by providing stability, continuity and experience. This structure has been in place since 1981 and has served the Corporation effectively.

Recent Study Urges Caution for Proponents of Declassification.

In contrast to the comments cited by the Proponent, the authors of a recent study entitled “Board Classification and Managerial Entrenchment: Evidence from the Market for Corporate Control” (Journal of Financial Economics, March 2008) caution that moves to declassify corporate boards may be premature: “[W]e suggest a more circumspect policy approach be adopted by some governance practitioners and academics whose recent calls for the abolition of this common governance provision seem unwarranted and potentially damaging for shareholders.”

Independence

The Board believes that the longer assured term of office provided by three-year terms, rather than one-year terms, increases the independence of our non-employee directors. With one-year terms, directors are less insulated from management or other groups who may have an agenda that is not aligned with the long-term interests of all stockholders. Independence may also be enhanced when directors are not concerned about being re-nominated by the Corporation’s other directors every year. The classified current board structure permits our directors to act independently and to focus on the long-term interests of the Corporation and its stockholders.

Stability, Continuity and Experience

The Corporation’s classified board provides stability, continuity, and ensures that a majority of the Corporation’s directors at any given time have prior experience as directors of the Corporation. Under the current system, after an election, at least two-thirds of the Board will typically have had at least one year of experience as a director of the Corporation. Board continuity enables directors to develop substantive knowledge about the Corporation, its business strategy, and its long-term strategic goals. Directors with three-year terms are able to build on past experience with the Corporation and their knowledge about its business and affairs and are well positioned to make long-term strategic decisions that are in the best interests of the Corporation and its stockholders.

Director Quality

A classified Board also assists the Corporation in attracting and retaining highly qualified directors who are willing to make a longer-term commitment to the Corporation. Directors who agree to serve three-year terms demonstrate a willingness to commit the time and resources necessary to understand the Corporation, its operations and its competitive environment. Given the current corporate governance climate, in which many qualified individuals are increasingly reluctant to serve on public boards, the Corporation could also be placed at a competitive disadvantage in recruiting qualified director candidates if their Board service could potentially be limited to a one-year period.

Accountability

The Board also believes that annual elections for each director are not necessary to promote accountability. All directors are required to uphold their fiduciary duties to Wesbanco and its stockholders, regardless of the length of their term of office. Accountability depends on the selection of responsible and experienced individuals, not on whether they serve terms of one year or three years.

The Board is committed to sound corporate governance practices that will benefit the Corporation’s stockholders and regularly re-examines these practices. The Board has implemented a variety of measures to further foster accountability, including adoption of corporate governance guidelines that focus on the independence and quality of directors, the effective functioning of the Board, and an annual evaluation of the Board and its committees.

Protection Against Unfair and Abusive Takeover Practices

A classified Board reduces the Corporation’s vulnerability to unfriendly or unsolicited takeover tactics that may not be in the best interests of the Corporation’s stockholders. A classified Board structure encourages potential acquirers to initiate arms-length negotiations with management and seasoned directors. Because only one-third of the Corporation’s directors are elected at any annual meeting of stockholders, at least two annual meetings would be required to replace a majority of the Board. This gives the directors the time and leverage necessary to evaluate the adequacy and fairness of any takeover proposal, consider alternative proposals, and to ultimately negotiate the best result for all stockholders. The classified board structure does not prevent or preclude unsolicited takeover attempts, but it empowers the incumbent Board to negotiate terms to maximize the value of the transaction to all the Corporation’s stockholders.

Declassification of the Board would eliminate these benefits and could make the Corporation a target for unsolicited hostile overtures from investor groups focusing on short-term financial gains. A mere attempt to obtain control, even if unsuccessful, can seriously disrupt the conduct of the business of a company and cause it to incur substantial expense.

In particular, in recent years, hedge funds and other activist investors increasingly have been using the threat of a proxy fight to pressure boards to put companies in play or to take other actions that produce short-term gains at the expense of strategies that would achieve meaningful long-term stockholder value. Classified board structures have been shown to be an effective means of protecting long-term stockholder interests against these types of abusive tactics.

Recommendation Only

This shareholder proposal is a request that the Board take the steps necessary to eliminate the classified board structure. Approval of this proposal by stockholders would not in itself effectuate the changes contemplated by the proposal. Further action by stockholders and the Board would be required to amend the Corporation’s Restated Articles of Incorporation and Bylaws. Such a change requires an affirmative vote of not less than 75% of the outstanding shares of the voting stock of the Corporation.

The Board of Directors recommends a vote AGAINST this proposal.

Proxy Solicitor

The Corporation has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee of $7,500, plus expenses. Proxies may also be solicited by employees of the Corporation. Proxies may be solicited by mail and by telephone call.

Other Matters to be Considered at the Meeting

Management has no knowledge of any matters, other than those referred to above, which will be presented for consideration and action at the meeting. As set forth in the Notice of the meeting, however, the stockholders will have the right to consider and act upon such other matters as properly may come before the meeting, and the enclosed form of proxy confers, upon the holders thereof, discretionary authority to vote with respect to such matters. Accordingly, if any such matters are presented, the holders of the proxies will vote the shares of stock represented thereby in accordance with their best judgment.

By Order of the Board of Directors.

JAMES C. GARDILL

Chairman of the Board

Wheeling, West Virginia

March 16, 2010

APPENDIX A

WESBANCO, INC.

INCENTIVE BONUS, OPTION AND RESTRICTED STOCK PLAN

as adopted February 13, 1998

and as amended and restated effective February 25, 2010

WESBANCO, INC.

INCENTIVE BONUS, OPTION AND RESTRICTED STOCK PLAN

INTRODUCTION

The purposes of the WesBanco, Inc. Incentive Bonus, Option and Restricted Stock Plan are to enhance shareholder value and to contribute to the growth of WesBanco, Inc., its subsidiaries and affiliates by:

1. directing the planning, implementation and supervisory efforts of Key Executives toward the achievement of strategic, financial and individual goals determined by the Board of Directors of the Company to be in the best interests of the Company and its shareholders over annual and multi-year planning cycles;

2. requiring Key Executives and Non-Employee Directors to position the Company, in light of changing business conditions and the Company’s business plans, to succeed over annual and multi-year business horizons;

3. placing a significant portion of the compensation of Key Executives at risk in the event Performance Goals are not met and, thereby, provide substantial incentive to achieve annual and longer term goals;

4. identifying the interests of Key Executives and Non-Employee Directors more closely with those of shareholders by denominating compensation at least in part in Shares of Common Stock and options to purchase Shares of Common Stock; and

5. providing the Company with a flexible compensation arrangement to use as a tool to attract and retain Key Executives and Non-Employee Directors of outstanding competence.

The Plan is designed to accomplish its purposes by providing financial rewards to Key Executives if, but only if, pre-established financial and/or personal goals, which may include completion of specified periods of employment, are achieved. Non-Employee Directors are eligible to receive grants of nonqualified options and will be reward if the trading price for the Common Stock increases after the date the nonqualified option is granted.

For Key Executives:

The Plan has four portions for Key Executives: an Annual Bonus Portion, a Long Term Bonus Portion, a Stock Option Portion and a Restricted Stock Portion. The Annual Bonus Portion offers Participants opportunities for Incentive Compensation generally denominated in cash, based on the degree of attainment of corporate and/or personal goals over one fiscal year. The Long Term Bonus Portion offers Participants opportunities for Incentive Compensation denominated, generally in cash and Shares of Common Stock, based on the degree of attainment of corporate and/or personal goals over more than one fiscal year. The Stock Option Portion permits the Compensation Committee to award options which will become vested, if at all, based on attainment of performance goals or the completion of a specified period of employment. The Restricted Stock Portion permits the Compensation Committee to award shares of Common Stock subject to restrictions that will lapse, if at all, upon the attainment of performance and/or personal goals or the completion of specified period of employment.

Participation in any portion of the Plan will be limited to those executive level employees of the Company (including in that term executive level employees of any subsidiary of the Company) who are in a position to directly influence the achievement of goals set by the Board. The Plan is not intended to be a broad based arrangement. Further, in recognition that certain executives may be in a position to have more influence over attainment of certain goals, the Plan does not require that all Performance Goals or Performance Levels be uniform for all Key Executives. In addition, in recognition that certain executives may be able to influence the outcome of certain goals set for a particular Fiscal Year but not for a period longer than a Fiscal Year, a Key Executive may be made eligible for an Annual Bonus but not for a Long Term Bonus and/or Stock Options or, in the alternative, for a Long Term Bonus, Stock Options or Restricted Stock but not an Annual Bonus. Inclusion in

one portion of the Plan or for any one year is no assurance of future eligibility by a particular Key Executive for any other portion or any other year or Incentive Cycle. Accordingly, opportunities to earn Incentive Compensation as well as the individual and collective goals to be met to realize Incentive Compensation, as Annual Bonus or Long Term Bonus or to vest Stock Options or Restricted Stock under the Plan, may vary from Key Executive to Key Executive.

The Annual Bonus Portion focuses on the business plan for the next Fiscal Year and sets goals to be achieved in that Fiscal Year. If the goals are met, Incentive Compensation for the Annual Bonus portion is paid primarily in cash. On the other hand, Long Term Bonus focuses on the business plan over several successive Fiscal Years. If goals are met over the measurement period, Long Term Bonus is paid in the form of a combination of stock and cash.

The number of years under consideration for a Long Term Bonus is referred to as an “Incentive Cycle”. It is intended that an Incentive Cycle will be formed each year for the number of years for which a reasonably thorough business plan can be prepared. At the adoption of the Plan, the appropriate number of years to be included in an Incentive Cycle is believed to be three but the Plan allows the Compensation Committee to elect, in its discretion exercised at the formation of each Incentive Cycle, to include more or fewer years in an Incentive Cycle.

For the Long Term Bonus Portion, Incentive Compensation is denominated as a “Unit”, that is, the basic unit of Incentive Compensation expressed in terms of dollars and whole or fractional Shares. Moreover, at the adoption of the Plan, it is believed that the appropriate composition of each Unit should be a combination of Shares and cash so that any income tax obligations of Key Executives in connection with the Plan may be settled without resort to sale of Shares.

Stock Options are granted at the discretion of the Compensation Committee, each with an exercise price equal to the then fair market value of a share of Common Stock. The Compensation Committee shall set a vesting schedule with vesting in years following the grant of the Stock Option based upon continuation of employment for that year or attainment in each such year of performance goals set for that year under the Annual Bonus Plan (or if no Annual Bonus Plan is in effect for that year, performance goals set specifically for the Stock Option Portion.)

Restricted Stock is granted at the discretion of the Compensation Committee. The Compensation Committee shall set as a vesting schedule attainment of performance goals and/or continuous employment over a period of years specified in the granting documents.

The Board of Directors, in consultation with management and in connection with the Company’s ongoing business planning processes, will direct which goals are to be achieved over the ensuing Fiscal Year for purposes of the Annual Bonus, Stock Option and Restricted Stock Portions and for the longer Incentive Cycle for purposes of the Long Term Bonus. The Compensation Committee will determine and set the following to be consistent with the Board’s directions:

(a) Performance Goals appropriate to the Board’s directions;

(b) the composition of Units used to denominate Incentive Compensation opportunities for the Long Term Bonus;

(c) Threshold, Target and Superior levels of achievement with respect to Performance Goals for the Annual and Long Term Bonus, respectively;

(d) Incentive Compensation, expressed in Units for Long term Bonus and dollars for Annual Bonus, which may be distributed to each Key Executive, in the event Threshold, Target or Superior Performance Levels are achieved; and

(e) whether Stock Options will be granted in that year and, if so, in what amount and to what Key Employees.

The Compensation Committee will then communicate with the Key Executive and cause the execution and delivery of such documents as may be required to implement the Plan for the Fiscal Year for Annual Bonus and Stock Option purposes and the Incentive Cycle for Long Term Bonus purposes.

At or after (but not more than seventy five days after) the end of a particular Fiscal Year and/or an Incentive Cycle, the Compensation Committee, after review of financial and other information appropriate to determining whether Performance Goals have been met for that Fiscal Year or Incentive Cycle, including, but not limited to, extraordinary items and/or special circumstances, and taking such other actions as the Compensation Committee shall deem appropriate, will:

(i) determine the level of actual achievement of Performance Goals, taking into account, to the extent the Committee deems appropriate in its sole judgment, extraordinary items and/or special circumstances which affected or may have affected the ability of one or more of the Key Executives to achieve one or more of the Performance Goals;

(ii) determine the Incentive Compensation, if any, to be distributed to each Key Executive participating in the Plan as Annual Bonus for a particular Fiscal Year or Long Term Bonus for that Incentive Cycle and the vesting, if any, with respect to any previously granted Stock Options; and

(iii) direct the commencement of installment distributions of Incentive Compensation which may have been earned under the Plan as Long Term Bonus with respect to that Incentive Cycle.

To accommodate the changing nature of the Company’s business and the adjustments to business objectives from year to year, as well as to provide continuous incentive to achieve those objectives and to offset the effects of business anomalies, the Long Term Bonus Portion is designed to form a new Incentive Cycle each year and to have that Incentive Cycle overlap with the Incentive Cycles for the preceding and subsequent years. Each Incentive Cycle, if formed, will be formed independently of any other Incentive Cycle and Incentive Compensation for any Incentive Cycle will be determined with respect to only that Incentive Cycle. In this regard, the rolling three year Incentive Cycles are intended as a complement to the Annual Bonus portion of this Plan.

Incentive Compensation for both the Annual Bonus and the Long Term Bonus will be determined by the Compensation Committee within seventy-five (75) days of the end of that Incentive Cycle. Incentive Compensation earned as Annual Bonus will be paid in a single sum as soon as practicable after its determination. Incentive Compensation earned with respect to a particular Incentive Cycle will be distributed in three (3) substantially equal annual installments. The payment of Incentive Compensation and of each installment is contingent upon a Key Employee’s being an employee of the Company on the date of distribution, except if the cessation of employment is related to death, disability or retirement of that Key Employee.

Stock Options, to the extent vested and exercisable, can be exercised in accordance with the terms and conditions set forth in the stock option agreement which evidences those Stock Options. Restricted Stock will become vested on the terms and conditions set forth by the Compensation Committee at the time of grant.

For Non-Employee Directors:

The Plan has two features for Non-Employee Directors. The Plan permits the Compensation Committee to grant Stock Options and/or shares of Restricted Stock to Non-Employee Directors. Grants of Stock Options to Non-Employee Directors may vest based on a period of continuous service on the Board. Restrictions on shares of Restricted Stock may lapse based on a period of Continuous Service on the Board.

Administrative Delegation:

In order to facilitate the administration of the Plan, the Plan contemplates that the Compensation Committee may delegate ministerial functions, such as preparation of documents and notices, withholding for required taxes and delivery of distributions authorized under the Plan, to such members of the management of the Company as the Compensation Committee shall deem appropriate.

The foregoing Introduction is included in this Plan document for descriptive purposes only and the Plan’s provisions which follow shall control over the Introduction. As used in the Introduction, initially capitalized terms shall have the meanings assigned thereto under the Plan.

ARTICLE I

DEFINITIONS

1.1 “Annual Bonus” shall mean the amount of Incentive Compensation which may be earned by a particular eligible Key Executive based on performance for a particular Fiscal Year.

1.2 “Cause” shall mean a Key Executive’s (i) conviction for a felony (or of a lesser included offense following indictment and entry of a guilty plea), (ii) continued failure, after thirty (30) days written notice from the Company, to render service to the Company as required under the terms and conditions of his or her employment or (iii) persistent negligence and dereliction of duty which shall include, but shall not be limited to, the Key Executive’s frequent failure to perform properly assigned tasks or violation of the Company’s drug and alcohol policies.

1.3 “Beneficiary” shall mean the person or persons a Key Executive has designated by filing an election with the Administrative Committee, substantially in the form of Schedule A attached hereto to receive his or her Incentive Compensation, to the extent payable, in the event of his or her death. If no Beneficiary has been designated, or if a Key Executive’s Beneficiary has predeceased the Key Executive, the Key Executive’s spouse or, if none, the Key Executive’s children per stirpes, or, if none, the Key Executive’s estate, shall be deemed to be the Key Executive’s Beneficiary.

1.4 “Board of Directors” or “Board” shall mean the Board of Directors of WesBanco, Inc.

1.5 “Common Stock” shall mean common stock, par value $2.0833 per share, of WesBanco, Inc.

1.6 “Company” shall mean WesBanco, Inc., a West Virginia corporation, its subsidiaries, and the affiliates, subsidiaries, successors and assigns of the Company.

1.7 “Compensation Committee” or “Committee” shall mean the Compensation Committee of the Board of Directors of WesBanco, Inc., provided, however, no member of the Compensation Committee who is or at any time during the then past year has been a Key Executive or is then under consideration to become a Key Executive shall be permitted to participate in the discussion of or vote on his or her participation in the Plan or any Incentive Compensation which he or she may receive hereunder or to assist in the administration of the Plan and to the extent necessary to supplement the foregoing, each member of the Compensation Committee eligible to participate in the administration of this Plan shall be a “disinterested person” within the meaning of Section 16b-3 of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, and provided, further, participation by such person, directly or indirectly, in the preparation or review of all or any portion of the Company’s business plan, analysis or forecast shall not be regarded as participating in a discussion or voting on Incentive Compensation under the Plan.

1.8 “Disability” shall mean the inability of a Key Employee due to mental or physical defect or disease to perform the services required of the Key Employee in the position he or she held prior to the manifestation of that defect or disease.

1.9 “Fair Market Value” shall mean, as of a relevant date, the reported closing price of a share of Common Stock on the business day immediately preceding that date.

1.10 “Fiscal Year” shall mean the twelve month period used by the Company for financial reporting purposes which, as of the date of adoption hereof, is the calendar year.

1.11 “Incentive Compensation” shall mean the distribution, if any, a Key Executive is or may become entitled to receive under the terms of this Plan as Long Term Bonus for a particular Incentive Cycle and/or Annual Bonus for a Fiscal Year.

1.12 “Incentive Cycle” shall mean the number of Fiscal Years over which an opportunity to earn Long Term Bonus will be measured. At the adoption of the Plan, the number of Fiscal Years deemed appropriate is three (3) but the Compensation Committee may include more or fewer years at the formation of a particular Incentive Cycle.

1.13 “Key Executives” shall mean those employees of the Company who, with respect to a particular Plan Year, are deemed to hold positions which may substantially influence the attainment of Performance Goals. Employees designated as Key Employees for the Annual Bonus and/or Long Term Bonus purposes, may or may not, in the discretion of the Committee be eligible to earn Incentive Compensation under the other portion of this Plan and may or may not be eligible to earn Incentive Compensation in future years under any portion of this Plan.

1.14 “Long Term Bonus” shall mean the amount of Incentive Compensation which may be earned by a particular eligible Key Employee for a particular Incentive Cycle.

1.15 “Non-Employee Director” shall mean a member of the Board who is not then and has not been for a period of one year prior to the relevant time an employee of the Company.

1.16 “Plan” shall mean this WesBanco, Inc. Key Executive Bonus, Stock Option and Restricted Stock Plan, as amended and in effect from time to time and as interpreted and/or administratively supplemented by the Compensation Committee under the terms of this Plan from time to time.

1.17 “Performance Goals” shall mean those goals, described in terms of financial results, operational achievements or individual objectives, or any combination thereof, to be achieved for Annual Bonus purposes, over a particular Fiscal Year or for Long Term Bonus purposes, over a particular Incentive Cycle, as may be set by the Compensation Committee to implement the Board’s directions for that Fiscal year or Incentive Cycle, respectively. For the Option Portion and Restricted Stock Portion, “Performance Goals” may include periods of continuous employment.

1.18 “Performance Levels” shall mean the relative level of achievement of Performance Goals. Performance Levels shall be set as Threshold for acceptable performance, Target for meeting expectations and Superior for exceeding expectations.

1.19 “Restricted Stock” shall mean shares of Common Stock awarded to a Participant subject to certain restrictions as determined by the Compensation Committee at the time of grant. A Participant receiving a grant of Restricted Stock shall not be a shareholder with respect to those shares of Restricted Stock unless or until the Restricted Stock vests in accordance with the terms of the grant, except that, if shares of Restricted Stock vest, the Participant may be paid an amount of cash equal to dividends that would have been paid on the shares of Restricted Stock during the restricted period.

1.20 “Retirement” shall mean the cessation of employment with the Company after fifteen (15) years of service.

1.21 “Shares” shall mean one or more (as indicated) shares of Common Stock.

1.22 “Stock Option” shall mean the right to purchase a share of Common Stock for the exercise price indicated on the date of grant of such Stock Option.

1.23 “Unit” shall mean the smallest unit of measurement of Incentive Compensation opportunities and may be comprised of an amount of cash, one or more Shares or a combination of cash and Shares.

ARTICLE II

ADMINISTRATION

2.1 Board of Directors. The Board of Directors shall have the authority and responsibility to determine from year to year whether (i) Annual Bonus opportunities shall be available to Key Executives for the ensuing Fiscal Year, (ii) whether Long Term Bonus opportunities will be available to Key Executives for an Incentive Cycle and (iii) whether Stock Options or Restricted Stock shall be awarded to Key Executives and/or Non-Employee Directors. If the Board determines it appropriate to form an Incentive Cycle for Long Term Bonus purposes and/or to make Annual Bonus opportunities available for the ensuing Fiscal Year, the Board shall direct the Compensation Committee’s attention to the results the Board believes important for the Company to achieve during that Incentive Cycle or Fiscal Year. With respect to results to be achieved, it is intended that the Board will give qualitative directions, generally providing priorities among the Company’s several operations.

2.2 Compensation Committee. The Compensation Committee shall have the authority and responsibility to:

(a) adopt, amend and rescind rules and regulations relating to the Plan and its operation and administration;

(b) interpret the Plan;

(c) execute and deliver documents deemed necessary to implement, operate or administer the Plan;

(d) set Performance Goals (Threshold, Target and Superior) for Key Executives with respect to a Fiscal Year and/or an Incentive Cycle;

(e) determine which executive employees of the Company will be Key Executives participating in the Plan for a particular Fiscal Year and/or Incentive Cycle and, if applicable, determine whether an employee hired during a Fiscal Year or Incentive Cycle will be a Key Executive for that Fiscal Year and/or Incentive Cycle;

(f) determine the opportunity to earn Incentive Compensation to be provided to individuals deemed Key Executives for that Fiscal Year and/or Incentive Cycle, as applicable;

(g) determine the compensation of Units for that Incentive Cycle;

(h) set the amount of Incentive Compensation, expressed in dollars for Annual Bonus and Units for Long Term Bonus, which may be earned by each Key Executive for any Fiscal Year and/or Incentive Cycle at the respective Performance Levels;

(i) determine whether Performance Levels have been met or exceeded for any Fiscal Year and/or Incentive Cycle on or before the seventy-fifth (75th) day after the last day of the last year of a particular Fiscal Year and/or Incentive Cycle and direct the commencement of installments of Long Term Bonus and the opportunity to Key Employees for further deferral of distributions;

(j) determine the number, terms and conditions of Stock Options or Restricted Stock to be granted to Non-Employee Directors and the identity of Key Executives to receive grants of Stock Options and Restricted Stock and the number, term, Performance Goals and other terms and conditions applicable to those Stock Options or shares of Restricted Stock;

(k) consult with such accountants, attorneys, advisors or experts (in each case, who may also provide services to the Company) as the Committee shall deem appropriate;

(l) take into account, to the extent the Committee deems appropriate in its sole judgment, extraordinary items and/or special circumstances which affected or may have affected the ability of one or more Key Executives to achieve Performance Goals with respect to any portion of the Plan and, to the extent deemed appropriate by the Committee, modify or waive any Performance Goal(s) or any term or condition of any previously made award;

(m) delegate such ministerial functions relating to the Plan to such persons as the Compensation Committee may deem appropriate from time to time; and

(n) take such other actions as the Committee shall determine necessary or appropriate to implement, operate or administer the Plan, including, but not limited to, taking into account special circumstances and determining whether to exercise the discretionary authority conferred on the Compensation Committee under this or other sections of the Plan.

The Compensation Committee shall have all discretion and authority necessary to perform each or any of the forgoing. Any determination made by the Compensation Committee shall be final and binding upon the Company and each and all employees, whether or not then participating in the Plan.

2.3 Company Employees. Employees of the Company shall perform such ministerial functions as may be delegated to them by the Committee from time to time. No employee of the Company may exercise any judgment or discretion relating to the Plan, its implementation, operation or administration. For purposes of this Plan, in the event an employee’s duties as an employee of the Company include, directly or indirectly, preparation or assistance in the preparation of all or any portion of a business plan, analysis, forecast or result which may be reviewed or used by the Board or the Committee in connection with the Plan shall not be deemed to have exercised discretion with respect to the Plan.

ARTICLE III

OPERATION OF THE PLAN FOR KEY EXECUTIVES

3.1 Commencement of Annual Bonus and/or Long Term Bonus Opportunities. The Board of Directors shall inform the Compensation Committee whether Annual Bonus opportunities will be made available for a particular Fiscal Year and/or whether Long Term Bonus opportunities will be made available for an Incentive Cycle which will include that Fiscal Year. If Annual Bonus and/or Long Term Bonus opportunities are to be made available, the Board shall also inform the Compensation Committee of the results the Board believes important to be achieved during that Fiscal Year and/or Incentive Cycle.

3.2 Implementation of Annual and/or Long Term Bonus Opportunities. In the event it is informed that Annual Bonus or Long Term Bonus opportunities will be made available, the Compensation Committee shall promptly:

(a) determine the number of Fiscal Years to be included in the Incentive Cycle;

(b) determine the Performance Goals for Annual and Long Term Bonus purposes;

(c) determine which executive employees will be Key Executives eligible to participate in the Plan for the Fiscal Year for Annual Bonus and for the Incentive Cycle for Long Term Bonus Purposes;

(d) determine the composition of Units to denominate Incentive Compensation for Long Term Bonus purposes for that Incentive Cycle;

(e) establish Threshold, Target and Superior Performance Levels with respect to the Performance Goals for each Key Executive, expressed in dollars for Annual Bonus and Units for Long Term Bonus; and

(f) determine the amount of Incentive Compensation opportunities for the respective Key Executives for Annual Bonus and Long Term Bonus purposes at the respective levels of achievement; and

(g) communicate the foregoing to each Key Executive and prepare, execute and deliver, on behalf of and binding, upon the Company, such documents evidencing the foregoing as the Committee shall determine appropriate.

3.3 Measurement of Performance. No later than seventy-five (75) days after the last day of the Fiscal Year measured for Annual Bonus purposes and of the last day of the last Fiscal Year in any Incentive Cycle, the Committee shall review such financial, performance or other information relating to the Company and the Performance Goals, including, but not limited to, extraordinary items and/or special circumstances, and shall determine whether the Performance Goals for that Fiscal Year and/or Incentive Cycle have been achieved and, if so, the Performance Level of achievement, respectively. From the Performance Level actually achieved, the Committee shall determine the amount in cash for Annual Bonus and/or the number of Units of Incentive Compensation, if any, distributable to any Key Executive. Except as provided in Section 6.3 of this Plan, no Incentive Compensation shall be distributed unless the Committee determines that no less than Threshold has been reached. In the event the level of achievement exceeds Threshold but is not exactly equal to Threshold, Target or Superior, the Committee shall interpolate between the amount or number of Units assigned to each such Performance Level for each Key Executive to determine the number of Units of Incentive Compensation distributable.

3.4 Distribution of Incentive Compensation.

(a) Annual Bonus. The amount of cash earned as Annual Bonus shall be paid in a single payment, net of applicable withholding for taxes, as soon as practicable after the amount is determined, provided, however, no Incentive Compensation as Annual Bonus shall be payable to a Key Employee who ceases to be an employee of the Company for any reason other than death or retirement prior to the distribution date.

(b) Long Term Bonus. The amount of Incentive Compensation earned in any Incentive Cycle shall be distributed in three (3) substantially equal installments. The first installment shall be distributed within five (5) working days of the determination of performance under Section 3.3. The second installment with respect to an Incentive Cycle shall be distributable on the first business day of the calendar year next following the calendar year in which the first installment was paid and the third installment with respect to an Incentive Cycle shall be distributable on the anniversary of the second installment. The distribution of each installment of Incentive Compensation is contingent (in addition to the conditions set forth in Section 3.6) upon the employment with the Company of the Key Employee to whom such installment is due on the date the installment is distributable, provided, however, if a Key Employee ceases employment with the Company for reasons of his death, disability or Retirement, the condition of continued employment shall not apply. In the event a Key Employee otherwise due an installment of Incentive Compensation is not an employee of the Company on the date such installment is distributable under this Section 3.4, that and any subsequently distributable installments shall be forfeited by that Key Employee and shall not be distributed to him or her at any time.

3.5 Additional Conditions to the Distribution of Incentive Compensation.

(a) In Default. No Incentive Compensation shall be payable to any Key Executive with respect to a Fiscal Year or an Incentive Cycle if, as of the date distribution thereof is due under this Plan, the Company is in default under any instrument, indenture or agreement to which the Company is a party and by which the Company is bound.

(b) Not an Employee. Except as provided in Article V, no Incentive Compensation shall be distributed to any Key Executive with respect to a Fiscal Year or an Incentive Cycle unless such Key Executive is an employee of the Company on the last business day of the last Fiscal Year in that Incentive Cycle.

3.6 Withholding for Taxes from Incentive Compensation. From each installment of Incentive Compensation, the Company shall withhold the amount required (as determined by the Company in good faith) to be withheld for applicable taxes and shall promptly remit the withheld amount to the appropriate taxing bodies. In the event that an installment will be paid in part in cash and in part in Shares of Common Stock, withholding shall be taken from the cash portion first. Withholding from the stock portion shall be accomplished in a manner not inconsistent with applicable securities laws as determined by the Company.

3.7 Terms and Conditions of Stock Options. The Compensation Committee shall have authority and responsibility and all necessary discretion for granting Stock Options under this Plan and setting the terms and conditions of each grant to the extent not inconsistent with the terms of this Plan. Each grant and the terms and conditions of a grant of a Stock Option shall be evidenced by an option agreement between the Company and the person to whom such Stock Option has been granted. The Compensation Committee shall have the power and authority, which need not be exercised uniformly among all grants, to set the terms and conditions of each grant of Stock Options except that the following terms and conditions shall apply to all Stock Options granted hereunder:

a. Non-qualified Options. All Stock Options granted under the Plan shall be non-qualified options, that is, Stock Options shall not be eligible for the tax treatment described in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

b. Exercise Price. Each Stock Option shall have a per Share exercise price equal to Fair Market Value as of the date the Stock Option is granted.

c. Term of Options. Each Stock Option shall have a term not to exceed ten (10) years from the date of grant.

d. Vesting Schedule. No Stock Option shall be immediately vested when granted. Each Stock Option shall be subject to a vesting schedule which vests such Stock Option over one or more Fiscal Years based on attainment of Performance Goals during such Fiscal Years. The vesting schedule may take into account exceptional performance in one or more years in determining vesting in other years. The number of Fiscal Years in a particular vesting schedule and the applicable Performance Goals shall be determined by the Compensation Committee.

e. No Exercise After Termination of Employment. Except as provided in Article VI, no Stock Option shall vest or be exercisable after a Key Employee ceases to be an employee of the Company.

3.8 Exercise of Stock Options. To the extent then vested, Stock Options may be exercised in whole or in part at any time or from time to time prior to the expiration date of such Stock Option. The Stock Option shall be exercised by delivery to the Company of a written notice of exercise setting forth the number of Stock Options to be exercised and indicating which one or combination of the following methods shall be used to pay the aggregate exercise price:

a. cash;

b. shares of Common Stock held by the Key Executive for more than six months prior to the relevant date; and/or

c. “cashless” exercise or interim broker loan. In the event a cashless exercise or interim broker loan arrangement is intended, the arrangements made shall be to the satisfaction of the Compensation Committee in its sole and complete discretion.

Notwithstanding the notice of exercise and delivery of the exercise price, no certificates representing Shares of Common Stock shall be delivered to a Key Executive unless or until all applicable federal, state and local tax withholding and payroll taxes have been paid or appropriate arrangements satisfactory to the Committee made for payment or withholding. Any such withholding and payroll tax withholding obligations may be settled in cash paid by the Key Executive, reduction in the number of Shares of Common Stock issuable with respect to such exercise or a combination of the foregoing or any other reasonable means approved by the Compensation Committee.

3.9 Terms and Conditions of Restricted Stock. The Compensation Committee shall have authority and responsibility and all necessary discretion for granting shares of Restricted Stock under this Plan and setting the terms and conditions of each grant to the extent not inconsistent with the terms of this Plan. Each grant and the terms and conditions of that grant shall be evidenced by a restricted stock agreement between the Company and the person to whom such grant of Restricted Stock has been granted. The Compensation Committee shall have the power and authority, which need not be exercised uniformly among all grants, to set the terms and conditions of each grant of shares of Restricted Stock.

ARTICLE IV

OPERATION OF PLAN FOR NON-EMPLOYEE DIRECTORS

From time to time the Board may determine whether Stock Options or Restricted Stock shall be granted to Non-Employee Directors. If the Board determines that Stock Options or Restricted Stock shall be awarded to Non-Employee Directors, subject to the following limitations, the Compensation Committee shall determine the identity of the grantees, the number of Stock Options or shares of Restricted Stock to be awarded to each grantee and the terms and conditions of the grant:

1. All Stock Options granted to Non-Employee Directors shall be nonqualified options (as described in Section 3.7(a) above) and the exercise price shall be no less than the Fair Market Value on the date of grant.

2. Vesting schedules for Stock Options and restrictions applicable to shares of Restricted Stock shall be time-based only.

3. No Stock Option shall be exercisable after the tenth anniversary of the date of grant of that Stock Option.

4. In lieu of Section 6.1 and 6.2, if an optionee ceases to be a member of the Board for any reason other than death, disability or retirement with the consent of the majority of then members of the Board, his or her Stock Options shall cease to vest and shall cease to be exercisable four months after the date the optionee ceases to be a member of the Board. If an optionee ceases to be a member of the Board for reasons of death, disability or retirement with the consent of a majority of the members of the Board, his or her Stock Options shall cease to vest but any then vested Stock Options shall remain exercisable in accordance with the terms applicable on the date of grant.

5. The Change in Control provisions of Section 6.3 shall apply to all grants to Non-Employee Directors.

6. Each grant of Stock Options or Restricted stock shall be evidenced by an award agreement setting forth the terms and conditions of the award and which shall incorporate this Plan as it may be amended from time to time.

7. For Non-Employee Directors, the Company shall not withhold for income or payroll taxes on any exercised Stock Option or Shares delivered on the lapse of restrictions on shares of Restricted Stock.

ARTICLE V

Amendment or Termination of the Plan

The Board of Directors may, in its sole and complete discretion, terminate this Plan at any time or amend this Plan from time to time. No amendment shall adversely affect the rights of Key Employees or Non-Employee Directors hereunder with respect to then open Fiscal Years or Incentive Cycles or then outstanding Stock Options or Restricted Stock. Without the written consent of all Key Executives who had been provided an opportunity to earn Incentive Compensation during an open Fiscal Year or Incentive Cycle and/or all Key Executive and Non-Employee Directors who had been granted a Stock Option or Restricted Stock, no amendment or termination shall affect the rights of the Non-Employee Directors to exercise Stock Options or receive shares of Common Stock not subject to restrictions in accordance with the terms of the Stock Options or Restricted Stock or of those Key Executives to earn Incentive Compensation during open Fiscal Years or Incentive Cycles or to exercise Stock Options in accordance with their terms and each such opportunity shall be in full force and effect as if such amendment or termination had not taken place.

ARTICLE VI

SPECIAL CIRCUMSTANCES

6.1 Retirement or Disability. In the event of a Key Executive’s Retirement or Disability:

a. Each installment of Incentive Compensation earned for Incentive Cycles completed prior to the relevant event shall be paid to the Key Employee on the date such amounts would be distributable without regard to the Key Employee’s Retirement or Disability and no installment shall be forfeited;

b. the Compensation Committee may, in its discretion, permit the Key Executive to receive a pro rata portion of the cash as Annual Bonus or Units as Long Term Bonus or shares of Restricted Stock which otherwise would have been distributable to such Key Executive with respect to an open Fiscal Year or Incentive Cycle if the Performance Level actually achieved as of the date of his or her termination of employment had continued for the remainder of the Incentive Cycle; and

c. the Compensation Committee may, in its discretion, permit the exercise of any then outstanding Stock Option, to the extent then vested, for a period not to exceed two (2) years after such Retirement or Disability.

6.2 Death. In the event a Key Executive dies:

a. Each installment of Incentive Compensation earned for a Fiscal Year or Incentive Cycles completed prior to the Key Employee’s death shall be paid to his or her Beneficiary within one hundred twenty (120) days following the date of the Key Employee’s death;

b. the Compensation Committee may, in its discretion, permit the Key Executive’s Beneficiary to receive a pro rata portion of the cash as Annual Bonus and/or Units as Long Term Bonus and/or shares of Restricted Stock which otherwise would have been distributable to the Key Executive with respect to those open Fiscal Year and Incentive Cycles if the Performance Level actually achieved as of the date of his or her death had continued for the remainder of the Fiscal Year and/or Incentive Cycles; and

c. the Compensation Committee may, in its discretion, permit the exercise of any then outstanding Stock Option, to the extent then vested, for a period not to exceed one (1) year after such death.

6.3 Change in Control. In the event that (i) any person or group acting in concert acquires, other than from the Company, 20% or more of the outstanding voting securities of the Company, (ii) more than one third of the individuals comprising the Board at the beginning of an Incentive Cycle cease to be members of the Board of Directors during the Incentive Cycle (except a member who is replaced by a person nominated by the then Board shall not be considered under this subsection), (iii) the Company sells all or substantially all of its assets or (iv) such other event occurs which would constitute a change in control under rules promulgated by the Securities Exchange Commission, provided, however, notwithstanding the foregoing, no Change of Control shall be deemed to have occurred unless the events giving rise to the Change in Control would also constitute a change in control for the purposes of Section 409A of the Code and the regulations promulgated thereunder:

a. all Fiscal Year and/or Incentive Cycles then formed shall be deemed completed and the Performance Goals for each such period shall be deemed to be met at the greater of (i) Target or (ii) the level of achievement which would have been attained if actual performance to such time continued until the end of each such period;

b. all Stock Options shall be deemed vested and completely exercisable and all Performance Goals for each such Fiscal Year and/or Incentive Cycle shall be deemed met at the Superior Performance Level;

c. all unpaid installments of Incentive Compensation earned in prior years shall be vested and distributable and, in the case of deferred installments, as if the deferral period elected by the Key Employee had been completed; and

d. all Incentive Compensation of each Key Executive shall be distributed within ten (10) days of the happening of that event unless prior to the happening of the event giving rise to a change in control, such Incentive Compensation shall have been distributed.

6.4 Cause. In the event the Compensation Committee determines that a Key Executive has committed an act constituting Cause, the Compensation Committee may, in its discretion, declare that the Key Executive has forfeited the right to receive any installment of any Incentive Compensation under this Plan for the Incentive Cycle, without regard to whether or not the Key Executive’s employment has been terminated. Each agreement evidencing a Stock Option shall provide that such Stock Option, whether or not then vested, shall be void and no longer exercisable upon the occurrence of a termination for cause.

ARTICLE VII

MISCELLANEOUS

7.1 Non-Assignability. No right to Incentive Compensation which is or may be earned under this Plan shall be assignable or transferable by the Key Executive. During the life of the Key Executive, any distribution of Incentive Compensation made with respect to a Key Executive shall be made only to such Key Executive. Stock Options may be transferred by a Non-Employee Director if such transfer is permitted under the applicable option agreement.

7.2 Withholding Taxes. The Company shall have the right to withhold from any distribution to be made to a Key Executive under the terms of the Plan or with respect to an exercise of Stock Options an amount sufficient to satisfy the Company’s obligations under any federal, state and local withholding tax requirements applicable to such distribution.

7.3 No Right to Employment. Nothing in this Plan or any agreement entered into pursuant to it shall confer upon any Key Executive the right to continue in the employment of the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate the employment of such Key Executive.

7.4 Non-Uniform Determinations. Since it is the intent of this Plan to reward extraordinary performance by the Key Executives, any determinations made by the Compensation Committee under this Plan (including without limitation determinations of Key Executives, Performance Goals, Units, Performance Levels and any other determination within the discretion of the Compensation Committee) need not be uniform and may be made by the Compensation Committee selectively among persons who receive, or are eligible to receive, Incentive Compensation under this Plan, whether or not such persons are similarly situated.

7.5 No Continuing Right to Participate. A Key Executive shall not have any right to receive Incentive Compensation for an Incentive Cycle merely because he or she was granted an opportunity to earn Incentive Compensation for a prior Incentive Cycle. The right to participate in the Plan shall be subject to a new determination by the Compensation Committee each Incentive Cycle, and participation in the Plan during any one Incentive Cycle shall not confer any rights with respect to any subsequent Incentive Cycle.

7.6 Unfunded Plan. The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company for distribution of any Incentive Compensation hereunder. No Key Executive, Non-Employee Director or other person shall have any interest in any particular assets of the Company by reason of participation in this Plan. Key Executives (or their Beneficiaries, if applicable) shall have only the rights of a general unsecured creditor of the Company with respect to the Incentive Compensation payable under the Plan.

7.7 Effect on Other Compensation Plans. Any amounts distributed to a Key Executive as an Incentive Compensation under this Plan shall be included, subject to limitations imposed under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, in the Key Executive’s compensation for purposes of determining his or her benefits under any retirement plan or other employee benefit plan of the Company.

7.8 Merger, Consolidation or Acquisition. The Plan shall be binding upon the Company, its assigns, and any successor Company which shall succeed to substantially all of its assets and business through merger, acquisition or consolidation, and each Key Executive and each Non-Employee Director and his or her Beneficiary, assigns, heirs, executors and administrators.

7.9 Applicable Law. This Plan shall be governed by the laws of the State of West Virginia, without regard to its principles of conflicts of laws and to the extent not pre-empted by federal laws. Any provision of this Plan prohibited by the law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

7.10 Captions. The captions of Articles and Sections of this Plan are for the convenience of reference only and shall not control or affect the meaning or construction of any of its provisions.

7.11 Shares of Common Stock Reserved for Issuance under the Plan. The number of shares of Common Stock reserved for issuance under the Plan shall be 1,800,000, no more than 300,000 of which shall be grants of Restricted Stock, and such numbers shall be adjusted as necessary or appropriate as determined by the Compensation Committee in the event of a substantial corporate event which affects the number of shares of Common Stock then outstanding.

7.12 Compliance with Securities Laws. The Compensation Committee may hold certificates in connection with any distribution, attach legends to certificates, require representations for Key Executives and Non-Employee Directors (or Beneficiaries, if appropriate) and take such other actions (including, but not limited to, forming a subcommittee of the Compensation Committee comprised only of disinterested persons, as described above, to act in connection with the Plan) as the Committee deems necessary or advisable to ensure or enhance compliance by the Plan, the Company and all Key Executives with applicable federal and state securities laws.

TO RECORD THE adoption of this WesBanco, Inc. Key Executive Incentive Bonus, Option & Restricted Stock Plan, as amended and restated, by the Board of Directors at a meeting duly called and held with a quorum present throughout, the Company has caused the execution hereof by its duly authorized officer on behalf of itself and each of its subsidiaries on the date indicated.

Attest:	WESBANCO, INC.

/s/ Linda M. Woodfin Assistant Secretary	By:	/s/ Paul M. Limbert
Paul M. Limbert

	Title:	Chief Executive Officer

	Date:	February 25, 2010

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		000004	000000000.000000 ext 000000000.000000 ext
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6			000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext
Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 21, 2010.

Vote by Internet • Log on to the Internet and go to www.investorvote.com/WSBC • Follow the steps outlined on the secured website.

Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposal — The Board of Directors recommends a vote FOR Proposal 1.

1.	For the election to the Board of Directors, except as otherwise specified below, of the following nominees, or any one or more of them for a term of three (3) years expiring at the annual stockholders’ meeting in 2013:									+

		For	Withhold		For	Withhold		For	Withhold

	01 - Christopher V. Criss	☐	☐	02 - Robert M. D’Alessandri, M.D.	☐	☐	03 - James C. Gardill	☐	☐

	04 - Vaughn L. Kiger	☐	☐	05 - Henry L. Schulhoff	☐	☐	06 - Neil S. Strawser	☐	☐
B	Proposal — The Board of Directors recommends a vote FOR Proposal 2.

		For	Against	Abstain

2.	To consider and vote upon the proposal to amend the Wesbanco, Inc. Incentive Bonus, Option and Restricted Stock Plan and to increase the authorized shares for issuance under the Plan.	☐	☐	☐	4.	In accordance with the judgment of the said attorneys and proxies upon such other matters as may be presented for consideration and action.
C	Proposal — The Board of Directors recommends a vote AGAINST Proposal 3.

		For	Against	Abstain

3.	To consider and vote upon the shareholder proposal described in the enclosed Proxy Statement.	☐	☐	☐
D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name(s) appears hereon. When signing as Attorney, Executor, Administrator, Trustee, Guardian, etc., give full title as such. If you are signing for someone else, you must send documentation with this Proxy, certifying your authority to sign. If stock is jointly owned, each joint owner should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

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▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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Proxy — WESBANCO, INC.

ANNUAL MEETING OF STOCKHOLDERS — APRIL 21, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.

The undersigned hereby constitutes and appoints Roland L. Hobbs, R. Peterson Chalfant and John A. Welty, or any one of them, attorneys and proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of the Stockholders of Wesbanco, Inc., to be held at Glessner Auditorium, Wilson Lodge, Oglebay Resort and Conference Center, Wheeling, West Virginia, 26003 on Wednesday, April 21, 2010, at 12:00 Noon E.D.T. and at any adjournment or adjournments thereof, with full powers then possessed by the undersigned, and to vote, at that meeting, or any adjournment or adjournments thereof, all shares of stock which the undersigned would be entitled to vote if personally present, as specified on the reverse side.

E	Non-Voting Items

Change of Address — Please print new address below.

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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - E ON BOTH SIDES OF THIS CARD.